Exhibit 10.1

Execution Version

AMENDMENT NO. 1 TO CREDIT AGREEMENT

This AMENDMENT NO. 1 TO CREDIT AGREEMENT (this “Amendment”) is entered into as of October 18, 2024 , by and among BREAD FINANCIAL HOLDINGS, INC., a Delaware corporation, as the borrower (the “Borrower”), each of the Guarantors party hereto, JPMORGAN CHASE BANK, N.A., as the administrative agent (the “Administrative Agent”), and each of the Banks party hereto, and amends that certain Credit Agreement, dated as of June 7, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”; the Existing Credit Agreement as amended by this Amendment, the “Credit Agreement”), among the Borrower, the Guarantors party thereto from time to time, the Banks party thereto from time to time and the Administrative Agent. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

RECITALS

A.         WHEREAS, pursuant to Section 10.05 of the Existing Credit Agreement, the Borrower has requested that the Existing Credit Agreement be amended to, among other things, extend the Maturity Date (as defined in the Existing Credit Agreement) to four (4) years after the Amendment No. 1 Effective Date and to make certain other amendments to the Existing Credit Agreement as set forth in Section 2 hereof;

B.          WHEREAS, each Bank under the Existing Credit Agreement immediately prior to the Amendment No. 1 Effective Date (collectively, the “Existing Banks”) that executes a counterpart signature page hereto (each such person, an “Amendment No. 1 Extending Bank”) and each other person set forth on Exhibit A hereto that executes a counterpart signature hereto (each such other person, an “Additional Amendment No. 1 Bank” and together with the Amendment No. 1 Extending Banks, collectively, the “Amendment No. 1 Banks”) hereby agrees to the amendments to the Existing Credit Agreement set forth in Section 2 hereof and to provide Revolving Credit Commitments under the Credit Agreement in the amount set forth opposite its name on Exhibit A hereto, in each case, on the terms and conditions set forth herein and in the Credit Agreement;

C.         WHEREAS, JPMORGAN CHASE BANK, N.A., BMO BANK, N.A., CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH, KEYBANC CAPITAL MARKETS INC., ROYAL BANK OF CANADA, THE BANK OF NOVA SCOTIA, TRUIST SECURITIES, INC., WELLS FARGO SECURITIES, LLC, FIFTH THIRD BANK, NATIONAL ASSOCIATION and U.S. BANK NATIONAL ASSOCIATION will act as joint lead arrangers and joint bookrunners for this Amendment (in such capacities, the “Amendment No. 1 Arrangers”);

NOW, THEREFORE, in consideration of the foregoing, the terms, covenants and conditions contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.       Amendment No. 1 Effective Date Transactions.

(a)          On the Amendment No. 1 Effective Date, each Additional Amendment No. 1 Bank shall be a “Bank” for all purposes under the Credit Agreement and the other Credit Documents and perform all the obligations of, and have all the rights of, a Bank thereunder.  By executing and delivering this Amendment, each Additional Amendment No. 1 Bank hereunder shall be deemed to confirm and agree as follows: (i) it has received a copy of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment and the Credit Agreement; (ii) it has independently and without reliance upon the Administrative Agent, or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) it appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Administrative Agent, by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) it agrees that it will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank thereunder.

(b)          On the Amendment No. 1 Effective Date, (i) each Existing Bank immediately prior to giving effect to the Amendment No. 1 Effective Date will automatically and without further act be deemed to have assigned to each Amendment No. 1 Bank, and each Amendment No. 1 Bank will automatically and without further act be deemed to have assumed a portion of such Existing Bank’s participations under the Credit Agreement in outstanding Letters of Credit, as applicable, such that, after giving effect to each deemed assignment and assumption of participations, all of the Amendment No. 1 Banks’ participations under the Credit Agreement in Letters of Credit shall be held on a pro rata basis on the basis of their respective Revolving Credit Commitments, and (ii) if any Revolving Loans are outstanding on such date, each Existing Bank will automatically and without further act be deemed to have assigned Revolving Loans to each Amendment No. 1 Bank, and each Amendment No. 1 Bank will automatically and without further act be deemed to have purchased such Revolving Loans, in each case to the extent necessary so that all of the Amendment No. 1 Banks participate in each outstanding Borrowing of Revolving Loans pro rata on the basis of their respective Revolving Credit Commitments; provided that it is understood and agreed that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in the Credit Agreement shall not apply to the transactions effected pursuant to this clause (b).

(c)          On the Amendment No. 1 Effective Date, the Borrower shall pay to the Administrative Agent, for the ratable distribution to the Existing Banks, all of the accrued and unpaid interest and fees in respect of the Revolving Credit Commitments under the Existing Credit Agreement through but not including the Amendment No. 1 Effective Date.

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SECTION 2.       Amendment to the Existing Credit Agreement.  Subject to the satisfaction (or waiver) of the conditions set forth in Section 3 hereof, each of the parties hereto agrees that (i) the Existing Credit Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the document attached as Exhibit B hereto and (ii) Schedule I and Schedule 4.5 to the Credit Agreement shall be amended and restated and replaced in its entirety, and a new Schedule 5.14 shall be included, with Exhibit A attached hereto.

SECTION 3.      Conditions to Effectiveness. This Amendment shall become effective as of the date on which each condition set forth below is satisfied (such date, the “Amendment No. 1 Effective Date”):

(a)          the Administrative Agent shall have received this Amendment, duly executed by the Borrower, each of the Guarantors and each of the Amendment No. 1 Banks;

(b)          the Administrative Agent shall have received an opinion of counsel for the Credit Parties in a form reasonably acceptable to the Administrative Agent and covering such matters relating to the Amendment Transactions contemplated hereby as the Administrative Agent may reasonably request;

(c)           the Administrative Agent shall have received all documents the Administrative Agent may reasonably request relating to the corporate authority and incumbency of each Credit Party which is a party hereto or any other Credit Document and the validity of this Amendment and each other Credit Document, all in form and substance reasonably satisfactory to the Administrative Agent;

(d)          the Borrower and each other Credit Party shall have provided to the Administrative Agent and each requesting Bank (in each case, at least 2 Business Days prior to the Amendment No. 1 Effective Date, to the extent reasonably requested in writing to the Borrower at least 5 Business Days prior to the Amendment No. 1 Effective Date) (i) the documentation and other information requested by the Administrative Agent or any requesting Bank in order to comply with requirements of any AML Laws and any applicable “know your customer” rules and regulations and (ii) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification;

(e)          all representations and warranties contained in Section 4 hereof shall be true and correct in all respects; and

(f)          the Borrower shall have paid (or caused to be paid), to the extent invoiced at least three (3) Business Days prior to the Amendment No. 1 Effective Date, all costs and expenses of the Administrative Agent (including, without limitation, legal fees and expenses) relating to this Amendment and all other fees that have been agreed in writing to be paid on the Amendment No. 1 Effective Date.

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SECTION 4.          Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Amendment No. 1 Banks as of the date hereof as follows:

(a)          the representations and warranties of each Credit Party set forth in Article 4 of the Existing Credit Agreement and in each of the Credit Documents are true and correct as of such date in all material respects on and as of the date hereof with the same effect as though made on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; provided that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects on the date of such extension or on such earlier date, as the case may be; and

(b)          at the time of and immediately after the effectiveness of this Amendment, no Default or Event of Default shall have occurred or be continuing.

SECTION 5.    No Modification. Except as expressly set forth herein, nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Existing Credit Agreement or any other Credit Document or constitute a course of conduct or dealing among the parties.  The Administrative Agent and the Amendment No. 1 Banks reserve all rights, privileges and remedies under the Credit Documents. Except as expressly amended hereby, the Existing Credit Agreement and the other Credit Documents remain unmodified and in full force and effect. The parties hereto agree to be bound by the terms and conditions of the Existing Credit Agreement and the other Credit Documents as modified by this Amendment, as though such terms and conditions were set forth herein. On and after the date hereof, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Existing Credit Agreement as modified hereby, and each reference in any other Credit Document (including any notice, request, certificate or other document executed concurrently with or after the execution and delivery of this Amendment) to the Credit Agreement shall be deemed to be a reference to the Existing Credit Agreement as modified hereby. This Amendment shall constitute a Credit Document.

SECTION 6.     Counterparts; Electronic Signatures. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile or other electronic transmission of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment. The Administrative Agent may also require that any such documents and signatures delivered by facsimile or other electronic transmission be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by facsimile or other electronic transmission. The words “execution”, “execute”, “signed”, “signature”, and words of like import in or related to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-

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based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 7.     Governing Law; Waiver of Right to Trial by Jury. The provisions of Section 10.8 (Governing Law) and Section 10.10 (Waiver of Jury Trial) of the Credit Agreement are hereby incorporated by reference into this Amendment mutatis mutandis and shall apply hereto.

SECTION 8.      Integration. This Amendment comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. This Amendment was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

SECTION 9.      Headings. Section headings used herein are for convenience of reference only and shall not affect the interpretation of this Amendment.

SECTION 10.        Reaffirmation; Reference to and Effect on the Credit Documents.

(a)          The Credit Documents, and the obligations of the Borrower and the Guarantors under the Credit Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms.

(b)        The Borrower and each Guarantor party hereto (i) acknowledges and consents to all of the terms and conditions of this Amendment, (ii) affirms all of its obligations under the Credit Documents and (iii) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Credit Documents.  Each Guarantor party hereto hereby reaffirms its obligations under Article 9 of the Credit Agreement and agrees that its obligation to guarantee the Obligations is in full force and effect as of the date hereof.

(c)         The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Bank or the Administrative Agent under any of the Credit Documents, nor constitute a waiver of any provision of any of the Credit Documents.

(d)         In the event of any conflict between the terms of this Amendment and the terms of the Credit Agreement or the other Credit Documents, the terms hereof shall control.

[Signature pages to follow.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

BREAD FINANCIAL HOLDINGS, INC.,
as Borrower

By:	/s/ Perry S. Beberman
Name: Perry S. Beberman
Title: Executive Vice President and Chief Financial Officer

COMENITY SERVICING LLC,
as Guarantor

By:	/s/ Rob Corron
Name: Rob Corron
Title: Senior Vice President, Finance

BREAD FINANCIAL PAYMENTS, INC.,
as Guarantor

By:	/s/ Perry S. Beberman
Name: Perry S. Beberman
Title: Executive Vice President and Chief Financial Officer

[Signature Page to Amendment No. 1]

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent, Swing Lender, Letter of Credit Issuer and as an Amendment No. 1 Extending Bank

By :	/s/ Jennifer M. Dunneback
Name: Jennifer M. Dunneback
Title: Executive Director

[Signature Page to Amendment No. 1]

BMO Bank, N.A., as an Amendment No. 1 Extending Bank

By:	/s/ Chris Clark
Name: Chris Clark
Title: Managing Director & Authorized Signatory

[Signature Page to Amendment No. 1]

Canadian Imperial Bank of Commerce, New York Branch, as an Amendment No. 1 Extending Bank

By:	/s/ Edward Turowski
Name: Edward Turowski
Title: Managing Director

[Signature Page to Amendment No. 1]

KEYBANK NATIONAL ASSOCIATION,
as an Amendment No. 1 Extending Bank

By:	/s/ Jason A Nichols
Name: Jason A Nichols
Title: Senior Vice President

[Signature Page to Amendment No. 1]

ROYAL BANK OF CANADA, as an Amendment No. 1 Extending Bank

By:	/s/ Colleen Osborne
Name: Colleen Osborne
Title: Authorized Signatory

[Signature Page to Amendment No. 1]

The Bank of Nova Scotia, as an Amendment No. 1 Extending Bank

By:	/s/ Aron Lau
Name: Aron Lau
Title: Director

[Signature Page to Amendment No. 1]

TRUIST BANK, as an Amendment No. 1 Extending Bank

By:	/s/ Hays Wood
Name: Hays Wood
Title: Director

[Signature Page to Amendment No. 1]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as an Additional Amendment No. 1 Extending Bank

By:	/s/ Nick Brokke
Name: Nick Brokke
Title: Executive Director

[Signature Page to Amendment No. 1]

Fifth Third Bank, National Association, as an Amendment No. 1 Extending Bank

By:	/s/ Michael S. Barnett
Name: Michael S. Barnett
Title: Senior Vice President

[Signature Page to Amendment No. 1]

U.S. Bank National Association as an Amendment No. 1 Extending Bank

By:	/s/ Callen M. Strunk
Name: Callen M. Strunk
Title: Vice President

[Signature Page to Amendment No. 1]

Associated Bank, N.A., as an Amendment No. 1 Extending Bank

By:	/s/ Chris Neidhart
Name: Chris Neidhart
Title: Second Vice President

[Signature Page to Amendment No. 1]

CADENCE BANK, as an Amendment No. 1 Extending Bank

By:	/s/ Sam Manohar
Name: Sam Manohar
Title: SVP, Sr. Relationship Manager

(if a second signature block is required)

By:
Name:
Title:

[Signature Page to Amendment No. 1]

EXHIBIT B

Execution Version

CREDIT AGREEMENT

dated as of June 7, 2023,
and as amended as of October 18, 2024

among

BREAD FINANCIAL HOLDINGS, INC.,
as Borrower,

THE GUARANTORS PARTY HERETO,

THE BANKS PARTY HERETO,

and

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

JPMORGAN CHASE BANK, N.A.,
BMO ~~HARRIS~~ BANK, N.A.,
~~BNP PARIBAS,~~
CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH,
KEYBANC CAPITAL MARKETS INC.,
ROYAL BANK OF CANADA,
THE BANK OF NOVA SCOTIA,
TRUIST SECURITIES, INC.,
~~ROYAL BANK OF CANADA~~
WELLS FARGO SECURITIES, LLC,
FIFTH THIRD BANK, NATIONAL ASSOCIATION
and U.S. BANK NATIONAL ASSOCIATION
as Joint Lead Arrangers and Joint Bookrunners

~~FIFTH THIRD BANK, NATIONAL ASSOCIATION,~~
~~as Documentation Agent~~

		Page

ARTICLE 1 DEFINITIONS		1

SECTION 1.1	Definitions	1
SECTION 1.2	Accounting Terms and Determinations	~~28~~29
SECTION 1.3	Types of Borrowings	~~28~~29
SECTION 1.4	Divisions	~~28~~30
SECTION 1.5	Rates	~~29~~30
SECTION 1.6	Limited Condition Transactions.	~~29~~30
SECTION 1.7	Certain Calculations	31

ARTICLE 2 THE CREDITS		~~30~~32

SECTION 2.1	Commitments to Lend	~~30~~32
SECTION 2.2	Notice of Borrowing	~~32~~34
SECTION 2.3	Notice to Banks Funding of Loans	~~33~~34
SECTION 2.4	Evidence of Indebtedness	~~33~~35
SECTION 2.5	Maturity of Loans	~~34~~36
SECTION 2.6	Interest Rates	~~35~~36
SECTION 2.7	Fees	~~36~~37
SECTION 2.8	Termination or Reduction of Commitments	~~37~~38
SECTION 2.9	Method of Electing Interest Rates for Loans	~~37~~38
SECTION 2.10	Optional Prepayments	~~38~~39
SECTION 2.11	Mandatory Prepayments	39
SECTION 2.12	General Provisions as to Payments	40
SECTION 2.13	Funding Losses	41
SECTION 2.14	Computation of Interest and Fees	41
SECTION 2.15	[Reserved.]	41
SECTION 2.16	Incremental Facilities	41
SECTION 2.17	Defaulting Banks	~~42~~43
SECTION 2.18	Extensions	~~44~~45

ARTICLE 2A LETTERS OF CREDIT		45

SECTION 2A.1	Letters of Credit	45
SECTION 2A.2	Minimum Stated Amount	46
SECTION 2A.3	Letter of Credit Requests; Notices of Issuance; Reports	46
SECTION 2A.4	Agreement to Repay Letter of Credit Drawings	~~46~~47
SECTION 2A.5	Letter of Credit Participations	47
SECTION 2A.6	Increased Costs	49

ARTICLE 3 CONDITIONS		~~49~~50

SECTION 3.1	Conditions to Closing Date	~~49~~50
SECTION 3.2	Conditions to Effective Date	~~50~~51
SECTION 3.3	Each Revolving Loan Borrowing and each Issuance or Amendment of a Letter of Credit	51
~~SECTION 3.4~~	~~Each Term Loan Borrowing~~	~~52~~

ARTICLE 4 REPRESENTATIONS AND WARRANTIES		52

SECTION 4.1	Existence and Power	~~53~~52
SECTION 4.2	Corporate and Governmental Authorization; No Contravention	~~53~~52
SECTION 4.3	Binding Effect	53
SECTION 4.4	Financial Information	53

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(continued)
		Page

SECTION 4.5	Litigation	~~54~~53
SECTION 4.6	Compliance with ERISA	54
SECTION 4.7	Environmental Matters	54
SECTION 4.8	Taxes	55
SECTION 4.9	Subsidiaries	55
SECTION 4.10	Investment Company	55
SECTION 4.11	Full Disclosure	55
SECTION 4.12	AML Laws; Anti-Corruption Laws and Sanctions	55
SECTION 4.13	Ownership of Insured Subsidiaries	56

ARTICLE 5 COVENANTS		56

SECTION 5.1	Information	56
SECTION 5.2	Payment of Obligations	58
SECTION 5.3	Maintenance of Property; Insurance	~~59~~58
SECTION 5.4	Conduct of Business and Maintenance of Existence	59
SECTION 5.5	Compliance with Laws	59
SECTION 5.6	Inspection of Property, Books and Records	59
SECTION 5.7	Mergers and Sales of Assets	~~59~~60
SECTION 5.8	Use of Proceeds	60
SECTION 5.9	Negative Pledge	61
SECTION 5.10	End of Fiscal Years and Fiscal Quarters	62
SECTION 5.11	Liquidity. ~~.~~	62
SECTION 5.12	~~[~~Reserved~~]~~.	62
SECTION 5.13	Delinquency Ratio	62
SECTION 5.13A	Minimum Consolidated Tangible Net Worth	62
SECTION 5.13B	CET1 Ratio	63
SECTION 5.14	Debt Limitation	63
SECTION 5.15	Capitalization and Ownership of Insured Subsidiaries.	64
SECTION 5.16	Restricted Payments; Required Dividends	65
SECTION 5.17	Change of Business	~~65~~66
SECTION 5.18	Investments	~~65~~66
SECTION 5.19	No Restrictions	~~67~~68
SECTION 5.20	Guarantors	~~68~~69
SECTION 5.21	Government Regulation	~~69~~70
SECTION 5.22	Limitation on Negative Pledge Clauses	~~69~~70

ARTICLE 6 DEFAULTS		~~70~~71

SECTION 6.1	Events of Default	~~70~~71

ARTICLE 7 THE AGENT		~~72~~73

SECTION 7.1	Appointment and Authorization	~~72~~73
SECTION 7.2	Administrative Agent and Affiliates	73
SECTION 7.3	Action by Administrative Agent	73
SECTION 7.4	Consultation with Experts	~~73~~74
SECTION 7.5	Liability of Administrative Agent	~~73~~74
SECTION 7.6	Indemnification	~~74~~75
SECTION 7.7	Credit Decision	~~74~~75
SECTION 7.8	Successor Administrative Agent	75
SECTION 7.9	Reliance by the Administrative Agent	~~75~~76

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(continued)

Page

SECTION 7.10	Letter of Credit Issuer and Swing Lender	~~75~~76
SECTION 7.11	Other Agents	~~75~~76
SECTION 7.12	Delegation of Duties	76
SECTION 7.13	Erroneous Payments	~~76~~77

ARTICLE 8 CHANGE IN CIRCUMSTANCES		~~78~~79

SECTION 8.1	[Reserved]	~~78~~79
SECTION 8.2	Illegality	~~78~~79
SECTION 8.3	Increased Cost and Reduced Return	~~78~~79
SECTION 8.4	Taxes	~~79~~80
SECTION 8.5	Base Rate Loans Substituted for Affected SOFR Loans	81
SECTION 8.6	Limitations on Reimbursement	~~81~~82
SECTION 8.7	Replacement of Banks	~~81~~82
SECTION 8.8	Changed Circumstances	~~82~~83

ARTICLE 9 PERFORMANCE AND PAYMENT GUARANTY		~~84~~85

SECTION 9.1	Unconditional and Irrevocable Guaranty	~~84~~85
SECTION 9.2	Enforcement	86
SECTION 9.3	Obligations Absolute	86
SECTION 9.4	Waiver	~~86~~87
SECTION 9.5	Subrogation	87
SECTION 9.6	Survival	~~87~~88
SECTION 9.7	Guarantors’ Consent to Assigns	~~87~~88
SECTION 9.8	Continuing Agreement	~~87~~88
SECTION 9.9	Entire Agreement	~~87~~88
SECTION 9.10	Application	~~87~~88
SECTION 9.11	Benefit to Guarantors	88
SECTION 9.12	Keepwell	88

ARTICLE 10 MISCELLANEOUS		~~88~~89

SECTION 10.1	Notices	~~88~~89
SECTION 10.2	No Waivers	~~89~~90
SECTION 10.3	Expenses; Indemnification	90
SECTION 10.4	Sharing of Set‑Offs	~~90~~91
SECTION 10.5	Amendment or Waiver, etc	~~91~~92
SECTION 10.6	Successors and Assigns	93
SECTION 10.7	Collateral	96
SECTION 10.8	Governing Law; Submission to Jurisdiction	96
SECTION 10.9	Counterparts; Integration; Effectiveness; Survival; Electronic Execution	~~96~~97
SECTION 10.10	Waiver of Jury Trial	~~97~~98
SECTION 10.11	Limitation on Interest	~~97~~98
SECTION 10.12	[Reserved]	~~98~~99
SECTION 10.13	No Advisory or Fiduciary Responsibility	~~98~~99
SECTION 10.14	Patriot Act	99
SECTION 10.15	Confidentiality	99
SECTION 10.16	[Reserved].	~~99~~100
SECTION 10.17	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~99~~100

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(continued)

		Page

SECTION 10.18	Certain ERISA Matters	100
SECTION 10.19	Acknowledgment Regarding Any Supported QFCs	101

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(continued)
Page

SCHEDULE I	—	Commitments
SCHEDULE 2A.1	—	Existing Letters of Credit
SCHEDULE 4.5	—	Litigation
SCHEDULE 5.9	—	Existing Liens
SCHEDULE 5.14	—	Existing Debt

APPENDIX I	—	Pricing Schedule
EXHIBIT A	—	Form of Assignment and Assumption Agreement
EXHIBIT B‑1	—	Form of Revolving Note
EXHIBIT B‑2	—	Form of Swing Note
~~EXHIBIT B-3~~	~~—~~	~~Form of Term Note~~
EXHIBIT C	—	Form of Guarantor Supplement

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This CREDIT AGREEMENT, dated as of June 7, 2023 and as amended as of October 18, 2024, is entered into by and among BREAD FINANCIAL HOLDINGS, INC., a Delaware corporation (the “Borrower”), the GUARANTORS from time to time party hereto, the BANKS from time to time party hereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

WHEREAS, the Borrower has requested that the Banks provide certain extensions of credit to the Borrower on the terms and conditions set forth in this Agreement;

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

SECTION 1.1          Definitions.  The following terms, as used herein, have the following meanings:

“Acquisition” means any acquisition, whether in a single transaction or series of related transactions, by the Borrower or any one or more of its Subsidiaries, or any combination thereof, of (a) all or a substantial part of the assets, or all or any substantial part of a going business or division, of any Person, whether through purchase of assets or securities, by merger or otherwise, (b) control of securities of an existing corporation or other Person having ordinary voting power (apart from rights accruing under special circumstances) to elect a majority of the board of directors (or other persons performing similar functions) of such corporation or other Person or (c) control of a greater than 50% ownership interest in any existing partnership, joint venture or other Person, but in each case excluding (i) acquisitions of, or from, Subsidiaries and (ii) acquisitions of ~~Securitization~~Funding Assets, directly or indirectly through the Acquisition of a Person owning ~~Securitization~~Funding Assets.

“Adjusted Daily Simple SOFR” means, for any day (a “Simple SOFR Rate Day”), a rate per annum equal to the greater of (a) the sum of (i) SOFR for the day (such day, a “SOFR Determination Day”) that is five (5) U.S. Government Securities Business Days prior to (A) if such Simple SOFR Rate Day is a U.S. Government Securities Business Day, such Simple SOFR Rate Day or (B) if such Simple SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such Simple SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website; provided that if by 5:00 p.m. on the second (2nd) U.S. Government Securities Business Day immediately following any SOFR Determination Day, SOFR in respect of such SOFR Determination Day has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to Adjusted Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Day will be SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided further that SOFR as determined pursuant to this proviso shall be utilized for purposes of calculation of Adjusted Daily Simple SOFR for no more than three (3) consecutive Simple SOFR Rate Days and (ii) the Simple SOFR Adjustment and (b) the Floor.  Any change in Adjusted Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.

“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as agent for the Banks hereunder, and its successors in such capacity.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affected Loans” has the meaning set forth in Section 2.11(c).

“Affiliate” means (a) any Person that directly, or indirectly through one or more intermediaries, controls the Borrower (a “Controlling Person”) or (b) any Person (other than the Borrower or a Subsidiary thereof) which is controlled by or is under common control with a Controlling Person.  As used herein, the term “control” means possession, directly or indirectly, of the power to vote 10% or more of any class of voting securities of a Person or to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.  The Affiliates of a Person shall include any officer or director of such Person.

“Agreement” means this Credit Agreement, as modified, supplemented, amended, restated (including any amendment and restatement hereof), extended, renewed or refinanced from time to time.

"Amendment No. 1” means Amendment No. 1 to this Agreement, dated as of the Amendment No. 1 Effective Date, among the Borrower, the Guarantors party thereto and the Banks party thereto.

“Amendment No. 1 Effective Date” means October 18, 2024.

“AML Laws” means all laws, rules, and regulations of any jurisdiction applicable to any Bank, the Borrower or any of the Borrower’s Subsidiaries from time to time concerning or relating to anti-money laundering, including, but not limited to, the Patriot Act.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of the Borrower’s Subsidiaries from time to time concerning or relating to bribery or corruption, including, but not limited to, the Foreign Corrupt Practices Act, 15 U.S.C. §§ 78dd-1, et~~.~~ seq.

“Applicable Commitment Fee Percentage” means a rate per annum equal to the applicable rate specified in the pricing schedule attached hereto as Appendix I.

“Applicable Lending Office” means, with respect to any Bank, its Domestic Lending Office.

“Arranger” means, collectively, ~~JPMORGAN CHASE BANK~~JPMORGAN CHASE BANK, N.A.,BMO ~~HARRIS~~ BANK, N.A., ~~BNP PARIBAS, CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH, KEYBANC CAPITAL MARKETS INC., THE BANK OF NOVA SCOTIA, TRUIST SECURITIES, INC., ROYAL BANK OF CANADA and U.S. BANK NATIONAL ASSOCIATION~~CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH, KEYBANC CAPITAL MARKETS INC., ROYAL BANK OF CANADA, THE BANK OF NOVA SCOTIA, TRUIST SECURITIES, INC., WELLS FARGO SECURITIES, LLC, FIFTH THIRD BANK, NATIONAL ASSOCIATION and U.S. BANK NATIONAL ASSOCIATION, in their capacities as joint lead arrangers and joint bookrunners.

“Assignment and Assumption Agreement” means an appropriately completed Assignment and Assumption Agreement in substantially the form of Exhibit A hereto.

“Available Tenor” means, as of any date of determination and with respect to any then-current Benchmark (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an Interest Period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 8.8(c)(iv).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank” means each bank or other lender listed on the signature pages hereof, each assignee which becomes a Bank pursuant to Section 10.6(c), and their respective successors.

“Bank Insolvency Event” shall mean that (a) a Bank or its Parent is insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors, (b) a Bank or its Parent is the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, custodian or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other Governmental Authority acting in such capacity, has been appointed for such Bank or its Parent, or such Bank or its Parent has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment, or (c) a Bank or its Parent has been adjudicated as, or determined by any Governmental Authority having regulatory authority over such Person or its assets to be, insolvent; provided that, for the avoidance of doubt, a Bank Insolvency Event shall not be deemed to have occurred solely by virtue of (i) the ownership or acquisition of any equity interest in or control of a Bank or a Parent thereof by a Governmental Authority or an instrumentality thereof or (ii) the appointment of an administrator, trustee, custodian, or other similar official by a Governmental Authority or an instrumentality thereof under or based on the law in the country where such Bank or such Parent is subject to home jurisdiction, if such Bank or such Parent is solvent and applicable law requires that such appointment not be disclosed, in each case so long as such ownership or acquisition or appointment, as applicable, does not result in or provide such Bank with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Bank (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Bank.

“Bank Regulatory Authority” means the FRB, the Office of the Comptroller of the Currency within the United States Department of the Treasury, the Federal Deposit Insurance Corporation and any other relevant bank regulatory, including, without limitation, relevant state bank regulatory authorities, authority having jurisdiction over the Borrower or any Insured Subsidiary, as applicable.

“Bank Regulatory Requirements” means all applicable laws, statutes, ordinances, rules, regulations, orders, requirements, guidelines, interpretations, directives and requests (whether or not having the force of law) from and of, and plans, memoranda and agreements with, any Bank Regulatory Authority.

“Bankruptcy Code” has the meaning set forth in Section 9.3.

“Base Rate” means, for any day, a rate per annum equal to the highest of (a) the Prime Rate for such day, (b) the sum of 1/2 of 1% plus the Federal Funds Rate for such day, (c) Adjusted Term SOFR in effect on such day plus 1.00% and (d) 1.00%; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate, the Federal Funds Rate or Adjusted Term SOFR, as applicable (provided that clause (c) shall not be applicable during any period in which Adjusted Term SOFR is unavailable or unascertainable).

“Base Rate Loan” means a Loan in U.S. Dollars which bears interest at the Base Rate pursuant to the provisions of Articles 2 or 8 hereof.

“Base Rate Margin” means a percentage per annum equal to the applicable percentage specified in the pricing schedule attached hereto as Appendix I.

“Benchmark” means, initially, Adjusted Daily Simple SOFR or Adjusted Term SOFR, as applicable; provided that if a Benchmark Transition Event has occurred with respect to Adjusted Daily Simple SOFR or Adjusted Term SOFR, as applicable, or the applicable then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 8.8(c)(i).

“Benchmark Replacement” means, with respect to any Benchmark Transition Event for any then-current Benchmark, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for such Benchmark giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to such then-current Benchmark for Dollar-denominated syndicated credit facilities and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Credit Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of any then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor (if applicable), the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to any then-current Benchmark:

(a)
in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors (if applicable) of such Benchmark (or such component thereof); or

(b)
in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor (if applicable) of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, if the applicable then-current Benchmark has any Available Tenors, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to any then-current Benchmark:

(a)
a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors (if applicable) of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor (if applicable) of such Benchmark (or such component thereof);

(b)
a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the FRB, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors (if applicable) of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor (if applicable) of such Benchmark (or such component thereof); or

(c)
a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors (if applicable) of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, if the applicable then-current Benchmark has any Available Tenors, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means, with respect to any then-current Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date with respect to such Benchmark has occurred if, at such time, no Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Credit Document in accordance with Section 8.8(c) and (y) ending at the time that a Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Credit Document in accordance with Section 8.8(c).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 CFR § 1010.230.

“Beneficiaries” has the meaning set forth in Section 9.1.

“Benefit Arrangement” means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Borrower” has the meaning provided in the first paragraph of this Agreement.

“Borrowing” has the meaning set forth in Section 1.3.

“Business Day” means (a) for all purposes other than as set forth in clause (b) below, any day (other than a Saturday, Sunday or legal holiday) on which commercial banks in New York, New York, are open for the conduct of their commercial banking business and (b) with respect to all notices and determinations in connection with any payments of principal and interest on any Term SOFR Loan, Daily Simple SOFR Loan or any Base Rate Loan as to which the interest rate is determined by reference to Adjusted Term SOFR, any day that is a Business Day described in clause (a) and that is also a U.S. Government Securities Business Day.

“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP; provided that, notwithstanding the foregoing, any obligations of a Person under a lease (whether existing now or entered into in the future) that is not (or would not be) a Capital Lease under GAAP as in effect on February 25, 2016 shall not be treated as a Capital Lease solely as a result of changes in GAAP, including, without limitation, those described in the Accounting Standards Update to Leases (Topic 842) issued on February 25, 2016 by the Financial Accounting Standards Board.

“Capital Stock” means (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests, (e) any other interest (including Preferred Interests) or participation in a Person that confers on the holder thereof the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person and (f) any and all warrants, rights or options to purchase any of the foregoing (other than Debt securities convertible into an equity interest).

“Cash Collateralize” means, in respect of any obligations, to provide and pledge (as a first priority perfected security interest) cash collateral for such obligations in Dollars with the Administrative Agent pursuant to documentation (which shall permit certain investments in cash equivalents reasonably satisfactory to the Administrative Agent, until the proceeds are applied to such obligations) in form and substance reasonably satisfactory to the Administrative Agent (and “Cash Collateral,” “Cash Collateralized” and “Cash Collateralization” have the corresponding meanings).

“Cash Management Arrangement” means any agreement or other arrangement governing the provision of treasury or cash management services, including deposit accounts, overdraft, funds transfer, automated clearinghouse, zero balance accounts, cash pooling (including notional cash pooling), returned check, concentration, controlled disbursement, lockbox, account reconciliation and reporting, trade finance services, commercial credit cards, merchant card services, purchase or debit cards (including non-card e-payables services), and any other deposit or operating account relationships or other treasury, cash management or similar services, and in each case including any associated lines or extensions of credit and related customary collateral and security arrangements.

“CET1 Ratio” means the “common equity tier 1 capital ratio” (expressed as a percentage rounded to two decimal places), as defined by, and calculated in accordance with, the then-current U.S. federal Bank Regulatory Authority capital requirements applicable to each Insured Subsidiary.

“Change in Law” means (a) the adoption of any applicable law, rule or regulation after the Closing Date, (b) any change in any applicable law, rule or regulation, or any change in the interpretation, implementation or application thereof, by any Governmental Authority after the Closing Date, or (c) compliance by any Bank (or its Applicable Lending Office) or any Letter of Credit Issuer (or, for purposes of Section 8.3(b), by the Parent of such Bank or any Letter of Credit Issuer, if applicable) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date; provided that for purposes of this Agreement, (x) the Dodd‑Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means the acquisition by any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) at any time of beneficial ownership of 35% or more of the outstanding Voting Stock of the Borrower on a fully‑diluted basis;

provided, that common stock owned by employees (either individually or through employee stock ownership or other stock-based benefit plans) of the Borrower and its Subsidiaries shall not be included in the calculation of ownership interests for purposes of this definition or any “change of control.”

“Class” means, when used in reference to any Loan, whether such Loan is a Revolving Loan~~,~~ or Swing Loan ~~or Term Loan and, when used in reference to any Commitment, whether such Commitment is a Revolving Credit Commitment or a Term Loan Commitment~~.

“Closing Date” means June 7, 2023.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.  Section references to the Code are to the Code, as in effect on the Closing Date and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

“Comenity Bank” means Comenity Bank, a Delaware state-chartered bank indirectly wholly-owned by the Borrower, including its successors and assigns.

“Comenity Capital Bank” means Comenity Capital Bank, a Utah industrial bank indirectly wholly-owned by the Borrower, including its successors and assigns.

“Commitments” means the Revolving Credit Commitments ~~and the Term Loan Commitments~~.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Conforming Changes” means, with respect to either the use or administration of an initial Benchmark or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.13 and other technical, administrative or operational matters) that the Administrative Agent (in consultation with the Borrower) reasonably decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent reasonably decides is reasonably necessary in connection with the administration of this Agreement and the other Credit Documents).

“Consolidated Net Income” of any Person means, for any fiscal period, the net income of such Person and its Consolidated Subsidiaries, determined on a consolidated basis for such period, exclusive of the effect of any extraordinary or other nonrecurring gain and loss and excluding transaction costs and expenses associated with securities offerings, other financings and asset acquisitions and dispositions and all non‑cash adjustments; provided that any cash payment made (or received) with respect to any such non‑cash charge, expense or loss shall be subtracted (added) in computing Consolidated Net Income during the period in which such cash payment is made (or received).

“Consolidated Non-Funding Debt” means, with respect to any Person as of any date of determination, an amount equal to the aggregate amount of all outstanding Non-Funding Debt of such Person and its Subsidiaries as of the date of the most recent annual or quarterly consolidated balance sheet determined on a consolidated basis in accordance with GAAP.

“Consolidated Non-Funding Debt to Tangible Net Worth Ratio” means, with respect to any Person on any date of determination, the ratio of (1) Consolidated Non-Funding Debt of such Person as of such date of determination to (2) the Consolidated Tangible Net Worth of such Person as of such date of determination. In the event that the Borrower or any Subsidiary incurs, assumes, guarantees, redeems, defeases, retires or extinguishes any Non-Funding Debt subsequent to the date of the most recent annual or quarterly consolidated balance sheet for which the Consolidated Non-Funding Debt to Tangible Net Worth Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Consolidated Non-Funding Debt to Tangible Net Worth Ratio is made, then the Consolidated Non-Funding Debt to Tangible Net Worth Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, defeasance, retirement or extinguishment of Debt as if the same had occurred prior to such date of determination. For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Borrower.

“Consolidated Subsidiary” of any Person means, at any date, any Subsidiary or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date.

“Consolidated Tangible Net Worth” means, as of any date of determination, stockholders’ equity of the Borrower and its consolidated Subsidiaries minus the sum of intangible assets (net) and goodwill, in each case as those items appear on the consolidated balance sheet of the Borrower and its consolidated Subsidiaries on such date, all as determined in accordance with GAAP.

“Consolidated Total Assets” of any Person means total assets of such Person and its Subsidiaries, determined on a consolidated basis in accordance with GAAP ~~less any amount of assets reflected therein to the extent that they have been sold or pledged pursuant to a Qualified Securitization Transaction on a balance sheet of such Person, all as determined in accordance with GAAP.~~; unless otherwise specified, “Consolidated Total Assets” means Consolidated Total Assets of the Borrower and its consolidated Subsidiaries.

“Convertible Debt” means Debt issued by the Borrower (including any Subsidiary Guaranty thereof) which by its terms may be converted into or exchanged for equity securities of the Borrower or other securities or property following a merger event, reclassification or other change of the equity securities of the Borrower at the option of the Borrower or the holder of such Debt, including without limitation, Debt with respect to which the performance due by the Borrower may be measured in whole or in part by reference to the value of an equity security of the Borrower but may be satisfied in whole or in part in cash or a combination of cash and shares of such equity security (or other securities or property).

“Credit” means ~~either~~ the Revolving Credit ~~or the Term Credit~~.

“Credit Document” means this Agreement, the Notes and each other document (including any additional guarantees) executed or delivered in connection herewith or therewith.

“Credit Party” means the Borrower and each Guarantor.

“Cumulative Available Amount” means a cumulative amount equal to the sum of (i) $100,000,000 per fiscal year, commencing with the fiscal year that commenced on January 1, 2023 (for the avoidance of doubt, with unused amounts in any fiscal being carried forward to subsequent fiscal years), (ii) the aggregate amount of Net Cash Proceeds received by the Borrower from Capital Stock issuances after the Closing Date (other than any issuance of Redeemable Stock), (iii) the aggregate amount received by the Borrower in cash as returns on Investments that were originally made in reliance on the Cumulative Available Amount and (iv) 50% of Consolidated Net Income of the Borrower and its consolidated Subsidiaries determined in accordance with GAAP for each fiscal quarter of the Borrower ending after the Closing Date; minus (i) any amount of the Cumulative Available Amount used to make Restricted Payments pursuant to Section 5.16(a)(v) after the Closing Date and prior to such time and (ii) any amount of the Cumulative Available Amount used to make Investments pursuant to Section 5.18(~~p~~q) after the Closing Date and prior to such time.

“Daily Simple SOFR Loan” means any Loan bearing interest at a rate based on Adjusted Daily Simple SOFR, as provided in Section 2.6.

“Debt” of any Person means at any date, without duplication (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property, except trade accounts payable arising in the ordinary course of business, (d) all obligations of such Person as lessee in respect of Capital Leases, (e) all non‑contingent obligations (and, for purposes of Section 5.9, Section 5.14 and the definition of “Material Financial Obligations,” all contingent obligations) of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (f) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person (and if such Debt is not otherwise an obligation of such Person, valued at the lesser of the amount of such Debt and the fair market value of the assets subject to such Lien), (g) all Debt of others Guaranteed by such Person (and if such Guaranty is limited, valued at the lesser of the amount of such Debt and the maximum amount of such Guaranty) and (h) Redeemable Stock of the Borrower or any of its Subsidiaries, valued at the amount of all obligations with respect to the redemption or repurchase thereof or the applicable liquidation preference.  Notwithstanding the foregoing, there shall be excluded from Debt of any Person (i) any obligations of such Person under a ~~Qualified Securitization~~Funding Debt Transaction ~~that might otherwise constitute Debt of such Person~~or any Standard Funding Undertakings, (ii) any obligations of such Person in respect of Qualifying Deposits, (iii) obligations arising out of the endorsement of negotiable instruments for collection in the ordinary course of business, (iv) customary indemnification obligations, (v) post-closing payments in connection with acquisitions and dispositions of assets in the form of purchase price adjustments, deferred compensation and similar obligations; provided that, at the time of closing of such acquisition or disposition, the amount of any such obligation is not determinable and, to the extent such obligation thereafter becomes fixed and finally determined, the amount is paid within 60 days thereafter, (vi) any earn-out obligation until such obligation appears in the liabilities section of the balance sheet of such Person, and (vii) obligations under or in connection with Cash Management Arrangements entered into in the ordinary course of business that might otherwise constitute Debt of such Person; provided, that any obligation described in clause (v) or (vi) above shall be excluded from Debt to the extent (A) such Person is indemnified for the payment thereof by a solvent Person or (B) amounts to be applied to the payment therefor are in escrow. For the avoidance of doubt, a Permitted Warrant Transaction shall not constitute Debt of the Borrower.

“Default” means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Bank” means, at any time, subject to Section 2.17(b), (a) any Bank that has failed for two (2) or more Business Days to comply with its obligations under this Agreement (i) to make a Loan unless such Bank has notified the Administrative Agent and the Borrower in writing that such failure is the result of such Bank’s good faith determination that one or more conditions precedent to funding has not been satisfied (which conditions precedent, together with any applicable Default, will be specifically identified in such writing), (ii) to make a payment to the Letter of Credit Issuer in respect of a Letter of Credit or to the Swing Lender in respect of a Swing Loan or (iii) to make any other payment due hereunder, unless the subject of a good faith dispute (each a “funding obligation”), (b) any Bank that has notified the Administrative Agent in writing, or has stated publicly, that it does not intend to comply with any such funding obligation hereunder, unless such writing or public statement states that such position is based on such Bank’s determination that one or more conditions precedent to funding cannot be satisfied (which conditions precedent, together with any applicable Default, will be specifically identified in such writing or public statement), (c) any Bank that has, for three (3) or more Business Days after written request of the Administrative Agent or the Borrower, failed to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Bank will cease to be a Defaulting Bank pursuant to this clause (c) upon the Administrative Agent’s and the Borrower’s receipt of such written confirmation), (d) any Bank with respect to which a Bank Insolvency Event has occurred and is continuing or (e) any Bank that becomes the subject of a Bail-In Action.  Any determination reasonably made by the Administrative Agent that a Bank is a Defaulting Bank will be conclusive and binding, absent manifest error, and such Bank shall be deemed to be a Defaulting Bank (subject to Section 2.17(b)).

“Delinquency Ratio” means, for any calendar month, the percentage equivalent of a fraction (a) the numerator of which is the aggregate amount of all Managed Receivables the minimum payments on which are more than ninety (90) days contractually overdue and (b) the denominator of which is all Managed Receivables, in each case determined as of the last day of such calendar month.

“Derivatives Obligations” of any Person means all obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross‑currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions), any transaction whose value is derived from another asset or security, or any combination of the foregoing transactions; provided, however, that, with respect to any Guarantor, Derivatives Obligations Guaranteed by such Guarantor shall exclude all Excluded Derivative Obligations.

“Dollars”, “U.S. Dollars” and “$” means freely transferable lawful money of the United States of America.

“Domestic Lending Office” means, as to each Bank, its office identified as such on its Administrative Questionnaire or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Administrative Agent, which office shall be located in the United States.

“Domestic Subsidiary” means any Subsidiary of the Borrower incorporated or organized in the United States or any state or territory thereof.

“EDGAR” has the meaning set forth in Section 5.1(a).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date all the conditions precedent in Section 3.2 are satisfied or waived in accordance with Section 10.5.

“Electronic Record” has the meaning assigned to that term in, and shall be interpreted in accordance with, 15 U.S.C. 7006.

“Electronic Signature” has the meaning assigned to that term in, and shall be interpreted in accordance with, 15 U.S.C. 7006.

“Eligible Bank” means a bank or trust company (i) that is organized and existing under the laws of the United States of America or Canada, or any state, territory, province or possession thereof or any member state of the European Union, (ii) that, as of the time of the making or acquisition of an Investment in such bank or trust company, has combined capital and surplus in excess of $500.0 million and (iii) the senior Debt of which is rated at least “A-2” by Moody’s or at least “A” by S&P.

“Eligible Cash Equivalents” means any of the following Investments:  (i) securities issued or directly and fully guaranteed or insured by the United States, Canada or a member state of the European Union or any agency or instrumentality thereof (provided that the full faith and credit of the United States, Canada or such member state is pledged in support thereof) maturing not more than one year after the date of acquisition; (ii) time deposits in and certificates of deposit of any Eligible Bank (or in any other financial institution to the extent the amount of such deposit is within the limits insured by the Federal Deposit Insurance Corporation), provided that such Investments have a maturity date not more than two years after the date of acquisition and that the weighted average life of all such Investments is one year or less from the respective dates of acquisition; (iii) repurchase obligations with a term of not more than 180 days for underlying securities of the types described in clause (i) above or clause (iv) below entered into with any Eligible Bank or securities dealers of recognized national standing; (iv) direct obligations issued by any state, province or territory of the United States or Canada or any political subdivision or public instrumentality thereof, provided that such Investments mature, or are subject to tender at the option of the holder thereof, within 365 days after the date of acquisition and, at the time of acquisition, have a rating of at least A from S&P’s or A-2 or P-2 (or long term ratings of at least A3 or A-) from either S&P or Moody’s, or with respect to municipal bonds, a rating of at least MIG 2 or VMIG 2 from Moody’s (or equivalent ratings by any other nationally recognized rating agency); (v) commercial paper of any Person other than an Affiliate of the Borrower and other than structured investment vehicles, provided that such Investments have a rating permissible under clause (iv) above and mature within 270 days after the date of acquisition; (vi) overnight and demand deposits in and bankers’ acceptances of any Eligible Bank; (vii) demand deposits in any bank or trust company to the extent insured by the Federal Deposit Insurance Corporation; (viii) in the case of a Foreign Subsidiary or any other Subsidiary that conducts business outside of the United States, demand deposits and time deposits that (a) are denominated in the currency of a country that is a member of the OECD or the currency of the country in which such Subsidiary is organized or conducts business and (b) are consistent with the Borrower’s investment policy as in effect from time to time, provided that, in the case of time deposits, such Investments have a maturity date not more than two years after the date of acquisition and that the weighted average life of all such time deposits is one year or less from the respective dates of acquisition; (ix) money market funds (and shares of investment companies that are registered under the U.S. Investment Company Act of 1940, as amended) substantially all of the assets of which comprise Investments of the types described in clauses (i) through (vii); (x) United States dollars, or money in other currencies received in the ordinary course of business; (xi) asset-backed securities and corporate securities that are eligible for inclusion in money market funds; (xii) fixed maturity securities that are rated BBB- and above by S&P or Baa3 and above by Moody’s; provided that the aggregate amount of Investments by any Person in fixed maturity securities that are rated BBB+, BBB or BBB- by S&P or Baa1, Baa2 or Baa3 by Moody’s shall not exceed 20% of the aggregate amount of Investments in fixed maturity securities by such Person; and (xiii) instruments generally equivalent or similar to those referred to in clauses (i) through (vii) above or funds generally equivalent or similar to those referred to in clause (ix) above and comparable in credit quality and tenor to those referred to in such clauses and commonly used by corporations for cash management purposes in jurisdictions outside the United States to the extent advisable in connection with any business conducted by the Borrower or by any Subsidiary, all as determined in good faith by the Borrower.

“Eligible Transferee” means and includes a commercial bank, insurance company, financial institution, fund or other Person (other than a natural person, a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person or a Defaulting Bank) which regularly purchases interests in loans or extensions of credit of the types made pursuant to this Agreement, any other Person (other than a natural person or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person) which would constitute a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended and as in effect on the Closing Date, or other “accredited investor” (other than a natural person or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person) (as defined in Regulation D of the Securities Act of 1933, as amended and as in effect on the Closing Date).

“Environmental Laws” means any and all federal, state, provincial, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the cleanup or other remediation thereof.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

“ERISA Group” of any Person means such Person, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Code.

“Erroneous Payment” has the meaning assigned thereto in Section 7.13(a).

“Erroneous Payment Deficiency Assignment” has the meaning assigned thereto in Section 7.13(d).

“Erroneous Payment Impacted Class” has the meaning assigned thereto in Section 7.13(d).

“Erroneous Payment Return Deficiency” has the meaning assigned thereto in Section 7.13(d).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor thereto), as in effect from time to time.

“Event of Default” has the meaning set forth in Section 6.1.

“Excluded Derivative Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason not to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guaranty of such Guarantor becomes effective with respect to such related Swap Obligation.  If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty is or becomes illegal.

“Existing Credit Agreement” means that certain Amended and Restated Credit Agreement dated as of June 14, 2017 (as amended pursuant to the First Amendment dated as of June 16, 2017, the Second Amendment dated as of July 5, 2018, the Third Amendment, dated as of April 30, 2019, the Fourth Amendment, dated as of December 20, 2019, the Fifth Amendment, dated as of February 13, 2020, the Sixth Amendment, dated as of September 22, 2020, the Seventh Amendment, dated as of July 9, 2021 and the Eighth Amendment, dated as of December 13, 2022), by and among the Borrower, the guarantors from time to time party thereto, the financial institutions from time to time party thereto, and Wells Fargo Bank, as the Administrative Agent for such financial institutions.

“Extended Maturity Date” has the meaning set forth in Section 2.18.

“Extended Revolving Credit Commitment” means, with respect to any Extending Revolving Credit Bank at any time, the portion of such Bank’s Revolving Credit Commitment extended pursuant to Section 2.18.

~~“Extended Term Loan” means, with respect to any Extending Term Loan Bank at any time, the portion of such Bank’s outstanding Term Loan extended pursuant to Section 2.18.~~

“Extending Revolving Credit Bank” means any Bank that has agreed to extend all or a portion of its Revolving Credit Commitment until an Extended Maturity Date pursuant to Section 2.18.

~~“Extending Term Loan Bank” means any Bank that has agreed to extend all or a portion of its outstanding Term Loan until an Extended Maturity Date pursuant to Section 2.18.~~

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Rate” means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.  Notwithstanding the foregoing, if the Federal Funds Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Financial Covenants” shall mean the covenants set forth in Sections 5.11, 5.13, 5.13A and 5.13B.

“Fixed Amount” shall have the meaning assigned to it in Section 1.7(a).

“Floor” means a rate of interest equal to 0.00%.

“Foreign Pension Plan” means any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by the Borrower or any one or more of its Subsidiaries primarily for the benefit of employees of the Borrower or such Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

“Foreign Subsidiary” means each Subsidiary of the Borrower other than a Domestic Subsidiary.

“FRB” means the Board of Governors of the Federal Reserve System of the United States (or any successor thereto).

“Fronting Exposure” means, at any time there is a Defaulting Bank, (a) with respect to any Letter of Credit Issuer, such Defaulting Bank’s Revolver Percentage of the Letter of Credit Outstandings with respect to Letters of Credit issued by such Letter of Credit Issuer other than Letter of Credit Outstandings as to which such Defaulting Bank’s participation obligation has been reallocated to other Banks or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Lender, such Defaulting Bank’s Revolver Percentage of outstanding Swing Loans made by the Swing Lender other than Swing Loans as to which such Defaulting Bank’s participation obligation has been reallocated to other Banks.

“Fronting Fee” has the meaning set forth in Section 2.7(c).

“Funding Advances” means advances made by any Person in its capacity as a Funding Entity.

“Funding Assets” means Funding Advances, credit card loans, other loans, installment contracts, real estate assets, credit card loan receivables, other loan receivables, Servicing Rights, letters of credit, bank guarantees, banker’s acceptances, bills, notes, certificates, bonds, derivatives (including swaps and total return swaps) and other debt and credit instruments, securities, assets and products (including all debt and credit instruments, securities, assets and products and other related instruments, securities, assets and products (including warrants, convertible debt instruments and other debt-equity hybrids) and other incidental, ancillary or connected instruments, securities, assets and products or other similar or related assets (including investment rights with respect to Capital Stock), installment contracts, accounts receivable, receivable assets, payment intangibles, general intangibles, rents, fees, royalties, credit risk transfer securities, securitization risk retention interests, and any other assets and property to the extent capable of being financed (and proceeds of such assets or property), Capital Stock of Funding Entities and of subsidiaries of Funding Entities and all rights under shareholders, limited liability company, partnership, trust, formation and other organizational agreements relating thereto, and deposit, securities, custodial and other accounts, books, records, files, electronic data, intellectual property, contract rights, Liens and collateral and all other tangible and intangible real or personal property related to the foregoing, and any other assets capable of being securitized.

“Funding Debt” means, with respect to any Person, any Debt of such Person or its Subsidiaries that finances or leverages, or is otherwise incurred in connection with the Securitization of, any Funding Assets, whether at the time such Funding Assets are created, originated or acquired or thereafter, or that refinances any such Debt incurred for such purpose, and any Guarantee of such Debt.

“Funding Debt Transaction” means the financing, leveraging or sale, including Securitization, of Funding Assets, and any transaction related thereto, contemplated thereby or in connection therewith.

“Funding Entity” means any Person (whether or not a Subsidiary of the Borrower) established or operated for the purpose of entering into Funding Debt, including any special purpose Subsidiary established or operated for the purpose of selling, depositing or contributing assets into such a Person or holding securities, Capital Stock or Debt of any Funding Entity.

“GAAP” has the meaning set forth in Section 1.2.

“Governmental Authority” means the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, including any applicable supranational bodies (such as the European Union or the European Central Bank).

“Granting Bank” has the meaning set forth in Section 10.6(e).

“Guaranteed Obligations” has the meaning set forth in Section 9.1.

“Guarantor” means each Subsidiary of the Borrower that is listed as a Guarantor on the signature pages hereof or that becomes a Guarantor from time to time after the Closing Date pursuant to Section 5.20, in each case unless and until released pursuant to Section 5.20.

“Guarantor Supplement” means an appropriately completed Guarantor Supplement substantially in the form of Exhibit C hereto.

“Guaranty” by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep‑well, to purchase assets, goods, securities or services, to take‑or‑pay, or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the holder of such Debt of the payment thereof to protect such holder against loss in respect thereof (in whole or in part), provided, that the term Guaranty shall not include endorsements for collection or deposit in the ordinary course of business.  The term “Guarantee” used as a verb has a corresponding meaning.

“Hazardous Substances” means any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by‑products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics.

“Hostile Acquisition” means the acquisition of the Capital Stock of a Person through a tender offer or similar solicitation of the owners of such Capital Stock that has not been approved (prior to such acquisition) by resolutions of the board of directors of such Person or by similar action if such Person is not a corporation, and as to which such approval has not been withdrawn.

“Incremental Amendment” has the meaning set forth in Section 2.16(c).

“Incurrence-Based Amount” has the meaning set forth in Section 1.7(a)

“Incremental Equivalent Debt” means any Debt (whether in the form of credit facilities, notes, convertible notes or otherwise) that satisfies the following conditions:

(a)	the aggregate outstanding principal amount thereof shall does not exceed the Shared Incremental Amount as in effect at the time of determination;

(b)
such Debt shall mature no earlier than the Maturity Date (or, in the case of non-convertible notes, no earlier than 91 days after the Maturity Date), in each case as determined on the date of issuance or incurrence, as applicable, thereof; provided, that, the foregoing limitations shall not apply to (A) customary bridge loans to finance Permitted Acquisitions or similar Investments so long as either (x) such bridge loans provide for the automatic exchange or conversion into indebtedness meeting the requirements set forth above in this clause (b) or (y) such bridge loans are intended to be refinanced with Preferred Interests of the Borrower or Debt meeting the requirements set forth below in this clause (b) and (B) Debt in an aggregate principal amount then outstanding, together with Debt incurred under Section 5.14(h) in reliance thereon, that does not exceed the Inside Maturity Debt Basket;

(c)	such Debt (i) shall be unsecured and (ii) shall not be incurred or guaranteed by any Person other than a Credit Party; and

(d)	the terms of such Debt shall otherwise be determined by the Borrower and the Persons providing such Debt.

“Incremental Facility” has the meaning set forth in Section 2.16(a).

“Indemnitee” has the meaning set forth in Section 10.3(b).

“Inside Maturity Debt Basket” means Debt of the Borrower and its Subsidiaries in a principal amount not to exceed the greater of (x) $250,000,000 and (y) 1.25% of Consolidated Total Assets in the aggregate at any one time outstanding.

“Insured Subsidiary” means a Subsidiary of the Borrower that is an “insured depository institution” under and as defined in the U.S. Federal Deposit Insurance Act (12 U.S.C. §1813(c)(2)) or any successor statute or that has an analogous status under the laws of Canada or any other country that is a member of the OECD or any political subdivision of any such country.  As of the Closing Date, Comenity Bank and Comenity Capital Bank are Insured Subsidiaries.

“Insured Subsidiary Cash” means (a) cash and balances due from depository institutions, including, without limitation, noninterest-bearing balances and currency and coin and interest-bearing balances, and (b) available-for-sale securities constituting Eligible Cash Equivalents, in each case owned by, held by, or owing to, an Insured Subsidiary.

“Interest Period” means with respect to each Term SOFR Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in the applicable Notice of Interest Period Election and ending one (1), three (3) or six (6) months thereafter, as the Borrower may elect in the applicable notice (or such other period as requested by the Borrower and agreed to by the applicable Banks); provided that:

(a)          the Interest Period shall commence on the date of advance of or conversion to any Term SOFR Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the immediately preceding Interest Period expires;

(b)          any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(c)          any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Business Day of a calendar month;

(d)          any Interest Period for ~~(i)~~ any Loan ~~(other than an Extended Term Loan)~~ that would otherwise end after the Maturity Date shall end on the Maturity Date (unless such date is not a Business Day, in which case such Interest Period shall end on the latest Business Day to occur prior to the Maturity Date) ~~and (ii) an Extended Term Loan that would otherwise end after the applicable Extended Maturity Date shall end on such Extended Maturity Date (unless such date is not a Business Day, in which case such Interest Period shall end on the latest Business Day to occur prior to such Extended Maturity Date);~~;

(e)          no tenor that has been removed from this definition pursuant to Section 8.8(c)(iv) shall be available for specification in any Notice of Borrowing or Notice of Interest Period Election.

“Investment” means any Acquisition or other investment in any Person, whether by means of share purchase, capital contribution, loan, Guaranty, time deposit or otherwise (but not including any demand deposit).

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s Investors Service, Inc. or any successor to its rating agency business and BBB- (or the equivalent) by Standard & Poor’s, a division of The McGraw Hill Companies, Inc., or any successor to its rating agency business, or an equivalent rating by a “nationally recognized statistical rating organization” as defined in Section 3 of the Securities Exchange Act of 1934, as amended.

“L/C Participant” has the meaning set forth in Section 2A.5.

“L/C Supportable Obligations” means and includes obligations of the Borrower or its Subsidiaries incurred in the ordinary course of business as are reasonably acceptable to the Administrative Agent and the respective Letter of Credit Issuer and otherwise permitted to exist pursuant to the terms of this Agreement.

“Letter of Credit” has the meaning set forth in Section 2A.1(a).

“Letter of Credit Commitment” means U.S. $30,000,000 as the same may be reduced from time to time pursuant to Section 2.8.

“Letter of Credit Fee” has the meaning set forth in Section 2.7(b).

“Letter of Credit Issuer” means JPMorgan Chase Bank, N.A. in its individual capacity and any other Bank which at the request of the Borrower and with the consent of the Administrative Agent (in the Administrative Agent’s reasonable discretion) agrees, in such Bank’s sole discretion, to become a Letter of Credit Issuer for the purpose of issuing Letters of Credit.

“Letter of Credit Outstandings” means, at any time, the sum of, without duplication, (a) the aggregate Stated Amount of all outstanding Letters of Credit and (b) the aggregate Unpaid Drawings in respect of all Letters of Credit.

“Letter of Credit Request” has the meaning set forth in Section 2A.3(a).

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, hypothec, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset.  For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

“Limited Condition Transaction” means (i) any acquisition (including by way of merger) or similar Investment by the Borrower or one or more of its Subsidiaries, in each case whose consummation is not conditioned on the availability of, or on obtaining, third party financing (it being understood that such transaction may be subject to other conditions precedent, which conditions precedent may be amended, satisfied or waived in accordance with the terms of the applicable agreement) or (ii) redemption or repayment of Debt requiring irrevocable notice in advance of such redemption or repayment (provided that, solely for purposes of Section 3.3, such redemption or repayment does not need to require irrevocable notice in advance of such redemption or repayment).

“Liquidity” means, at any date of determination, the sum of (i) the amount of unrestricted cash and Eligible Cash Equivalents of the Credit Parties on such date and (ii) the aggregate unused amount of the Revolving Credit Commitments then in effect (but only to the extent that the Borrower, in its good faith judgment, could satisfy the conditions to borrowing at such time).

“Loan” means any Revolving Loan~~,~~ or Swing ~~Loan or Term~~ Loan made pursuant to Section 2.1; provided, that if any such Loan or Loans (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Period Election, the term “Loan” shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

“Managed Receivables” of any Person means for any date the principal amount of all ~~Securitization~~Funding Assets originated or acquired by such Person as of such date regardless of whether such ~~Securitization~~Funding Assets are determined, with respect to such Person’s financial statements, to be “on‑balance sheet” or “off‑balance sheet.”

“Material Adverse Effect” means (a) a material adverse change in, or material adverse effect upon, the business, financial condition or operations of the Borrower and its Consolidated Subsidiaries taken as a whole, (b) a material impairment of the ability of the Borrower and the Guarantors to perform their material obligations under the Credit Documents or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Credit Parties of the Credit Documents or the material rights and remedies of the Administrative Agent and the Banks thereunder.

“Material Asset” means an asset or assets having a fair market value in excess of $50,000,000.

“Material Domestic Subsidiary” means each Domestic Subsidiary that is a Material Subsidiary.

“Material Financial Obligations” of any Person means a principal or face amount of Debt and/or payment or collateralization obligations in respect of Derivatives Obligations of such Person and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, exceeding in the aggregate U.S. $150,000,000.

“Material Plan” means, at any time, a Plan or Plans having aggregate Unfunded Liabilities in excess of U.S. $150,000,000.

“Material Subsidiary” means (a) each Insured Subsidiary and (b) each direct or indirect Subsidiary which, together with its Subsidiaries, (i) owned as of the end of the most recently completed fiscal quarter (or, in the case of an acquired Subsidiary, on a pro forma basis would have owned) assets that represent in excess of 5% of the Consolidated Total Assets of the Borrower and its Consolidated Subsidiaries (including the total assets of each Insured Subsidiary and each ~~Qualified Securitization~~Funding Entity) as of the end of such fiscal quarter or (ii) generated (or, in the case of an acquired Subsidiary, on a pro forma basis would have generated) annual revenues in excess of 5% of the consolidated total revenues for the Borrower and its Consolidated Subsidiaries (including each Insured Subsidiary and each ~~Qualified Securitization~~Funding Entity) for the most recently completed fiscal year; provided that if, at any time and from time to time, Subsidiaries that are not Guarantors solely because they do not meet the thresholds set forth in clause (b)(i) or (b)(ii) above comprise in the aggregate on a pro forma basis more than (when taken together with the total assets of the Subsidiaries of such Subsidiaries as of the end of the most recently completed fiscal quarter) 10.0% of the Consolidated Total Assets of the Borrower and its consolidated Subsidiaries (including the total assets of each Insured Subsidiary and each ~~Qualified Securitization~~Funding Entity) as of the end of such fiscal quarter or more than (when taken together with the total revenues of the Subsidiaries of such Subsidiaries as of the end of the most recently completed fiscal year) 10.0% of the consolidated total revenues for the Borrower and its Consolidated Subsidiaries (including each Insured Subsidiary and each ~~Qualified Securitization~~Funding Entity) for the most recently completed fiscal year, then the Borrower shall, not later than 45 days after the date by which financial statements for the most recently completed fiscal quarter were required to be delivered (or such longer period as the Administrative Agent may agree in its reasonable discretion), (i) designate in writing to the Administrative Agent one or more of such Subsidiaries as “Material Subsidiaries” to the extent required such that the foregoing condition ceases to be true and (ii) cause such Subsidiary to become a Guarantor and comply with the requirements set forth in Section 5.20.

“Maturity Date” means the date that is ~~three~~four (~~3~~4) years after the Amendment No. 1 Effective Date.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Multiemployer Plan” means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

“Net Cash Proceeds” means (1) with respect to any sale, lease or other transfer of assets, the gross proceeds received by the Credit Parties and their Subsidiaries therefrom (including any cash, Eligible Cash Equivalents, deferred payment pursuant to, or by monetization of, a note receivable or otherwise, as and when received) less the sum of (i) the fees, costs and expenses relating to such sale or other transfer, including legal, accounting and investment banking fees, and brokerage and sales commissions, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and consultant and other customary fees, and any relocation expenses incurred as a result thereof, (ii) taxes paid or reasonably estimated to be payable as a result thereof (including, in respect of any proceeds received in connection with any sale or other transfer of or by any Foreign Subsidiary or of any asset located or deemed located outside of the United States, deductions in respect of withholding taxes and similar taxes, fees, charges and penalties payable in connection with repatriation of such funds to the United States), provided that if any such estimated taxes exceed the amount of actual taxes required to be paid in cash in respect of such transaction, the amount of such excess shall constitute Net Cash Proceeds, (iii) distributions and other payments required to be made to holders of minority interests, royalty interests, stock appreciation rights or similar rights or interests in Subsidiaries or the assets or properties thereof as a result of such transaction, (iv) amounts required to be applied to the payment of principal, premium, if any, and interest on Debt (other than Debt under the Credit Documents) secured by a Lien on such sold or otherwise transferred assets (or a portion thereof), which Debt is required to be paid as a result of such transaction, and (v) deduction of appropriate amounts to be provided by the Credit Parties or any of their Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the sold or otherwise transferred asset and retained by the Credit Parties or any of their Subsidiaries after such sale or other transfer thereof, including pension and other post-employment benefit liabilities, liabilities related to environmental matters, indemnification obligations associated with such transaction and purchase price adjustments, provided that, to the extent and at the time any such amounts are released from such reserve, such released amounts shall constitute Net Cash Proceeds and (2) with respect to any issuance or incurrence of Debt (including Convertible Debt) or Capital Stock, the gross cash proceeds received by the Credit Parties and their Subsidiaries therefrom, net of all taxes and fees, commissions, costs, underwriting discounts and other fees and expenses incurred in connection therewith and, in the case of Convertible Debt, net of the payment of the premium for any related Permitted Convertible Debt Hedge Transaction. For the avoidance of doubt, any proceeds received upon the settlement, termination or unwind (whether optional or mandatory) of any Permitted Convertible Debt Hedge Transaction or any proceeds received from the sale of any Permitted Warrant Transaction shall be deemed not to give rise to “Net Cash Proceeds” hereunder.

“Non-Consenting Bank” means any Bank that does not approve any consent, waiver or amendment that (a) requires the approval of all Banks or all affected Banks in accordance with the terms of Section 10.5 and (b) has been approved by the Required Banks.

“Non-Defaulting Bank” means, at any time, a Bank that is not a Defaulting Bank.

~~“Non-Extended Term Loan” means any outstanding Term Loan that is not an Extended Term Loan.~~

“Non-Funding Debt” means any Debt for borrowed money other than Funding Debt.

“Note” has the meaning set forth in Section 2.4(d).

“Notice of Borrowing” has the meaning set forth in Section 2.2.

“Notice of Interest Period Election” has the meaning set forth in Section 2.9.

“Obligations” means (a) all amounts owing to the Administrative Agent or any Bank pursuant to the terms of this Agreement or any other Credit Document and (b) so long as there are amounts owing under clause (a), Derivatives Obligations (other than any Permitted Convertible Debt Hedge Transaction or any Permitted Warrant Transaction) from time to time owed to a Person that, at the time of incurrence thereof, was a Bank or an Affiliate of a Bank.

“OECD” means the Organization for Economic Co‑operation and Development.

~~“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Asset Control.~~

“Other Taxes” has the meaning set forth in Section 8.4(a).

“Parent” means, with respect to any Bank, any Person controlling such Bank.

“Participant” has the meaning set forth in Section 10.6(b).

“Participant Register” has the meaning set forth in Section 10.6(b).

“Patriot Act” means the USA PATRIOT Act (Title III of Pub. L. 107‑56 (signed into law October 26, 2001)) as amended and in effect from time to time.

“Payment Office” means the office of the Administrative Agent located at JPMorgan Chase Bank, N.A., Attention: Loan and Agency Servicing, 131 S Dearborn St, Floor 04, Chicago, IL, 60603-5506, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

“Payment Recipient” has the meaning assigned thereto in Section 7.13(a).

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Percentage” means for any Bank its Revolver Percentage ~~or Term Loan Percentage, as applicable; and where the term “Percentage” is applied on an aggregate basis, such aggregate percentage shall be calculated by aggregating the separate components of the Revolver Percentage and Term Loan Percentage, and expressing such components on a single percentage basis.~~.

“Permitted Acquisition” means any Acquisition permitted pursuant to Section 5.18(~~c~~d).

“Permitted Convertible Debt Hedge Transaction” means any call or capped call option (or substantively equivalent derivative transaction) relating to the Borrower’s equity securities (or other securities or property following a merger event, reclassification or other change of the equity securities of the Borrower) purchased by the Borrower in connection with the issuance of any Convertible Debt that is a Specified Incurrence or otherwise permitted under Section 5.14 and settled in equity securities of the

Borrower (or such other securities or property), cash or a combination thereof (such amount of cash determined by reference to the price of the Borrower’s equity securities or such other securities or property), and cash in lieu of fractional shares of equity securities of the Borrower.

“Permitted Warrant Transaction” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) relating to the Borrower’s equity securities (or other securities or property following a merger event, reclassification or other change of the equity securities of the Borrower) sold by the Borrower substantially concurrently with any purchase by the Borrower of a Permitted Convertible Debt Hedge Transaction and settled in equity securities of the Borrower (or such other securities or property), cash or a combination thereof (such amount of cash determined by reference to the price of the Borrower’s equity securities or such other securities or property), and cash in lieu of fractional shares of equity securities of the Borrower.

“Person” means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Plan” means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and either (a) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (b) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

“Preferred Interests” as applied to the Capital Stock in any Person, means Capital Stock in such Person of any class or classes (however designated) that rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of common Capital Stock in such Person.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the FRB in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the FRB (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Qualified ECP Guarantor” means, in respect of any Derivative Obligation, each Credit Party that at the time the relevant Guaranty becomes effective with respect to such Derivative Obligation constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

~~“Qualified Securitization Entity” means a Person that is a special purpose entity used in connection with a Qualified Securitization Transaction.~~

~~“Qualified Securitization Transaction” means a securitization or other sale or financing of Securitization Assets.~~

“Qualifying Deposits” means deposits that (a) are of a type that are, or in the case of an eligible depositor would be, eligible to be insured by the U.S. Federal Deposit Insurance Corporation (or, in the case of an Insured Subsidiary organized under the laws of Canada or any other country that is a member of the OECD or any political subdivision of any such country, the Canada Deposit Insurance Corporation or any similar or corresponding entity or fund) or any successor entity or fund and (b) do not exceed the amount equal to (i) the sum of (A) the amount of ~~Securitization~~Funding Assets net of the allowance for doubtful accounts plus (B) Insured Subsidiary Cash at Insured Subsidiaries minus (ii) the aggregate amount of bonds and notes that are based on one or more pools of ~~Securitization~~Funding Assets, or collateralized by the cash flows from one or more pools of ~~Securitization~~Funding Assets, in each case as shown on the consolidated balance sheet of the Borrower and its Subsidiaries, or, in the case of Insured Subsidiary Cash, as shown on the balance sheet in the Consolidated Reports of Condition and Income for A Bank With Domestic Offices Only - FFIEC 041 for such Insured Subsidiary or other similar report prescribed by the Federal Financial Institutions Examination Council or replacement agency.

“Quarterly Date” has the meaning set forth in Section 2.6(a).

“Reclassifiable Item” shall have the meaning assigned to it in Section 1.7(b).

“Redeemable Stock” means Capital Stock of the Borrower or any of its Subsidiaries that is redeemable at the option of the holder thereof or that constitutes preferred stock.

“Refinanced ~~Term Loans~~Debt” has the meaning set forth in Section ~~10.5~~5.14(i).

“Refinancing Debt” has the meaning set forth in Section 5.14(i).

“Refunded Swing Loans” has the meaning set forth in Section 2.1(d).

“Refunding Date” has the meaning set forth in Section 2.1(e).

“Refunding Swing Loan” has the meaning set forth in Section 2.1(d).

“Regulation U” means Regulation U of the FRB, as in effect from time to time.

“Related Transaction” means, with respect to any Limited Condition Transaction, (i) any incurrence of Debt or Liens and (ii) any making of Restricted Payments, dispositions, Permitted Acquisitions or other Investments, in each case of clauses (i) and (ii), undertaken in connection with such Limited Condition Transaction.

“Relevant Governmental Body” means the FRB or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the FRB or the Federal Reserve Bank of New York, or any successor thereto.

~~“Replacement Term Loans” has the meaning set forth in Section 10.5.~~

“Required Banks” means, as of the date of determination thereof, Non-Defaulting Banks whose outstanding Revolving Loans and ~~Term Loans and~~ interests in Letters of Credit and Swing Loans, and Unused Revolving Credit Commitments ~~and unused Term Loan Commitments~~ constitute more than 50% of the sum of the total outstanding Revolving Loans ~~and Term Loans~~, interests in Letters of Credit and Swing Loans, and Unused Revolving Credit Commitments ~~and unused Term Loan Commitments~~ of the Non-Defaulting Banks.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Payment” means (a) any dividend or other distribution on any shares of a Person’s (including any Credit Party’s) Capital Stock (except dividends or distributions payable solely in shares of its Capital Stock and except dividends and distributions payable to the Borrower or any of its Subsidiaries) or (b) any payment on account of the purchase, redemption, retirement or acquisition of (i) any shares of a Person’s (including any Credit Party’s) Capital Stock or (ii) any option, warrant or other right to acquire shares of a Person’s Capital Stock, but in each case not including (A) payments of cash, shares of the Borrower’s Capital Stock (or other securities or property following a merger event, reclassification or other change of the equity securities of the Borrower) or a combination thereof made pursuant to the terms of or otherwise in respect of Convertible Debt prior to or in connection with conversion, redemption, repurchase or maturity thereof or otherwise, (B) payments made to the Borrower or any of its Subsidiaries, (C) payments made solely in shares of (or solely out of the net proceeds of a substantially concurrent issuance of) such Person’s (including any Credit Party’s) Capital Stock or options, warrants or other rights to acquire shares of such Persons’ (including any Credit Party’s) Capital Stock and (D) dividends, distributions and other payments occurring or deemed to occur upon (1) the exercise by the holder thereof of stock options, warrants or other convertible or exchangeable securities or (2) the withholding of a portion of any stock options, warrants or other convertible or exchangeable securities to pay for taxes payable on account of such grant or award or the exercise thereof.

“Revolver Percentage” means at any time for each Bank with a Revolving Credit Commitment, the percentage obtained by dividing such Bank’s Revolving Credit Commitment by the Total Revolving Credit Commitment, provided that if the Total Revolving Credit Commitment has been terminated, the Revolver Percentage of each Bank shall be determined by dividing the percentage held by such Bank (including through participation interests in Letter of Credit Outstandings and Swing Loans) of the aggregate principal amount of all Revolving Loans, Swing Loans and Letter of Credit Outstandings.

“Revolving Credit” means the credit facility for making Revolving Loans and Swing Loans and issuing Letters of Credit described in Sections 2.1(a), 2.1(c) and 2A.1 hereof.

“Revolving Credit Commitment” means, (a) with respect to each Bank listed on the signature pages hereof, the amount set forth opposite its name on Schedule I hereto under the heading “Revolving Credit Commitment,” (b) with respect to each assignee that becomes a Bank pursuant to Section 10.6(c), the amount of the Revolving Credit Commitment thereby assumed by it, and (c) with respect to any Bank that becomes a “Bank” pursuant to Section 2.16, the amount of such Bank’s Revolving Credit Commitment set forth in the applicable Incremental Amendment, in each case as such amount may be increased pursuant to Section 2.16, increased or reduced from time to time pursuant to Section 10.6(c) or reduced from time to time pursuant to Section 2.8 or Section 6.1.

“Revolving Credit Exposure” means, as to any Bank that has a Revolving Credit Commitment at any time, the aggregate principal amount at such time of its outstanding Revolving Loans and such Bank’s participation in Letter of Credit Outstandings and Swing Loans at such time.

“Revolving Loan” is defined in Section 2.1(a) hereof and, as so defined, includes a Base Rate Loan, a Daily Simple SOFR Loan or Term SOFR Loan, each of which is a Type of Revolving Loan hereunder.

“Revolving Note” has the meaning set forth in Section 2.4(d).

“S&P” means S&P Global Ratings, a business unit of Standard & Poor’s Financial Services LLC, and any successor to its rating agency business.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, the so - called Donetsk People’s Republic, the so- called Luhansk People’s Republic, the Crimea, non-government controlled areas of the Zaporizhzhia and Kherson Regions of Ukraine, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means, at any time, any Person subject or target of any Sanctions, including (a) any Person listed in any Sanctions-related list of designated Persons maintained by the U.S. government, including by Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the European Union, any European Union member state, His Majesty’s Treasury of the United Kingdom or other relevant sanctions authority, (b) any Person located, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b) (including, without limitation for purposes of defining a Sanctioned Person, as ownership and control may be defined and/or established in and/or by any applicable laws, rules, regulations, or orders).

“Sanctions” means all economic or financial sanctions, trade embargoes or similar restrictions imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state, His Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.

“SEC” means the Securities and Exchange Commission.

~~“Securitization Assets” means credit card receivables, other receivables, royalty and revenue streams, other financial assets, proceeds of the foregoing, and books, records and other related assets incidental to the foregoing.~~

“Securitization” means a public or private transfer, sale or financing of Funding Assets by which the Borrower or any of its Subsidiaries directly or indirectly securitizes a pool of specified Funding Assets including any such transaction involving the sale of specified Funding Advances or loans to a Funding Entity.

“Servicing Rights” means credit card or other loan, or associated receivable, servicing rights entitling the holder to service the loans, including, for the avoidance of doubt, the right of such person to receive cash flows in its capacity as servicer of any receivable or pool of receivables, and any interests in such right, together with any assets related thereto that are of the type transferred in connection with securitization transactions involving assets such as, or similar to, servicing rights, and any collections or proceeds thereof, including all contracts and contract rights, security interests, financing statements or other documentation in respect of such servicing rights, all general intangibles under or arising out of or relating to such servicing rights, and any guarantees, indemnities, warranties or other obligations in respect of such servicing rights.

“Shared Incremental Amount” means, as of any date of determination, (a) $700,000,000 minus (b) the aggregate principal amount of all Incremental Facilities and/or Incremental Equivalent Debt originally incurred or issued in reliance on the Shared Incremental Amount outstanding on such date.

“Simple SOFR Adjustment” a percentage equal to 0.10% per annum.

“Simple SOFR Rate Day” has the meaning specified in the definition of “Adjusted Daily Simple SOFR”.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Determination Day” has the meaning specified in the definition of “Adjusted Daily Simple SOFR”.

“SOFR Loan” means any Daily Simple SOFR Loan or Term SOFR Loan.

“SOFR Margin” means a percentage per annum equal to the applicable percentage specified in the pricing schedule attached hereto as Appendix I.

“Solvent” means, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital.  For purposes of this definition, the amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“SPC” has the meaning set forth in Section 10.6(e).

“Specified Incurrence” has the meaning set forth in Section 3.2(e).

~~“Specified Net Cash Proceeds” has the meaning set forth in Section 5.14(h).~~

“Specified Representations” means each of the representations and warranties set forth in Sections 4.1, 4.2(i), (ii) and (iv)(A), 4.3, 4.10 and the third sentence of Section 4.12.

“Standard Funding Undertakings” means representations, warranties, covenants and indemnities entered into by the Borrower or any Subsidiary of the Borrower which the Borrower has determined in good faith to be customary in connection with any Funding Debt, including, without limitation, those relating to the investment management, servicing or other administration of the assets of a Funding Entity.

“Stated Amount” of each Letter of Credit means the maximum amount available to be drawn thereunder (regardless of whether any conditions for drawing could then be met).

“Subsidiary” means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person; unless otherwise specified, “Subsidiary” means a Subsidiary of the Borrower.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act, including any such obligation in the form of a Guaranty.

“Swing Borrowing” means a Borrowing pursuant to Section 2.1(c).

“Swing Lender” means JPMorgan Chase Bank, N.A. and any Bank that agrees in its sole discretion, with the consent of the Administrative Agent and the Borrower, to replace JPMorgan Chase Bank, N.A. as the Swing Lender hereunder.

“Swing Loan Limit” means U.S. $65,000,000, as the same may be reduced from time to time pursuant to Section 2.8.

“Swing Loan Refund Amount” has the meaning set forth in Section 2.1(d).

“Swing Loans” has the meaning set forth in Section 2.1(c).

“Swing Note” has the meaning set forth in Section 2.4(d).

“Taxes” is defined in Section 8.4(a).

~~“Term Credit” means the credit facility for the Term Loans described in Section 2.1(b) hereof.~~

~~“Term Loan” is defined in Section 2.1(b) hereof and, in each case, includes Base Rate Loans, Daily Simple SOFR Loans or Term SOFR Loans, each of which is a Type of Term Loan hereunder.  The Term Loans include Extended Term Loans and Non-Extended Term Loans.~~

~~“Term Loan Commitment” means, with respect to each Bank listed on the signature pages hereof, the obligation of such Bank to make Term Loans in the principal amount equal to the amount set forth opposite such Bank’s name on Schedule I attached hereto.~~

~~“Term Loan Commitment Termination Date” means the earliest to occur of (a) the date on which the Term Loan Commitments have been reduced to $0 as a result of the funding thereof in full or the termination thereof in accordance with Section 2.8 or Section 6.1, and (b) December 31, 2023.~~

~~“Term Loan Percentage” means, for each Bank, the percentage of the Term Loan Commitments represented by such Bank’s Term Loan Commitment or, if the Term Loan Commitments have been terminated or have expired, the percentage held by such Bank of the aggregate principal amount of all Term Loans then outstanding.~~

~~“Term Note” is defined in Section 2.4(d) hereof.~~

“Term SOFR” means, for any calculation, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time,  for a tenor comparable to the applicable Interest Period on the day (such day, the “Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark

Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

“Term SOFR Adjustment” means a percentage equal to 0.10% per annum.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Loan” means any Loan bearing interest at a rate based on Adjusted Term SOFR (other than pursuant to the Adjusted Term SOFR component of the definition of “Base Rate”), as provided in Section 2.6.

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Total Revolving Credit Commitment” means the aggregate amount of the Revolving Credit Commitments of each of the Banks.

“Type” means the type of Loan determined according to the interest option applicable thereto; i.e., whether a Base Rate Loan, Daily Simple SOFR Loan or Term SOFR Loan.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“Unfunded Liabilities” means, with respect to any Plan at any time, the amount (if any) by which (a) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (b) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

“United States” means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

“Unpaid Drawing” has the meaning set forth in Section 2A.4(a).

“Unused Revolving Credit Commitments” means, at any time, the difference between the Total Revolving Credit Commitment then in effect and the aggregate outstanding principal amount of Revolving Loans and Letter of Credit Outstandings.

“U.S. Dollars” and “U.S. $” shall mean freely transferable lawful money of the United States of America.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities; provided, that for purposes of notice requirements in Sections 2.2, 2.9 and 2.10, in each case, such day is also a Business Day.

“Voting Stock” of any Person means the equity interests of such Person that are, under ordinary circumstances, entitled to vote in the election of the board of directors or other persons performing similar functions of such Person.

“Wholly‑Owned Subsidiary” means, as to any Person, any corporation or other entity 100% of whose Voting Stock (other than director’s qualifying shares) is at the time owned by such Person and/or one or more Wholly‑Owned Subsidiaries of such Person.

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.2      Accounting Terms and Determinations.  Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles in the United States as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower’s independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Banks (“GAAP”); provided that, (a) all calculations of financial covenants and corresponding accounting terms shall include for all periods covered thereby pro forma adjustments for the actual historical financial performance of, and identifiable cost savings associated with, such entities or assets acquired as permitted under Section 5.18, (b) if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Article 5 or any definition directly or indirectly used therein or in Appendix I to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Banks wish to amend Article 5 or any definition directly or indirectly used therein or in Appendix I for such purpose), then the Borrower’s compliance with such covenant and determinations made pursuant to any such definition or Appendix I shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant, definition or Appendix I is amended in a manner satisfactory to the Borrower and the Required Banks, and (c) matters relating to Capital Leases, related Debt and other related matters shall be interpreted in accordance with the proviso in the definition of the term “Capital Lease”.  In addition, the CET1 Ratio shall be calculated in accordance with U.S. federal Bank Regulatory Authority capital requirements applicable to each Insured Subsidiary as in effect from time to time (the “Applicable Banking Requirements”); provided that if the Borrower notifies the Administrative Agent that the Borrower wishes to amend Section 5.13B or any definition directly or indirectly used therein to eliminate the effect of any change in Applicable Banking Requirements on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Banks wish to amend Section 5.13B or any definition directly or indirectly used therein for such purpose), then the Borrower’s compliance with such covenant and determinations made pursuant to any such definition shall be determined on the basis of Applicable Banking Requirements in effect immediately before the relevant change in Applicable Banking Requirements became effective, until either such notice is withdrawn or Section 5.13B or such definition is amended in a manner satisfactory to the Borrower and the Required Banks.

SECTION 1.3           Types of Borrowings.  The term “Borrowing” denotes the aggregation of Loans under a Credit of one or more Banks to be made to the Borrower pursuant to Article 2 on the same date, all of which Loans are of the same Type (subject to Article 8) and, except in the case of Base Rate Loans or Daily Simple SOFR Loans, have the same initial Interest Period.

SECTION 1.4           Divisions.  For all purposes under the Credit Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws) (a “Statutory Division”): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Capital Stock at such time.  The term “merge” set forth in Section 5.7 shall include any Statutory Division and Section 5.20 shall include any Material Domestic Subsidiary resulting from a Statutory Division.

SECTION 1.5           Rates.  The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to Adjusted Daily Simple SOFR, SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or with respect to any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 8.8(c), will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, Adjusted Daily Simple SOFR, SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes.  The Administrative Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of Adjusted Daily Simple SOFR, SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR, or Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to the Borrower.  The Administrative Agent may select information sources or services in its reasonable discretion to ascertain Adjusted Daily Simple SOFR, SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any other Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Bank or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

SECTION 1.6        Limited Condition Transactions.~~.~~    Notwithstanding anything in this Agreement or any other Credit Document to the contrary, when (a) determining compliance with any provision of this Agreement that requires that no Default or Event of Default has occurred, is continuing or would result therefrom, (b) making or determining the accuracy of any representations and warranties or (c) solely for purposes of Section 3.3, calculating pro forma compliance with the Financial Covenants, in each case, in connection with any Limited Condition Transaction or any Related Transactions with respect thereto, the date of determination shall, at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), be deemed to be the date the definitive acquisition agreements or the date of delivery of irrevocable notice (or, in the case of a redemption or repayment of Debt in the form of a tender offer, at the time of launch thereof), as applicable, or in respect of any Related Transaction, any similar event (and not the time of consummation) for such Limited Condition Transaction are entered into or delivered (such date, the “LCT Test Date”), and if, after giving effect to such Limited Condition Transaction and any Related Transactions with respect thereto, on a pro forma basis as if they had occurred on the first day of the then most recently ended period of four consecutive fiscal quarters (for income statement purposes) or at the end of such most recently ended period of four consecutive fiscal quarters (for balance sheet purposes), the Borrower would have been permitted to consummate such Limited Condition Transaction and such Related Transactions with respect thereto on the relevant LCT Test Date, then, so long as no Event of Default specified in clauses 6.1(g) and 6.1(h) has occurred and is continuing on the date such Limited Condition Transaction is consummated, such default provision, representation,  warranty or other provision shall be deemed to have been complied with.  For the avoidance of doubt, if the Borrower has made an LCT Election and any of the ratios, tests, baskets or default provisions for which compliance was determined or tested as of the LCT Test Date are exceeded as a result of fluctuations in any such ratio, test or basket or otherwise, at or prior to the consummation of the relevant transaction or action, such baskets, tests or ratios will not be deemed to have been exceeded as a result of such fluctuations.  If the Borrower has made an LCT Election for any Limited Condition Transaction, then in connection with any calculation of any ratio, test, basket availability, default provision, representation or warranty with respect to the incurrence of Debt or Liens, the making of Restricted Payments, dispositions, Permitted Acquisitions, other Investments, or any merger, dissolution, liquidation or consolidation (each of the foregoing, a “Subsequent Transaction”) following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement for such Limited Condition Transaction is terminated (or, if applicable, the irrevocable notice of similar event is terminated or expires or the tender offer is abandoned (as determined by the Borrower in good faith)) without consummation of such Limited Condition Transaction, for purposes of determining whether such Subsequent Transaction is permitted under this Agreement, any such ratio, test, basket, default provision, representation or warranty shall be required to be satisfied on a pro forma basis assuming such Limited Condition Transaction and any Related Transactions with respect thereto have been consummated on the first day of the then most recently ended period of four consecutive fiscal quarters; provided that with respect to any such Subsequent Transaction that is a Restricted Payment, any such ratio, test, basket, default provision, representation or warranty shall also be calculated on a pro forma basis assuming such Limited Condition Transaction and any Related Transactions with respect thereto have not been consummated.  Notwithstanding anything to the contrary set forth herein, it is understood and agreed that this Section 1.6 shall not limit the conditions set forth in Section 3.3 with respect to any proposed Borrowing under the Revolving Credit facility or any proposed issuance of a Letter of Credit (in each case, whether such proposed Borrowing or issuance is in connection with a Limited Condition Transaction or otherwise).

SECTION 1.7           Certain Calculations.

(a)          Notwithstanding anything to the contrary herein, unless the Borrower otherwise notifies the Administrative Agent, with respect to any amount incurred or transaction entered into (or consummated) in reliance on a provision of this Agreement (other than a non-concurrent Borrowing hereunder) that does not require compliance with a financial ratio or financial test (including Article V hereof, any CET1 Ratio test or any Consolidated Non-Funding Debt to Tangible Net Worth Ratio test) (any such amount, including any concurrent Borrowing hereunder, and any cap expressed as a percentage of Consolidated Total Assets, a “Fixed Amount”) substantially concurrently with any amount incurred or transaction entered into (or consummated) in reliance on a provision of this Agreement that requires compliance with a financial ratio or financial test (including Article V hereof, any CET1 Ratio test or any Consolidated Non-Funding Debt to Tangible Net Worth Ratio test) (any such amount, an “Incurrence-Based Amount”), it is understood and agreed that (i) the incurrence of the Incurrence-Based Amount shall be calculated first without giving effect to any Fixed Amount but giving full pro forma effect to the use of proceeds of such Fixed Amount and the related transactions and (ii) the incurrence of the Fixed Amount shall be calculated thereafter. Unless it elects otherwise, the Borrower shall be deemed to have used amounts under an Incurrence-Based Amount then available to the Borrower prior to utilization of any amount under a Fixed Amount then available to the Borrower. In calculating any Incurrence-Based Amount, any concurrent Borrowings hereunder shall not be given effect.

(b)           For purposes of determining compliance at any time with Sections 5.7, 5.9, 5.14, 5.16 or 5.18 and, in the event that any sales, lease and other transfer of assets or any Debt, Lien, Restricted Payment or Investment or, in each case, any portion thereof, as applicable, at any time meets the criteria of more than one of the categories of transactions or items permitted pursuant to any clause of such Sections 5.7, 5.9, 5.14, 5.16 and/or 5.18 (each of the foregoing, a “Reclassifiable Item”), the Borrower, in its sole discretion, may, from time to time, divide, classify or reclassify such Reclassifiable Item (or portion thereof) under one or more clauses of each such section and will only be required to include such Reclassifiable Item (or portion thereof) in any one category; provided that, upon delivery of any financial statements pursuant to Section 5.1(a) or (b) following the initial incurrence or making of any such Reclassifiable Item, if such Reclassifiable Item could, based on such financial statements, have been incurred or made in reliance on any “ratio-based” basket or exception, such Reclassifiable Item shall automatically be reclassified as having been incurred or made under the applicable provisions of such “ratio-based” basket or exception (in each case, subject to any other applicable provision of such “ratio-based” basket or exception, as applicable). It is understood and agreed that any sale, lease and other transfer of assets or any Debt, Lien, Restricted Payment or Investment need not be permitted solely by reference to one category of permitted sale, lease or other transfer of assets, or any Debt, Lien, Restricted Payment or Investment under Sections 5.7, 5.9, 5.14, 5.16 or 5.18, respectively, but may instead be permitted in part under any combination thereof or under any other available exception.

ARTICLE 2

THE CREDITS

SECTION 2.1         Commitments to Lend.  (a) Revolving Loans.  At any time on or after the Effective Date and prior to the Maturity Date (or if applicable, the relevant Extended Maturity Date), each Bank with a Revolving Credit Commitment severally agrees, on the terms and conditions set forth in this Agreement, to make loans (each a “Revolving Loan” and, collectively, the “Revolving Loans”) to the Borrower pursuant to this Section 2.1(a) from time to time in U.S. Dollars in amounts such that all Revolving Loans made by such Bank to the Borrower at any one time outstanding, when combined with such Bank’s Revolver Percentage of all Swing Loans and Letter of Credit Outstandings at such time, shall not exceed the amount of its Revolving Credit Commitment.  Each Borrowing under this Section 2.1(a), shall be in an amount equal to U.S. $5,000,000 or any larger multiple of U.S. $1,000,000 (except that such Borrowing may be in the aggregate amount of the then unutilized Revolving Credit Commitments) and shall be made from the several Banks ratably in proportion to their respective Revolving Credit Commitments. Revolving Loans shall either be Base Rate Loans, Daily Simple SOFR Loans or Term SOFR Loans.  Within the foregoing limits, the Borrower may borrow under this Section 2.1(a), prepay Revolving Loans to the extent permitted by Section 2.10, and reborrow at any time prior to the Maturity Date (or, if applicable, the relevant Extended Maturity Date).

~~(b) Term Loans.  Each Bank with a Term Loan Commitment severally agrees, on the terms and conditions set forth in this Agreement, to make loans (each a “Term Loan” and, collectively, the “Term Loans”) to the Borrower pursuant to this Section 2.1(b~~) ~~in U.S. Dollars in an amount equal to its Term Loan Commitment.  The Borrowing under this Section 2.1(b) shall be made in one or more Borrowings on and after the Effective Date in an amount equal to U.S. $5,000,000 or any larger multiple of $1,000,000 (except that such Borrowing may be in the aggregate amount of the remaining Term Loan Commitments) and until the Term Loan Commitment Termination Date from the several Banks ratably in proportion to their respective Term Loan Commitments.  The Term Loan Commitments shall expire on the Term Loan Commitment Termination Date. Term Loans shall either be Base Rate Loans, Daily Simple SOFR Loans or Term SOFR Loans.  No amount repaid or prepaid on any Term Loans may be borrowed again.~~

(b)          [Reserved].

(c)         Swing Loans.  From time to time on or after the Effective Date and prior to the Maturity Date (or, if applicable, the relevant Extended Maturity Date), the Swing Lender may elect in its sole discretion, on the terms and conditions set forth in this Agreement, to make loans (each a “Swing Loan” and, collectively, the “Swing Loans”) to the Borrower pursuant to this Section 2.1(c) from time to time in U.S. Dollars in amounts such that (i) Swing Loans made by the Swing Lender to the Borrower does not at any time exceed the Swing Loan Limit and (ii) the sum of all Revolving Loans and all Swing Loans at such time, when added to all Letter of Credit Outstandings at such time, does not exceed the Total Revolving Credit Commitment.  Each Borrowing under this Section 2.1(c) shall be in an amount of at least U.S. $2,500,000.  Within the foregoing limits, the Borrower may borrow under this Section 2.1(c), repay or prepay Swing Loans and reborrow at any time prior to the Maturity Date (or, if applicable, the relevant Extended Maturity Date).

(d)          Refunding of Swing Loans with Syndicated Loans.  Provided that no condition described in Section 3.3 was knowingly waived by the Swing Lender with respect to the making of such Swing Loan, the Swing Lender, at any time and from time to time in its sole and absolute discretion, may on behalf of the Borrower (which hereby irrevocably directs the Swing Lender to act on its behalf), on notice given by the Swing Lender no later than 11:30 a.m. (New York time) on the proposed date of Borrowing for the Base Rate Loans, request each Bank with a Revolving Credit Commitment to make, and each such Bank hereby agrees to make, a Revolving Loan which shall be a Base Rate Loan (a “Refunding Swing Loan”), under Section 2.1(a) in an amount (with respect to each such Bank, its “Swing Loan Refund Amount”) equal to such Bank’s Revolver Percentage of the aggregate principal amount of such Swing Loans (the “Refunded Swing Loans”) outstanding on the date of such notice, to repay the Swing Lender.  Unless any of the events described in Section 6.1(g) or (h) with respect to the Borrower shall have occurred and be continuing or the Revolving Credit Commitments shall have been terminated in full (in which case the procedures of Section 2.1(e) shall apply), each Bank with a Revolving Credit Commitment shall make such Base Rate Loan available to the Administrative Agent at its Payment Office in immediately available funds, not later than 1:30 p.m. (New York time), on the date of such notice.  The Administrative Agent shall pay the proceeds of such Base Rate Loans to the Swing Lender, which shall immediately apply such proceeds to repay its Refunded Swing Loans.  Effective on the day such Base Rate Loans are made, the portion of the Swing Loans so paid shall no longer be outstanding as Swing Loans, shall no longer be due as Swing Loans under the Swing Note held by the Swing Lender, and shall be due as Base Rate Loans hereunder and under the respective Revolving Notes, if any, issued to the Banks (including the Swing Lender) in accordance with their respective ratable share of the Revolving Credit Commitments.  The Borrower authorizes the Swing Lender to charge the Borrower’s accounts with the Administrative Agent (up to the amount available in each such account) in order to immediately pay the amount of such Refunded Swing Loans to the extent amounts received from the Banks are not sufficient to repay in full such Refunded Swing Loans.  The Swing Lender agrees to give notice to the Borrower should it decide to refund Swing Loans with Revolving Loans pursuant to this Section 2.1(d); provided, that such Swing Lender’s failure to give such notice (or any delay therein) does not affect the validity or the effectiveness of such Notice of Borrowing or the refunding of Swing Loans pursuant thereto.

(e)         Purchase of Participations in Swing Loans.  Provided that no condition described in Section 3.3 was knowingly waived by the Swing Lender with respect to the making of such Swing Loan, if prior to the time Revolving Loans would have otherwise been made pursuant to Section 2.1(d), one of the events described in Section 6.1(g) or (h) with respect to the Borrower shall have occurred and be continuing or the Revolving Credit Commitments shall have been terminated in full, each Bank with a Revolving Credit Commitment shall, on the date such Base Rate Loans were to have been made pursuant to the notice referred to in Section 2.1(d) (the “Refunding Date”), purchase an undivided participating interest in the Swing Loans in an amount equal to such Bank’s Swing Loan Refund Amount.  On and after the Refunding Date, the related Swing Loan will accrue interest as though such Swing Loan were a Base Rate Loan.  On the Refunding Date, each Bank with a Revolving Credit Commitment shall transfer to the Swing Lender, in immediately available funds, such Bank’s Swing Loan Refund Amount, and upon receipt thereof such Bank shall be deemed to have purchased an undivided participating interest in such Swing Loans as of such date of receipt, in the Swing Loan Refund Amount of such Bank.

(f)        Payments on Participated Swing Loans. At any time after a Swing Lender has received from any Bank such Bank’s Swing Loan Refund Amount pursuant to Section 2.1(e) and such Swing Lender receives any payment on account of the Swing Loans in which the Banks have purchased participations pursuant to Section 2.1(e), such Swing Lender will promptly distribute to each such Bank its ratable share (determined on the basis of the Swing Loan Refund Amounts of all of the Banks) of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Bank’s participating interest was outstanding and funded); provided, however, that in the event that such payment received by such Swing Lender is required to be returned, such Bank will return to such Swing Lender any portion thereof previously distributed to it by such Swing Lender.

(g)          Obligations to Refund or Purchase Participations in Swing Loans Absolute. Each Bank’s obligation to transfer the amount of a Base Rate Loan to the Swing Lender as provided in Section 2.1(d) or to purchase a participating interest pursuant to Section 2.1(e) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set‑off, counterclaim, recoupment, defense or other right which such Bank, or any other Person may have against the Swing Lender or any other Person, (ii) the occurrence or continuance of a Default or the reduction of the Revolving Credit Commitments, (iii) any adverse change in the condition (financial or otherwise) of any Credit Party or Subsidiary of a Credit Party or any other Person, (iv) any breach of this Agreement by a Credit Party, any other Bank or any other Person or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

SECTION 2.2           Notice of Borrowing.  (a) The Borrower shall give the Administrative Agent notice (a “Notice of Borrowing”) in respect of the Borrowing of Loans, other than Swing Loans and Refunding Swing Loans, not later than (w) 12:00 p.m. (New York time) on the Business Day of the Borrowing if such Borrowing is to be a Base Rate Borrowing, (x) 1:00 p.m. (New York time) on the third

U.S. Government Securities Business Day immediately preceding the date of the Borrowing if such Borrowing is to be a Term SOFR Borrowing, and (y) 1:00 p.m. (New York time) on the third U.S. Government Securities Business Day immediately preceding the date of the Borrowing if such Borrowing is to be a Daily Simple SOFR Loan Borrowing, specifying:

(i)                the date of such Borrowing, which shall be a Business Day;

(ii)             what Type of Loans are to be borrowed and whether the Loans comprising such Borrowing are to bear interest initially at the Base Rate, Adjusted Daily Simple SOFR or Adjusted Term SOFR;

(iii)           (A) in the case of a Term SOFR Borrowing, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period and (B) in the case of a Base Rate Borrowing, the date, if any, on which such Revolving Loan will be converted to a Term SOFR Loan; and

(iv)              the aggregate amount of such Borrowing.

(b)          The Borrower shall give the Swing Lender a Notice of Borrowing in respect of Swing Loans not later than 2:00 p.m. (New York time) on the date of Borrowing of such Swing Loans (which shall be a Business Day), specifying the amount of such Borrowing.

(c)          Refunding Swing Loans shall be made on the notice provided in Section 2.1(d).

SECTION 2.3          Notice to Banks Funding of Loans.  (a) Upon receipt of a Notice of Borrowing (other than a Swing Borrowing), the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank’s share of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower, except that, notwithstanding the foregoing, any Notice of Borrowing may state that such Notice of Borrowing is conditioned upon the effectiveness of any other transaction, in which case such Notice of Borrowing may be revoked or its effectiveness deferred by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

(b)          Not later than 2:30 p.m. (New York time) on the date of each Borrowing, each Bank shall make available its share of such Borrowing, in funds immediately available to the Administrative Agent at its Payment Office.  The Swing Lender shall make the proceeds of its Swing Loan available to the Borrower no later than 3:00 p.m. (New York time) on the date requested.  Unless the Administrative Agent determines that any applicable condition specified in Article 3 has not been satisfied, the Administrative Agent will make the funds so received from the Banks available to the Borrower at the Payment Office.

(c)       Unless the Administrative Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Administrative Agent such Bank’s share of such Borrowing, the Administrative Agent may assume that such Bank has made such share available to the Administrative Agent on the date of such Borrowing in accordance with Section 2.3(b) and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount.  If and to the extent that such Bank shall not have so made such share available to the Administrative Agent, such Bank and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, a rate per annum equal to the higher of the cost to the Administrative Agent of funding the amount so advanced by the Administrative Agent to fund such Bank’s

Loan, as reasonably determined by the Administrative Agent, and the interest rate applicable thereto pursuant to Section 2.6 and (ii) in the case of such Bank, from the date the related advance was made by the Administrative Agent to the date two (2) Business Days after payment by such Bank is due hereunder, the Federal Funds Rate and thereafter at the Base Rate.  If such Bank shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank’s Loan included in such Borrowing for purposes of this Agreement.

SECTION 2.4          Evidence of Indebtedness.  (a) Each Bank shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Bank resulting from each Loan made by such Bank from time to time, including the amounts of principal and interest payable and paid to such Bank from time to time hereunder.

(b)          The Administrative Agent shall also maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period with respect thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Bank hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Bank’s share thereof.

(c)          The entries maintained in the accounts maintained pursuant to paragraphs (a) and (b) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Administrative Agent or any Bank to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

(d)          Any Bank may request that its Loans be evidenced by a promissory note or notes in the forms of Exhibit B‑1 (in the case of its Revolving Loans and referred to herein as a “Revolving Note”)~~,~~ or B‑2 (in the case of its Swing Loans and referred to herein as a “Swing Note”), ~~or B‑3 (in the case of Term Loans and referred to herein as “Term Note”),~~ as applicable (the Revolving Notes~~,~~ and the Swing Note ~~and Term Notes~~ being hereinafter referred to collectively as the “Notes” and individually as a “Note”).  In such event, the Borrower shall prepare, execute and deliver to such Bank a Note or Notes, as applicable, payable to the order of such Bank.  Thereafter, the Loans evidenced by such Note or Notes and interest thereon shall at all times (including after any assignment pursuant to Section 10.6) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to Section 10.6, except to the extent that any such Bank or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in Sections 2.4(a) and (b) above.

SECTION 2.5          Maturity of Loans.  (a) Revolving Loans and Swing Loans.  Subject to the provisions of Section 2.8 and Article 6, the Revolving Credit Commitments shall terminate and the principal amount of all then outstanding Revolving Loans and Swing Loans, together with accrued interest thereon, shall be due and payable in full on the Maturity Date (or, if applicable, the relevant Extended Maturity Date).

(b)           [Reserved].

~~(b) Term Loans.  The Borrower unconditionally promises to pay to the Administrative Agent for the account of each Bank the then unpaid principal amount of the Term Loan of such Bank in consecutive quarterly installments payable on the last Business Day of each of March, June, September and December (each a “Loan Installment Date”) (commencing with the last Business Day of the first full fiscal quarter following the first date on which such Term Loan is funded), with each such installment being an aggregate principal amount for all Banks equal to the aggregate outstanding principal amount of the Term Loans funded prior to the applicable Loan Installment Date times (x) for each such payment made on or prior to the first anniversary of the Effective Date, 0.625% per quarter, (y) for each~~

~~such payment made after the first anniversary of the Effective Date but on or prior to the second anniversary of the Effective Date 1.25% per quarter and (z) for each such payment made after the second anniversary of the Effective Date, 2.50% per quarter, with the remaining principal amount of Term Loans then outstanding due and payable in full on the Maturity Date, together with accrued and unpaid interest on the principal amount to be paid but excluding the date of such payment, in each case of the foregoing clauses (x), (y) and (z) as the amounts of individual installments may be adjusted pursuant to Section 2.10 (and, if applicable, as may be required pursuant to Article 6 or Section 2.18); provided that to the extent not previously paid (A) the aggregate unpaid principal balance of the Non-Extended Term Loans shall be due and payable on the Maturity Date and (C) the aggregate unpaid principal balance of the Extended Term Loans shall be due and payable as provided in Section 2.5(c).~~

~~(c) In addition to the principal payments listed in Section 2.5(b), the Borrower unconditionally promises to pay to the Administrative Agent for the account of each Extending Term Loan Bank the then unpaid principal amount of the Extended Term Loan of such Bank in installments payable on the dates as agreed to pursuant to Section 2.18, provided that to the extent not previously paid the aggregate unpaid principal balances of the Extended Term Loans shall be due and payable on the applicable Extended Maturity Dates.~~

SECTION 2.6          Interest Rates.  (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made (or converted pursuant to Article 8) until it becomes due, at a rate per annum equal to the Base Rate plus the Base Rate Margin for such day.  Such interest shall be payable quarterly in arrears on the last day of each March, June, September and December in each year (each, a “Quarterly Date”) and, with respect to the principal amount of any Base Rate Loan converted to a SOFR Loan, on each date a Base Rate Loan is so converted.  Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to Base Rate Loans for such day.

(b)          Each Term SOFR Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the SOFR Margin for such day plus Adjusted Term SOFR applicable to such Interest Period.  Such interest shall be payable for each Interest Period on the last day thereof and, in the case of an Interest Period of six months, the date occurring three months after the first day of such Interest Period.  Any overdue principal of, or interest on, any Term SOFR Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the higher of (i) the sum of 2% plus the SOFR Margin for such day plus the average rate per annum (rounded upward, if necessary, to the next higher 1/100 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three (3) Business Days, then for such other period of time not longer than three months as the Administrative Agent may select) deposits in U.S. Dollars in an amount approximately equal to such overdue payment due to the Administrative Agent is offered to the Administrative Agent in the interbank market for the applicable period determined as provided above (or, if the circumstances described in clause (a) or (b) of Section 8.8 shall exist, at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day) and (ii) the sum of 2% plus the SOFR Margin for such day plus Adjusted Term SOFR applicable to such Loan at the date such payment was due.

(c)          Each Daily Simple SOFR Loan shall bear interest on the outstanding principal amount thereof, for each day such Loan is outstanding, at a rate per annum equal to the sum of the SOFR Margin for such day plus Adjusted Daily Simple SOFR.  Such interest shall be payable quarterly in arrears on each Quarterly Date and, with respect to the principal amount of any Daily Simple SOFR Loan converted to a Base Rate Loan or Term SOFR Loan, on each date a Daily Simple SOFR Loan is so converted.  Any overdue principal of, or interest on, any Daily Simple SOFR Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the higher of (i) the sum of 2% plus the SOFR Margin for such day plus the average rate per annum (rounded upward, if necessary, to the next higher 1/100 of

1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three (3) Business Days, then for such other period of time not longer than three months as the Administrative Agent may select) deposits in U.S. Dollars in an amount approximately equal to such overdue payment due to the Administrative Agent is offered to the Administrative Agent in the interbank market for the applicable period determined as provided above (or, if the circumstances described in clause (a) or (b) of Section 8.8 shall exist, at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day) and (ii) the sum of 2% plus the SOFR Margin for such day plus Adjusted Daily Simple SOFR applicable to such Loan at the date such payment was due.

(d)          [reserved].

(e)          Each Swing Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Swing Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day plus the Base Rate Margin.  Such interest shall be payable on each Quarterly Date or, if earlier, on the date such Swing Loan becomes due or its Refunding Date.  Any overdue principal of or interest on any Swing Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate applicable to Swing Loans for such day.

(f)          The Administrative Agent shall determine each interest rate applicable to the Loans hereunder.  The Administrative Agent shall give prompt notice to the Borrower and the participating Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

(g)          The Administrative Agent agrees to use its best efforts to furnish quotations as contemplated by this Section.  If the Administrative Agent is unable to provide a quotation, the provisions of Section 8.8 shall apply.

SECTION 2.7        Fees.  (a) During the period from and including the Effective Date to and including the date upon which the Total Revolving Credit Commitment is terminated, subject to Section 2.17(e), the Borrower shall pay to the Administrative Agent for the account of the Banks with Revolving Credit Commitments, ratably in proportion to their respective Revolving Credit Commitments, a commitment fee at the rate per annum equal to the Applicable Commitment Fee Percentage on the daily average Unused Revolving Credit Commitments.  Accrued commitment fees shall be payable quarterly in arrears ~~on~~within fifteen (15) days of each Quarterly Date and on the date of termination of the Revolving Credit Commitments in their entirety.

(b)          Subject to Section 2.17(e), the Borrower agrees to pay to the Administrative Agent for distribution to each Bank with a Revolving Credit Commitment (based on each Bank’s Revolver Percentage) a fee in respect of each Letter of Credit issued hereunder (the “Letter of Credit Fee”), for the period from and including the date of issuance of such Letter of Credit to and including the date of termination or expiration of such Letter of Credit, computed at a rate per annum equal to the SOFR Margin for Revolving Loans on the Stated Amount of such Letter of Credit.  Accrued Letter of Credit Fees shall be due and payable quarterly in arrears ~~on~~within fifteen (15) days of each Quarterly Date and on the first day after the termination of the Total Revolving Credit Commitment upon which no Letters of Credit remain outstanding.  While any Event of Default exists or after acceleration, the Letter of Credit Fee shall be increased by 2.0%; provided, however, that in the absence of acceleration, such adjustment shall be made at the election of the Administrative Agent, acting at the request or with the consent of the Required Banks, with written notice to the Borrower.

(c)          The Borrower agrees to pay to each Letter of Credit Issuer, for its own account, a fronting fee in respect of each Letter of Credit issued by such Letter of Credit Issuer (the “Fronting Fee”), for the period from and including the date of issuance of such Letter of Credit to and including the date of the termination of such Letter of Credit, computed at a rate equal to 1/8th of 1% per annum of the daily Stated Amount of such Letter of Credit.  Accrued Fronting Fees shall be due and payable quarterly in arrears ~~on~~within fifteen (15) days of each Quarterly Date and upon the first day after the termination of the Total Revolving Credit Commitment upon which no Letters of Credit remain outstanding.

(d)          The Borrower agrees to pay, upon each drawing under, issuance of, or amendment to, any Letter of Credit, such amount as shall at the time of such event be the customary scheduled administrative charge which the applicable Letter of Credit Issuer is generally imposing in connection with such occurrence with respect to letters of credit.

(e)          The Borrower shall pay to the Administrative Agent and the Arrangers such amounts as are agreed to from time to time.

~~(f) During the period from and including the Effective Date to and including the Term Loan Commitment Termination Date, subject to Section 2.17(e), the Borrower shall pay to the Administrative Agent for the account of the Banks with Term Loan Commitments, ratably in proportion to their respective Term Loan Commitments, a commitment fee at the rate per annum equal to the Applicable Commitment Fee Percentage on the actual daily amount of unused Term Loan Commitments.  Accrued commitment fees shall be payable quarterly in arrears on each Quarterly Date and on the Term Loan Commitment Termination Date.~~

SECTION 2.8            Termination or Reduction of Commitments.

(a) Optional Reduction of Commitments.  The Borrower may ~~(x) upon at least three (3) Business Days’ notice to the Administrative Agent (or such shorter period of time agreed by the Administrative Agent), (i) terminate the Term Loan Commitments at any time or (ii) ratably reduce from time to time by an aggregate amount of U.S. $5,000,000 or a larger multiple of U.S. $1,000,000 the aggregate amount of the Term Loan Commitments and (y)~~, upon at least three (3) Business Days’ notice to the Administrative Agent (or such shorter period of time agreed by the Administrative Agent) (i) terminate the Total Revolving Credit Commitment at any time, if no Revolving Loans or Letters of Credit are outstanding at such time or (ii) ratably reduce from time to time by an aggregate amount of U.S. $5,000,000 or a larger multiple of U.S. $1,000,000 the aggregate amount of the Total Revolving Credit Commitment in excess of the aggregate outstanding Revolving Loans, Swing Loans and Letter of Credit Outstandings.  Any termination of the Total Revolving Credit Commitments below the Letter of Credit Commitment then in effect shall reduce the Letter of Credit Commitment then in effect by like amount.  Any termination of the Total Revolving Credit Commitments below the Swing Loan Limit shall reduce the Swing Loan Limit then in effect by like amount.  Upon receipt of a notice pursuant to this Section, the Administrative Agent shall promptly notify each Bank of the contents thereof.

(b)          Mandatory Reduction of Commitments.  The Total Revolving Credit Commitment (and the respective Revolving Credit Commitment of each Bank) shall terminate on the Maturity Date. ~~The Term Loan Commitment shall terminate on the Term Loan Commitment Termination Date.~~

(c)          Pro Rata Reduction.  Each reduction to the Total Revolving Credit Commitment ~~or Term Loan Commitments, as applicable,~~ pursuant to this Section 2.8 shall be applied proportionately to reduce the Revolving Credit Commitment ~~or Term Loan Commitment, as applicable~~ of each Bank.

SECTION 2.9           Method of Electing Interest Rates for Loans.  (a) The Loans included in a Borrowing shall be the Type of Loan specified by the Borrower in the applicable Notice of Borrowing given pursuant to Section 2.2.  Thereafter, the Borrower shall deliver a notice (a “Notice of Interest Period Election”) to the Administrative Agent not later than 1:00 p.m. (New York time) (i) if such Borrowing was initially a Base Rate Loan Borrowing or a Daily Simple SOFR Loan Borrowing, on the third U.S. Government Securities Business Days prior to the commencement of the first Interest Period with respect to the conversion of such Base Rate Loan or Daily Simple SOFR Loan into a Term SOFR Loan specifying the duration of such Interest Period, or (ii) if such Borrowing was a Term SOFR Loan Borrowing, the last day of the current Interest Period specifying the duration of the additional Interest Period which is to commence.  Each Interest Period specified in a Notice of Interest Period Election shall comply with the provisions of the definition of “Interest Period.”  Notwithstanding the foregoing, the Borrower may not elect to convert any Loan into, or continue any Loan as, a Term SOFR Loan pursuant to any Notice of Interest Period Election if at the time such notice is delivered an Event of Default shall have occurred and be continuing.

(b)          Each Notice of Interest Period Election shall specify:

(i)                the Borrowing of Loans (or portion thereof) to which such notice applies;

(ii)              the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of Section 2.9(a) above;

(iii)            if the Loans comprising such Borrowing are to be converted, the new Type of Loans and, if the Loans being converted are to be Term SOFR Loans, the duration of the next succeeding Interest Period applicable thereto; and

(iv)              if such Loans are to be continued as Term SOFR Loans for an additional Interest Period, the duration of such additional Interest Period.

(c)          Upon receipt of a Notice of Interest Period Election from the Borrower pursuant to Section 2.9(a) above, the Administrative Agent shall promptly notify each Bank of the contents thereof and such notice shall not thereafter be revocable by the Borrower.  If no Notice of Interest Period Election is timely received prior to the end of an Interest Period, the Borrower shall be deemed to have elected that such Loan be continued as a Base Rate Loan.

(d)          An election by the Borrower to change or continue the rate of interest applicable to any Borrowing of Loans pursuant to this Section 2.9 shall not constitute a “Borrowing” subject to the provisions of Section 3.3.

SECTION 2.10        Optional Prepayments.  (a) Subject, in the case of SOFR Loans, to Section 2.13, the Borrower may, (i) with same day notice to the Administrative Agent, prepay any Base Rate Loans, (ii) upon at least three (3) U.S. Government Securities Business Days’ notice to the Administrative Agent, prepay any Daily Simple SOFR Loans, or (iii) upon at least three (3) U.S. Government Securities Business Days’ notice to the Administrative Agent, prepay any Term SOFR Loans, in each case in whole at any time, or from time to time in part, without premium or penalty, in amounts of $5,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment.  Each such optional prepayment shall be applied to prepay Revolving Loans ~~or Term Loans~~, as specified by the Borrower, shall be applied to Daily Simple SOFR Loans, Term SOFR Loans, or Base Rate Loans, as specified by the Borrower, and, subject to Section 2.10(d), shall be applied ratably to the Loans of the applicable Banks.  ~~Each prepayment of the Term Loans under this clause (a) shall be applied to reduce the scheduled quarterly installments of the Term Loans under Section 2.5(b) as directed by the Borrower (or in the absence of such direction, in direct order of maturity).~~

(b)          Upon receipt of a notice of prepayment pursuant to this Section, the Administrative Agent shall promptly notify each Bank with Loans of the Credit and Type being prepaid outstanding of the contents thereof and of such Bank’s ratable share (if any) of such prepayment and such notice shall not thereafter be revocable by the Borrower.

(c)          The Borrower may elect to utilize the option set forth in Section 2.11(c) in connection with any optional prepayment.

~~(d) If some or all of the Term Loans are Extended Term Loans, all optional prepayments shall be applied pro rata to the Non-Extended Term Loans and the Extended Term Loans.~~

SECTION 2.11       Mandatory Prepayments.  (a) Requirements.  If on any date the sum of the aggregate outstanding Revolving Loans, Swing Loans and Letter of Credit Outstandings exceeds the Total Revolving Credit Commitment as then in effect, the Borrower shall repay on such date the principal of Swing Loans, and, if no Swing Loans are or remain outstanding, Revolving Loans in an aggregate amount equal to such excess.  If, after giving effect to the repayment of all outstanding Swing Loans and Revolving Loans, the aggregate Letter of Credit Outstandings exceeds the Total Revolving Credit Commitment, the Borrower shall pay to the Administrative Agent, for the ratable benefit of the Banks, on such date an amount in cash equal to such excess (up to the aggregate amount of the Letter of Credit Outstandings at such time) and the Administrative Agent shall hold such payment as Cash Collateral for the Obligations.  Notwithstanding anything to the contrary contained elsewhere in this Agreement, (i) all outstanding Revolving Loans made pursuant to an increase in the Revolving Credit Commitment pursuant to Section 2.16 shall be repaid in full as provided in the applicable Incremental Amendment, (ii) all ~~outstanding Extended Term Loans and all~~ Revolving Loans made pursuant to an Extended Revolving Credit Commitment shall be repaid in full on the applicable Extended Maturity Date, and (iii) all other Loans shall be repaid in full on the Maturity Date.

(b)          Application. With respect to each prepayment of Revolving Loans required by Section 2.11(a), the Borrower may designate the Types of Revolving Loans which are to be prepaid and the specific Borrowing or Borrowings pursuant to which made, provided that for any such prepayment (i) Term SOFR Loans may be so designated for prepayment pursuant to this Section 2.11 only on the last day of an Interest Period applicable thereto unless all Term SOFR Loans with Interest Periods ending on such date of required prepayment and all Base Rate Loans have been paid in full; (ii) if any prepayment of SOFR Loans made pursuant to a single Borrowing shall reduce the outstanding Loans made pursuant to such Borrowing to an amount less than $5,000,000, such Borrowing shall be immediately converted into Base Rate Loans; and (iii) each prepayment of Revolving Loans pursuant to a Borrowing shall be applied pro rata among such Revolving Loans.  In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion with a view, but no obligation, to minimize breakage costs.

(c)          Cash Collateral to Avoid Breakage.  Notwithstanding the provisions of Section 2.11(b), if at any time a mandatory prepayment of Loans pursuant to Section 2.11(a) above would result, after giving effect to the procedures set forth above, in the Borrower incurring breakage costs as a result of Term SOFR Loans being prepaid other than on the last day of an Interest Period applicable thereto (the ”Affected Loans”), then the Borrower may in its sole discretion initially deposit a portion (up to 100%) of the amounts that otherwise would have been paid in respect of the Affected Loans with the Administrative Agent at its Payment Office (which deposit must be equal in amount to the amount of the Affected Loans not immediately prepaid) to be held as Cash Collateral for the obligations of the Borrower hereunder, with such Cash Collateral to be directly applied upon the first occurrence (or occurrences) thereafter of the last day of an Interest Period applicable to the relevant Loans (or such earlier date or dates as shall be requested by the Borrower), to repay an aggregate principal amount of such Loans equal to the Affected Loans not initially prepaid pursuant to this sentence.  Notwithstanding anything to the contrary contained in the immediately preceding sentence, all amounts deposited as Cash Collateral pursuant to the immediately preceding sentence shall be held for the sole benefit of the Banks whose Loans would otherwise have been immediately prepaid with the amounts deposited and upon the taking of any action by the Administrative Agent or the Banks pursuant to the remedial provisions of Article 6, any amounts held as Cash Collateral pursuant to this Section 2.11(c) shall, subject to the requirements of applicable law, be immediately applied to repay such Loans.

~~(d) Mandatory Prepayment of Term Loans.  The Borrower shall make mandatory principal prepayments of the Term Loans in amounts equal to:~~

~~(i) 100% of the aggregate Net Cash Proceeds from any sale or other transfer of assets made pursuant to Section 5.7(d) or Section 5.15(b) if required by Section 5.7(d)(3) or Section 5.15(b)(ii), as applicable;~~

~~(ii) 100% of the aggregate Net Cash Proceeds from the incurrence of Debt (including Convertible Debt) by the Borrower or any Subsidiary after the Closing Date (other than the Net Cash Proceeds from (x) any Incremental Facility, (y) subject to the immediately succeeding proviso, Debt (including Convertible Debt) permitted to be incurred pursuant to Section 5.14 and (z) any Specified Incurrence); provided that, the Borrower shall make mandatory principal prepayments of the Term Loans in an amount equal to 100% of any Specified Net Cash Proceeds to the extent required by Section 5.14(h) and~~

~~(iii) 100% of the aggregate Net Cash Proceeds from any issuance of Capital Stock after the Effective Date (other than any such issuances after the Closing Date the aggregate gross proceeds of which do not exceed U.S. $200,000,000 (for the avoidance of doubt, measured exclusive of the Net Cash Proceeds from any Specified Incurrence) so long as the proceeds of such issuances shall be used by the Borrower to make Acquisitions or other Investments permitted hereunder).~~

~~Prepayments under this clause (d) shall be made within three (3) Business Days after the date of receipt of the applicable Net Cash Proceeds; provided that if any such Net Cash Proceeds are received prior to the Effective Date, the Term Loan Commitments shall instead be ratably reduced by the amount of such Net Cash Proceeds.  Each prepayment of the Term Loans under this clause (d) shall be applied to reduce the scheduled quarterly installments of the Term Loans in direct order of maturity (and thereafter, to reduce the amount of the Term Loans payable on the Maturity Date).  The Borrower may elect to utilize the option set forth in Section 2.11(c) in connection with any mandatory prepayment pursuant this clause (d). For the avoidance of doubt, the Net Cash Proceeds from any Specified Incurrence will not be subject to any of the mandatory prepayments described above.~~

SECTION 2.12        General Provisions as to Payments.  (a) The Borrower shall make each payment of principal of, and interest on, the Loans and of fees hereunder (i) not later than 1:00 p.m. (New York time) on the date when due, in immediately available funds, to the Administrative Agent at its Payment Office, and (ii) without any right to set‑off, deduction or counterclaim by the Borrower.  All payments made hereunder shall be made in U.S. Dollars in immediately available funds at the place of payment.  The Administrative Agent will promptly distribute to each Bank its ratable share of each such payment received by the Administrative Agent for the account of the Banks.  Whenever any payment of principal of, or interest on, the Base Rate Loans or of fees shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day.  Whenever any payment of principal of, or interest on, the SOFR Loans shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business

Day unless such Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Business Day.  If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

(b)          Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank.  If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the Federal Funds Rate for the first two (2) Business Days after such payment by such Bank is due, and thereafter, at the Base Rate.

SECTION 2.13         Funding Losses.  If the Borrower makes any payment of principal with respect to any SOFR Loan or any SOFR Loan is prepaid, converted or becomes due (pursuant to Article 2, 6, or 8 or otherwise) on any day other than the last day of an Interest Period applicable thereto, or if the Borrower fails to borrow, prepay or continue any SOFR Loans after notice has been given to any Bank in accordance with Section 2.2, 2.9, or 2.10, the Borrower shall reimburse each Bank within fifteen (15) days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including, without limitation, any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or conversion or failure to borrow, prepay, convert or continue, provided that such Bank shall have delivered to the Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

SECTION 2.14         Computation of Interest and Fees.  Interest based on the Prime Rate hereunder and fees hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day).  All other interest shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day if and only if such payment is made in accordance with the provisions of the first sentence of Section 2.12(a)).

SECTION 2.15         [Reserved.].

SECTION 2.16         ~~Increment~~Incremental Facilities~~al Facilities~~.  (a) The Borrower, on behalf of the Borrower and Guarantors, may, on any Business Day after the ~~Term Loan Commitment Termination~~Amendment No. 1 Effective Date, request (x) one or more new term loan facilities or (y) an increase of the aggregate amount of the Revolving Credit Commitments or ~~Term Loans~~any such existing term loan facilities (each of clauses (x) and (y), an “Incremental Facility”); provided, however, that: (i) the aggregate principal amount of Incremental Facilities incurred after the Amendment No. 1 Effective Date shall not exceed ~~$700,000,000~~the Shared Incremental Amount; (ii) no approval or consent of any Bank shall be required except the Banks providing such Incremental Facility and the consents contemplated by clause (vi) below, (iii) any Incremental Facility shall be in an aggregate amount for all Banks of not less than $50,000,000 (or such lesser aggregate amount for all Banks as may be reasonably acceptable to the Administrative Agent), (iv) no Default or Event of Default shall have occurred and be continuing at the time of the request or the effective date of the Incremental Facility or will result therefrom (or, in the case of an Incremental Facility that will be used to finance a Limited Condition Transaction, no Default or Event of Default shall have occurred and be continuing on the LCT Test Date and no Event of Default specified in clauses 6.1(g) and 6.1(h) shall have occurred and be continuing on the date such Limited Condition

Transaction is consummated), (v) all representations and warranties contained in Article 4 hereof shall be true and correct in all material respects (where not already qualified by materiality, otherwise in all respects) at the time of such request and on the effective date of such Incremental Facility (other than representations and warranties that relate to a specific date, which shall be true and correct in all material respects (where not already qualified by materiality, otherwise in all respects) as of such date) (limited in the case of any Limited Condition Transaction to the Specified Representations), ~~and~~ (vi) the Administrative Agent and, solely in the case of an increase of the aggregate amount of the Revolving Credit Commitments, each Letter of Credit Issuer and the Swing Lender shall have provided their written consent (which consents shall not be unreasonably withheld, conditioned or delayed) and (vii) any Incremental Facility in the form of term loans shall satisfy the requirements set forth in the definition of Incremental Equivalent Debt as though such Incremental Facility were Incremental Equivalent Debt.

(b)          In order to request an Incremental Facility, the Borrower shall deliver written notice to the Administrative Agent at least five (5) Business Days (or such shorter period of time agreed by the Administrative Agent) prior to the desired effective date of such Incremental Facility identifying one or more existing or additional Banks and the amount of the Incremental Facility.  Upon the effectiveness of an Incremental Facility in the form of a Revolving Credit Commitment increase, the new Banks (or, if applicable, existing Banks) (i) shall advance Revolving Loans in an amount sufficient such that after giving effect to its Revolving Loans each Bank shall have outstanding its respective Percentage of all Revolving Loans and (ii) shall acquire its Revolver Percentage of all participations in Letter of Credit Outstandings and Swing Loans.  It shall be a condition to such effectiveness that (i) if any SOFR Loans are outstanding on the date of such effectiveness, Section 2.13 shall apply and (ii) in the case of an Incremental Facility in the form of a Revolving Credit Commitment increase, the Borrower shall not have terminated any portion of the Revolving Credit Commitments pursuant to Section 2.8 hereof.  The Borrower and each Guarantor agree to deliver to the Administrative Agent such corporate due diligence documents as the Administrative Agent shall reasonably request in connection with any Incremental Facility.  Promptly upon the effectiveness of any Incremental Facility, the Borrower shall execute and deliver new Notes to each requesting Bank.  The effective date of any Incremental Facility shall be agreed upon by the Borrower and the Administrative Agent.

(c)          Commitments in respect of any Incremental Facility shall become Commitments under this Agreement pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Credit Documents, executed by the Borrower, each Guarantor, each Bank agreeing to provide such Incremental Facility, if any, each new Bank, if any, and the Administrative Agent.  The Incremental Amendment shall not, except as specified in the preceding sentence, require the consent of any Bank, and may effect such amendments to this Agreement and the other Credit Documents as may be necessary, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section (including, in the case of an Incremental Facility in the form of a term loan facility, adding applicable provisions herein applicable to term loans, including, without limitation, amortization provisions, optional prepayment provisions, mandatory prepayment provisions in respect of excess cash flow and certain asset sales and refinancing and extension provisions). The Banks hereby authorize the Administrative Agent to execute such other documents, instruments and agreements, including security agreements, as may be necessary in the reasonable opinion of the Administrative Agent to give effect to the Incremental Amendment.  The effectiveness of any Incremental Amendment shall be subject to the satisfaction on the date thereof of such conditions as the parties thereto shall agree.

(d)          The Borrower agrees to pay any reasonable out‑of‑pocket expenses of the Administrative Agent relating to any Incremental Facility or Incremental Amendment.  Notwithstanding anything herein to the contrary, no Bank shall have any obligation to increase any of its Commitments and no Commitments shall be increased without its consent thereto, and each Bank may at its option, unconditionally and without cause, decline to provide an Incremental Facility.

SECTION 2.17       Defaulting Banks.  (a) If any Bank with a Revolving Credit Commitment becomes, and during the period it remains, a Defaulting Bank, the following provisions shall apply, notwithstanding anything to the contrary in this Agreement:

(i)               so long as no Default shall be continuing immediately before or after giving effect to such reallocation, all of such Defaulting Bank’s participation in Letter of Credit Outstandings and Swing Loans will, subject to the limitation in the proviso below, automatically be reallocated (effective no later than one (1) Business Day after the Administrative Agent has actual knowledge that such Bank has become a Defaulting Bank) among the Non-Defaulting Banks pro rata in accordance with their respective Revolver Percentages (calculated as if the Defaulting Bank’s Revolving Credit Commitment was reduced to zero and each Non-Defaulting Bank’s Revolving Credit Commitment had been increased proportionately); provided that the sum of each Non-Defaulting Bank’s total Revolving Credit Exposure may not in any event exceed the Revolving Credit Commitment of such Non-Defaulting Bank as in effect at the time of such reallocation; and

(ii)            to the extent that any portion (the “unreallocated portion”) of such Defaulting Bank’s participation in Letter of Credit Outstandings and Swing Loans cannot be reallocated pursuant to clause (i) above for any reason, the Borrower will, not later than two (2) Business Days after demand by the Administrative Agent (at the direction of any Letter of Credit Issuer and/or the Swing Lender), (y) Cash Collateralize the obligations of the Borrower to such Letter of Credit Issuer or the Swing Lender in respect of such exposure, as the case may be, in an amount at least equal to the aggregate amount of the unreallocated portion of such Defaulting Bank’s participation in Letter of Credit Outstandings and Swing Loans or (z) make other arrangements satisfactory to the Administrative Agent, the Letter of Credit Issuer and the Swing Lender in their sole discretion to protect them against the risk of non-payment by such Defaulting Bank;

provided that, subject to Section 10.17, neither any such reallocation nor any payment by a Non-Defaulting Bank pursuant thereto nor any such Cash Collateralization or reduction will constitute a waiver or release of any claim the Borrower, the Administrative Agent, a Letter of Credit Issuer, the Swing Lender or any other Bank may have against such Defaulting Bank or cause such Defaulting Bank to be a Non-Defaulting Bank.

(b)          Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of a Defaulting Bank (whether voluntary or mandatory, at maturity, pursuant to Article 6 or otherwise) or received by the Administrative Agent from a Defaulting Bank pursuant to Section 10.4 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Bank to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Bank to the Letter of Credit Issuer or the Swing Lender hereunder; third, to Cash Collateralize the unreallocated portion of such Defaulting Bank’s participation in Letter of Credit Outstandings and Swing Loans in accordance with Section 2.17(a)(ii); fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan or funded participation in respect of which such Defaulting Bank has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (A) satisfy such Defaulting Bank’s potential future funding obligations with respect to Loans and funded participations under this Agreement and (B) Cash Collateralize future unreallocated portions of such Defaulting Bank’s participation in Letter of Credit Outstandings and Swing

Loans with respect to future Letters of Credit and Swing Loans issued under this Agreement in accordance with Section 2.17(a)(ii); sixth, to the payment of any amounts owing to the Banks, the Letter of Credit Issuer or the Swing Lender as a result of any judgment of a court of competent jurisdiction obtained by any Bank, such Letter of Credit Issuer or the Swing Lender against such Defaulting Bank as a result of such Defaulting Bank’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Bank as a result of such Defaulting Bank’s breach of its obligations under this Agreement; and eighth, to such Defaulting Bank or as otherwise directed by a court of competent jurisdiction; provided that if (1) such payment is a payment of the principal amount of any Loans or funded participations in Letters of Credit or Swing Loans in respect of which such Defaulting Bank has not fully funded its appropriate share, and (2) such Loans were made or the related Letters of Credit or Swing Loans were issued at a time when the conditions set forth in Section 3.3 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and funded participations in Letters of Credit or Swing Loans owed to, all Non-Defaulting Banks on a pro rata basis prior to being applied to the payment of any Loans of, or funded participations in Letters of Credit or Swing Loans owed to, such Defaulting Bank until such time as all Loans and funded and unfunded participations in Letter of Credit Outstandings and Swing Loans are held by the Banks pro rata in accordance with the Revolving Credit Commitments under the applicable Revolving Credit without giving effect to Section 2.17(a)(i). Any payments, prepayments or other amounts paid or payable to a Defaulting Bank that are applied (or held) to pay amounts owed by a Defaulting Bank or to post Cash Collateral pursuant to this Section 2.17(b) shall be deemed paid to and redirected by such Defaulting Bank, and each Bank irrevocably consents hereto.

(c)          If the Borrower, the Administrative Agent, the Letter of Credit Issuers and the Swing Lender agree in writing in their discretion that any Defaulting Bank has ceased to be a Defaulting Bank, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice, and subject to any conditions set forth therein, that Bank will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Banks or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Loans to be held pro rata by the Banks in accordance with their Percentage under the applicable Credit without giving effect to Section 2.17(a), whereupon such Bank will cease to be a Defaulting Bank; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Bank was a Defaulting Bank; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Bank to Non-Defaulting Bank will constitute a waiver or release of any claim of any party hereunder arising from that Bank’s having been a Defaulting Bank.

(d)          So long as any Bank is a Defaulting Bank, no Letter of Credit Issuer will be required to issue, amend, extend, renew or increase any Letter of Credit unless it is reasonably satisfied that the Borrower has complied with the requirements of Section 2A.1(a)(iii).

(e)          No Defaulting Bank shall be entitled to receive any commitment fee pursuant to Section 2.7(a) or (f) or Letter of Credit Fee for any period during which that Bank is a Defaulting Bank. With respect to any commitment fee pursuant to Section 2.7(a) or Letter of Credit Fee not required to be paid to any Defaulting Bank pursuant to this clause (e), the Borrower shall (x) pay to each Non-Defaulting Bank that portion of any such fee otherwise payable to such Defaulting Bank with respect to such Defaulting Bank’s participation in Letters of Credit or Swing Loans that has been reallocated to such Non-Defaulting Bank pursuant to Section 2.17(a)(i), (y) pay to each Letter of Credit Issuer and Swing Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Bank to the extent allocable to such Letter of Credit Issuer or Swing Lender’s Fronting Exposure to such Defaulting Bank, and (z) not be required to pay the remaining amount of any such fee.

SECTION 2.18          Extensions.  Notwithstanding anything herein to the contrary, at any time after the Amendment No. 1 Effective Date, and from time to time, the Borrower may request and any Bank may agree to extend the maturity date applicable to all or any portion of its ~~Term Loan (including any Extended Term Loan) or~~ Revolving Credit Commitment (including any Extended Revolving Credit Commitment) to a date (such date as such Bank and the Borrower shall agree upon being an “Extended Maturity Date”) after the Maturity Date or after an Extended Maturity Date, as applicable; provided that, for the avoidance of doubt, no Bank shall be required to agree to any such extension.  Any such extensions under this Section 2.18 shall only require the consent of the Borrower, such Bank, the Administrative Agent (in the case of the Administrative Agent, which consent shall not be unreasonably withheld, delayed or conditioned), ~~and, solely with respect to any Extended Revolving Credit Commitment,~~ the Swing Lender and the Letter of Credit Issuer (in each case, which consent shall not be unreasonably withheld, delayed or conditioned), and this Agreement may be amended accordingly as needed to implement such extension for such Bank, but as conditions to any such extension (i) the Borrower’s request for such extension shall be in a minimum amount of $50,000,000 ~~of Term Loans or~~ Revolving Credit Commitments~~, as applicable~~  (or, if less, the remaining amount of ~~Term Loans or~~ Revolving Credit Commitments having the same Maturity Date or Extended Maturity Date), (ii) the request for such extension and the opportunity to extend its ~~Term Loan or~~ Revolving Credit Commitment~~, as applicable,~~  shall be made available pro rata to all Banks holding ~~Term Loans or~~ Revolving Credit Commitments~~, as applicable,~~  with the same Maturity Date or Extended Maturity Date, as applicable, (iii) no Default shall have occurred and be continuing as of the effective date of the extension or will result therefrom, and (iv) all representations and warranties contained in Article 4 hereof shall be true and correct in all material respects (where not already qualified by materiality, otherwise in all respects) as of the effective date of such extension (other than representations and warranties that relate to a specific date, which shall be true and correct in all material respects (where not already qualified by materiality, otherwise in all respects) as of such specific date).

ARTICLE 2A

LETTERS OF CREDIT

SECTION 2A.1       Letters of Credit.  (a) Subject to and upon the terms and conditions set forth herein, the Borrower may request a Letter of Credit Issuer at any time and from time to time on or after the Effective Date and prior to the thirtieth day immediately preceding the Maturity Date to issue a standby letter of credit for the account of the Borrower in support of L/C Supportable Obligations (each such letter of credit, a “Letter of Credit” and, collectively, the “Letters of Credit”), and subject to and upon the terms and conditions set forth herein such Letter of Credit Issuer shall issue from time to time, irrevocable Letters of Credit in such form as may be approved by such Letter of Credit Issuer and the Administrative Agent.  Notwithstanding anything herein to the contrary, those certain letters of credit issued for the account of the Borrower by the Administrative Agent or the Administrative Agent’s affiliate and listed on Schedule 2A.1 hereof (the “Existing Letters of Credit”) shall each constitute a “Letter of Credit” herein for all purposes of this Agreement with the Borrower as the applicant therefor, to the same extent, and with the same force and effect as if the Existing Letters of Credit had been issued under this Agreement at the request of the Borrower.  Notwithstanding the foregoing, no Letter of Credit Issuer shall be under any obligation to issue any Letter of Credit if at the time of such issuance:

(i)         (A) any order, judgment or decree of any Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain such Letter of Credit Issuer from issuing such Letter of Credit or any requirement of law applicable to such Letter of Credit Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Letter of Credit Issuer shall prohibit, or request that such Letter of Credit Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Letter of Credit Issuer with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Letter of Credit Issuer is not otherwise compensated) not in effect on the Closing Date, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to such Letter of Credit Issuer as of the Closing Date and which such Letter of Credit Issuer in good faith deems material to it or (B) the issuance of such Letter of Credit would violate one or more policies of such Letter of Credit Issuer applicable to letters of credit generally;

(ii)         such Letter of Credit Issuer shall have received notice from the Borrower or the Required Banks prior to the issuance of such Letter of Credit of the type described in clause (v) of Section 2A.1(b); or

(iii)       the Administrative Agent or such Letter of Credit Issuer has received notice from any Bank that it does not intend to participate in such Letter of Credit pursuant to Section 2A.5, or any Bank is a Defaulting Bank hereunder, unless the Borrower and such Letter of Credit Issuer shall have entered into arrangements reasonably satisfactory to such Letter of Credit Issuer to eliminate the risk of such Bank’s failure to participate in Letters of Credit (including Cash Collateralizing the amount of such Bank’s obligation).

(b)          Notwithstanding the foregoing, (i) no Letter of Credit shall be issued, the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time, would exceed either (x) the Letter of Credit Commitment or (y) when added to the Revolving Loans and Swing Loans then outstanding, the Total Revolving Credit Commitment at such time; (ii) each Letter of Credit shall have an expiry date occurring not later than one year after such Letter of Credit’s date of issuance (although any Letter of Credit may be extendible (whether automatically or otherwise) for successive periods of up to 12 months, but not beyond the fifth Business Day preceding the Maturity Date), on terms reasonably acceptable to the respective Letter of Credit Issuer and in no event shall any Letter of Credit have an expiry date occurring later than the fifth Business Day preceding the Maturity Date unless the relevant Letter of Credit is (x) cash collateralized in an amount equal to 100% of the face value thereof or (y) backstopped, in each case, pursuant to arrangements reasonably satisfactory to the Letter of Credit Issuer thereof; (iii) each Letter of Credit shall be denominated in U.S. Dollars; (iv) each Letter of Credit shall be payable only on a sight basis and upon conditions, if any, set forth therein; ~~and~~ (v) no Letter of Credit Issuer shall issue any Letter of Credit after it has received written notice from the Borrower or the Required Banks that a Default exists until such time as such Letter of Credit Issuer shall have received written notice of (x) rescission of such notice from the party or parties originally delivering the same or (y) waiver of such Default by the Required Banks; and (vi) no Letter of Credit Issuer shall be under any obligation to issue a Letter of Credit that would result in more than a total of 20 Letters of Credit outstanding.

(c)          Upon the occurrence of an event giving rise to the operation of Section 2A.1(a)(iii), the Borrower shall have the right, if no Default then exists, to replace such Bank in accordance with Section 8.7.

SECTION 2A.2        Minimum Stated Amount.  The initial Stated Amount of each Letter of Credit shall be not less than $100,000 or such lesser amount as shall be reasonably acceptable to the respective Letter of Credit Issuer.

SECTION 2A.3        Letter of Credit Requests; Notices of Issuance; Reports.  (a) Whenever the Borrower desires that a Letter of Credit be issued, the Borrower shall give the Administrative Agent and the respective Letter of Credit Issuer a written request (including by way of telecopier) prior to 1:00 p.m. (New York time) at least three (3) Business Days (or such shorter period as may be acceptable to such Letter of Credit Issuer) prior to the proposed date (which shall be a Business Day) of issuance (each a

“Letter of Credit Request”), which Letter of Credit Request shall include any other documents that such Letter of Credit Issuer customarily requires in connection therewith.

(b)          The respective Letter of Credit Issuer shall, promptly after each issuance of a Letter of Credit by it, give the Administrative Agent, each Bank and the Borrower written notice of the issuance of such Letter of Credit, accompanied, if requested, by a copy of the Letter of Credit or Letters of Credit issued by it.

SECTION 2A.4        Agreement to Repay Letter of Credit Drawings.  (a) The Borrower hereby agrees to reimburse the respective Letter of Credit Issuer, by making payment to the Administrative Agent at the Payment Office (which funds the Administrative Agent shall promptly forward to such Letter of Credit Issuer), for any payment or disbursement made by such Letter of Credit Issuer under any Letter of Credit issued by it (each such amount so paid or disbursed until reimbursed, an “Unpaid Drawing”) immediately after, and in any event on the date on which, the Borrower is notified by such Letter of Credit Issuer of such payment or disbursement with interest on the amount so paid or disbursed by such Letter of Credit Issuer, to the extent not reimbursed prior to 1:00 p.m. (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but not including the date such Unpaid Drawing is paid by the Borrower at a rate per annum which shall be the interest rate applicable to Revolving Loans maintained as Base Rate Loans, as in effect from time to time (plus an additional 2% per annum if not reimbursed by the third Business Day after the date of such notice of payment or disbursement), such interest also to be payable on demand.  Each Letter of Credit Issuer shall provide the Borrower prompt notice of any payment or disbursement made by it under any Letter of Credit issued by it, although the failure of, or delay in, giving any such notice shall not release or diminish the obligations of the Borrower under this Section 2A.4(a) or under any other Section of this Agreement.

(b)          The Borrower’s obligation under this Section 2A.4 to reimburse the respective Letter of Credit Issuer with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against such Letter of Credit Issuer, the Administrative Agent or any Bank, including, without limitation, any defense based upon the failure of any payment under a Letter of Credit to conform to the terms of the Letter of Credit or any non‑application or misapplication by the beneficiary of the proceeds of such payment; provided, however, that the Borrower shall not be obligated to reimburse any Letter of Credit Issuer for any wrongful payment made by such Letter of Credit Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence (as determined by a court of competent jurisdiction) on the part of such Letter of Credit Issuer.

SECTION 2A.5        Letter of Credit Participations.  (a) Immediately upon the issuance by any Letter of Credit Issuer of a Letter of Credit, such Letter of Credit Issuer shall be deemed to have sold and transferred to each Bank with a Revolving Credit Commitment, and each such Bank (each an “L/C Participant”) shall be deemed irrevocably and unconditionally to have purchased and received from such Letter of Credit Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such Bank’s Revolver Percentage, in such Letter of Credit, each substitute letter of credit, each payment made thereunder and the obligations of the Borrower under this Agreement with respect thereto (although the Letter of Credit Fee shall be payable directly to the Administrative Agent for the account of the Banks as provided in Section 2.7(b) and the L/C Participants shall have no right to receive any portion of any Fronting Fees) and any security therefor or guaranty pertaining thereto.  Upon any change in the Revolving Credit Commitments or Revolver Percentages of the Banks pursuant to Section 2.16 or 10.6(c), it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this Section 2A.5 to reflect the new Revolver Percentages of the Banks.

(b)          In determining whether to pay under any Letter of Credit, the respective Letter of Credit Issuer shall not have any obligation relative to the L/C Participants other than to determine that any documents required to be delivered under such Letter of Credit have been delivered and that they substantially comply on their face with the requirements of such Letter of Credit.  Any action taken or omitted to be taken by any Letter of Credit Issuer under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct (as determined by a court of competent jurisdiction) shall not create for such Letter of Credit Issuer any resulting liability.

(c)          In the event that the respective Letter of Credit Issuer makes any payment under any Letter of Credit and the Borrower shall not have reimbursed such amount in full to such Letter of Credit Issuer pursuant to Section 2A.4(a), such Letter of Credit Issuer shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each L/C Participant of such failure, and each L/C Participant shall promptly and unconditionally pay to the Administrative Agent for the account of such Letter of Credit Issuer, the amount of such L/C Participant’s Revolver Percentage of such payment in the currency of such payment and in same day funds; provided, however, that no L/C Participant shall be obligated to pay to the Administrative Agent its Revolver Percentage of such unreimbursed amount for any wrongful payment made by such Letter of Credit Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence (as determined by a court of competent jurisdiction) on the part of such Letter of Credit Issuer.  If the Administrative Agent so notifies any L/C Participant required to fund an Unpaid Drawing under a Letter of Credit prior to 1:00 p.m. (New York time) on any Business Day, such L/C Participant shall make available to the Administrative Agent for the account of the respective Letter of Credit Issuer (which funds the Administrative Agent shall promptly forward to the Letter of Credit Issuer) such Participant’s Revolver Percentage of the amount of such payment on such Business Day in same day funds.  If and to the extent such L/C Participant shall not have so made its Revolver Percentage of the amount of such Unpaid Drawing available to the Administrative Agent for the account of such Letter of Credit Issuer, such L/C Participant agrees to pay to the Administrative Agent for the account of such Letter of Credit Issuer, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent for the account of such Letter of Credit Issuer at the Federal Funds Rate for the first two (2) Business Days after such payment by such Bank is due, and thereafter, at the Base Rate.  The failure of any L/C Participant to make available to the Administrative Agent for the account of the respective Letter of Credit Issuer its Revolver Percentage of any Unpaid Drawing under any Letter of Credit shall not relieve any other L/C Participant of its obligation hereunder to make available to the Administrative Agent for the account of the respective Letter of Credit Issuer its Revolver Percentage of any payment under any Letter of Credit on the date required, as specified above, but no L/C Participant shall be responsible for the failure of any other L/C Participant to make available to the Administrative Agent for the account of such Letter of Credit Issuer such other L/C Participant’s Revolver Percentage of any such payment.

(d)          Whenever the respective Letter of Credit Issuer receives a payment of a reimbursement obligation as to which the Administrative Agent has received for the account of such Letter of Credit Issuer any payments from the L/C Participants pursuant to clause (c) above, such Letter of Credit Issuer shall pay to the Administrative Agent and the Administrative Agent shall promptly pay to each L/C Participant which has paid its Revolver Percentage thereof, in the applicable currency, and in same day funds, an amount equal to such L/C Participant’s Revolver Percentage of the principal amount thereof and interest thereon accruing at the Federal Funds Rate.

(e)          The obligations of the L/C Participants to make payments to the Administrative Agent for the account of the respective Letter of Credit Issuer with respect to Letters of Credit shall be irrevocable and not subject to counterclaim, set‑off or other defense or any other qualification or exception whatsoever (provided that no L/C Participant shall be required to make payments resulting from the Letter of Credit Issuer’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction)) and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

(i)                any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

(ii)              the existence of any claim, set‑off, defense or other right which the Borrower or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, the respective Letter of Credit Issuer, any Bank or other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower or any of its Subsidiaries and the beneficiary named in any such Letter of Credit);

(iii)            any draft, certificate or other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(iv)              the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

(v)               the occurrence of any Default.

(f)          To the extent the respective Letter of Credit Issuer is not indemnified for same by the Borrower, the L/C Participants will reimburse and indemnify the Letter of Credit Issuer, in proportion to their respective Revolver Percentages, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by such Letter of Credit Issuer in performing its respective duties in any way relating to or arising out of its issuance of Letters of Credit; provided that no L/C Participant shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Letter of Credit Issuer’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction).

SECTION 2A.6        Increased Costs.  If any Change in Law shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy, liquidity requirement or similar requirement against Letters of Credit issued by any Letter of Credit Issuer or any L/C Participant’s participation therein, or (ii) shall impose on such Letter of Credit Issuer or any L/C Participant’s any other conditions affecting this Agreement, any Letter of Credit or such L/C Participant’s participation therein; and the result of any of the foregoing is to increase the cost to such Letter of Credit Issuer or such L/C Participant of issuing, maintaining or participating in any Letter of Credit or of maintaining its obligation to issue any such Letter of Credit, or to reduce the amount of any sum received or receivable by such Letter of Credit Issuer or such L/C Participant hereunder (other than any increased cost or reduction in the amount received or receivable resulting from a change in the rate of taxes or similar charges), then, upon demand to the Borrower by such Letter of Credit Issuer or such L/C Participant (a copy of which notice shall be sent by such Letter of Credit Issuer or such L/C Participant to the Administrative Agent), the Borrower shall pay to such Letter of Credit

Issuer or such L/C Participant such additional amount or amounts as will compensate such Letter of Credit Issuer or such L/C Participant for such increased cost or reduction.  A certificate submitted to the Borrower by the respective Letter of Credit Issuer or such L/C Participant, as the case may be (a copy of which certificate shall be sent by such Letter of Credit Issuer or such L/C Participant to the Administrative Agent) setting forth the basis for the determination of such additional amount or amounts necessary to compensate such Letter of Credit Issuer or such L/C Participant shall be conclusive and binding on the Borrower absent manifest error, although the failure to deliver any such certificate shall not release or diminish any of the Borrower’s obligations to pay additional amounts pursuant to this Section 2A.6 upon the subsequent receipt thereof.  The Borrower’s obligations under this Section 2A.6 are limited as set forth in Section 8.6.

ARTICLE 3

CONDITIONS

SECTION 3.1          Conditions to Closing Date.  The obligations of the Banks to establish the Commitments hereunder and of any Letter of Credit Issuer to establish the Letter of Credit Commitment hereunder are, in each case, subject solely to the following conditions precedent; provided that, for the avoidance of doubt, the Borrower shall not be entitled to request any Loan or Letter of Credit hereunder prior to the Effective Date):

(a)          The Administrative Agent shall have received the following documents:

(i)            an opinion of counsel for the Credit Parties in a form reasonably acceptable to the Administrative Agent and covering such matters relating to the transactions contemplated hereby as the Administrative Agent or the Required Banks may reasonably request; and

(ii)             all documents the Administrative Agent may reasonably request relating to the corporate authority and incumbency of each Credit Party which is a party hereto or any other Credit Document and the validity of this Agreement and each other Credit Document, all in form and substance reasonably satisfactory to the Administrative Agent; and

(iii)              copies of this Agreement executed by the Borrower, each Guarantor and each of the Banks;

(b)          At the time of and immediately after the Closing Date, no Default or Event of Default shall have occurred and be continuing; and

(c)          The representations and warranties of the Credit Parties contained in this Agreement shall be true and correct in all material respects (where not already qualified by materiality, otherwise in all respects) on and as of the Closing Date (other than representations and warranties that relate to a specific date, which shall be true and correct in all material respects (where not already qualified by materiality, otherwise in all respects) as of such date).

Without limiting the generality of the provisions of Section 7.5(b), for purposes of determining compliance with the conditions specified in this Section 3.1, the Administrative Agent and each Bank that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Bank unless the Administrative Agent shall have received notice from such Bank prior to the proposed Closing Date specifying its objection thereto.

SECTION 3.2          Conditions to Effective Date.  The obligation of the Banks to make any Loan hereunder and of any Letter of Credit Issuer to issue or amend any Letter of Credit is subject to the satisfaction of each of the following conditions in addition to, and without limitation of, the applicable conditions set forth in Sections 3.3 and 3.4:

(a)          The satisfaction of the conditions set forth in Section 3.1;

(b)          The Administrative Agent shall have received documentation, in form and substance reasonably acceptable to the Administrative Agent, evidencing the termination of the Existing Credit Agreement and the repayment of all obligations owing thereunder (other than indemnities and similar obligations that customarily survive termination of credit facilities), which repayment may be made with the proceeds of the initial Loans hereunder;

(c)          The Borrower and each other Credit Party shall have provided to the Administrative Agent and each requesting Bank (in each case, at least 2 Business Days prior to the Effective Date, to the extent reasonably requested in writing to the Borrower at least 5 Business Days prior to the Effective Date) (i) the documentation and other information requested by the Administrative Agent or any requesting Bank in order to comply with requirements of any AML Laws and any applicable “know your customer” rules and regulations and (ii) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification;

(d)          The Borrower shall have paid or made arrangements to pay contemporaneously with closing (i) to the Administrative Agent, the Arrangers and the Banks the fees set forth or referenced in Section 2.7 and any other accrued and unpaid fees or commissions with respect to the credit facilities governed by this Agreement as agreed in writing by the Borrower and (ii) all reasonable fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent, but limited to the reasonable fees, charges and disbursements of one external counsel to the Administrative Agent and, if necessary, one local counsel in each relevant jurisdiction); and

(e)          On or after the Closing Date but on or prior to the Effective Date (including any such incurrence, establishment or issuance made on the Effective Date substantially concurrently with the effectiveness of the Commitments hereunder), the Borrower shall have incurred, established or issued an aggregate of at least $1,550,000,000 in aggregate principal amount (or in the case of common or preferred equity, gross proceeds) in the form of (i) Term Loan Commitments~~,~~ (as defined in this Agreement immediately as of the Effective Date), (ii) Revolving Credit Commitments, and (iii) (x) equity or equity-related securities, including Convertible Debt and/or (y) unsecured debt securities (this clause (iii), the “Specified Incurrences”); provided that the aggregate principal amount (or in the case of common or preferred equity, gross proceeds) of the Specified Incurrences shall not be less than $250,000,000.

The Administrative Agent shall notify the Borrower and the Banks of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the Effective Date shall not occur, and this Agreement and the obligations of the parties hereunder shall automatically terminate if each of the foregoing conditions is not satisfied (or waived pursuant to Section 10.5) at or prior to 11:59 p.m., New York City time, on September 5, 2023.

SECTION 3.3         Each Revolving Loan Borrowing and each Issuance or Amendment of a Letter of Credit.  The obligation of the Banks to make each Revolving Loan hereunder and of any Letter of Credit Issuer to issue or amend each Letter of Credit is subject at the time of such Revolving Loan or issuance or amendment of such Letter of Credit solely to the satisfaction of the following conditions:

(a)        the satisfaction of the conditions set forth in Sections 3.1 and 3.2 (which, for the avoidance of doubt, the parties hereto agree have been satisfied prior to the Amendment No. 1 Effective Date);

(b)          receipt by the Administrative Agent of a Notice of Borrowing as required by Section 2.2;

(c)          the fact that, immediately after any Borrowing of Revolving Loans or any issuance or amendment of a Letter of Credit, the aggregate of all Revolving Loans made hereunder plus all Swing Loans and Letter of Credit Outstandings will not exceed the Total Revolving Credit Commitments in effect;

(d)          the fact that, immediately before and after such Borrowing or such issuance or amendment of a Letter of Credit, no Default or Event of Default shall have occurred and be continuing; and

(e)          the fact that the representations and warranties of the Credit Parties contained in this Agreement shall be true and correct in all material respects (where not already qualified by materiality, otherwise in all respects) on and as of the date of such Borrowing or such issuance or amendment of a Letter of Credit (other than representations and warranties that relate to a specific date, which shall be true and correct in all material respects (where not already qualified by materiality, otherwise in all respects) as of such date).

Each Borrowing and each issuance or amendment of a Letter of Credit hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in clauses (c), (d) and (e) of this Section 3.3.

No Bank shall have any obligation to make a Revolving Loan hereunder and no Letter of Credit Issuer shall have any obligation to issue a Letter of Credit hereunder at any time unless all conditions precedent in this Section 3.3 have been satisfied before or at such time.  The conditions precedent are included for the exclusive benefit of the Administrative Agent and the Banks.  In the event that any one more Banks makes available a Loan or any one or more Letter of Credit Issuers issues a Letter of Credit at the request of the Borrower notwithstanding that any one or more of the conditions precedent thereto have not been satisfied in whole or in part, such waiver shall not operate as to waive the right of the Administrative Agent, the Banks and the Letter of Credit Issuers to require strict compliance thereafter.

~~SECTION 3.4 Each Term Loan Borrowing.  The obligation of the Banks to make each Term Loan hereunder prior to the Term Loan Commitment Termination Date is subject at the time of such Term Loan Borrowing solely to the satisfaction of the following conditions:~~

~~(a) the satisfaction of the conditions set forth in Sections 3.1 and 3.2;~~

~~(b) receipt by the Administrative Agent of a Notice of Borrowing as required by Section 2.2;~~

~~(c) the fact that, immediately before and after such Borrowing, no Event of Default shall have occurred and be continuing (or, in the case of Term Loans that will be used to finance a Limited Condition Transaction, no Event of Default shall have occurred and be continuing on the LCT Test Date);~~

~~(d) the fact that the representations and warranties of the Credit Parties contained in this Agreement shall be true and correct in all material respects (where not already qualified by materiality, otherwise in all respects) on and as of the date of such Borrowing (other than representations and warranties that relate to a specific date, which shall be true and correct in all material respects (where not already qualified by materiality, otherwise in all respects) as of such date) (limited in the case of any Limited Condition Transaction to the Specified Representations, which in the case of a Limited Condition Transaction shall instead be made on the LCT Test Date); and~~

~~(e) at the time of and immediately after giving effect to the making of the Term Loans, the Borrower and its Subsidiaries shall be in compliance with the Financial Covenants (or, in the case of Term Loans that will be used to finance a Limited Condition Transaction, the Borrower and its Subsidiaries shall be in pro forma compliance with the Financial Covenants as of the LCT Test Date).~~

~~Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in clauses (c), (d) and (e) of this Section 3.3.~~

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants that:

SECTION 4.1         Existence and Power.  Each Credit Party is a corporation, limited liability company, partnership or other organization, duly organized and validly existing and, where applicable, in good standing under the laws of the jurisdiction of its organization, and has all corporate or other powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.  No Credit Party nor any Subsidiary thereof is an Affected Financial Institution.

SECTION 4.2          Corporate and Governmental Authorization; No Contravention.  The execution, delivery and performance by each Credit Party of the Credit Documents to which it is a party (i) are within the corporate or other powers of such Credit Party, (ii) have been duly authorized by all necessary corporate or other action, (iii) require no action by or in respect of, or filing with, any Governmental Authority except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, (iv) do not contravene, or constitute a default under, (A) any provision of applicable law or regulation or of the articles of association, the organizational certificate, bylaws or other constitutional documents, as applicable, of such Credit Party or (B) any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect and (v) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.  Neither the Borrower (or any of its directors or officers) nor any Insured Subsidiary (or any of its directors or officers) is a party to, or subject to, any agreement with, or specific directive or order issued by, any federal or state bank or thrift regulatory authority which restricts the payment of dividends by any Insured Subsidiary to the Borrower; and no action or administrative proceeding is pending or, to the Borrower’s knowledge, threatened against the Borrower or any Insured Subsidiary or any of their directors or officers which seeks to impose any such restriction, in each case that could reasonably be expected to have a Material Adverse Effect.

SECTION 4.3          Binding Effect.  This Agreement and the other Credit Documents have been duly executed and delivered by each Credit Party and constitute valid and binding agreements of the Borrower and each other Credit Party which is a party thereto, and each Note, when executed and delivered in accordance with this Agreement, will constitute a valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms.

SECTION 4.4          Financial Information.  (a) The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of December 31, 2022, and the related consolidated statements of income, retained earnings and cash flows for the fiscal year then ended, reported on by Deloitte, and the unaudited interim consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of March 31, 2023 and the related consolidated statements of income, retained earnings and cash flows for the three months then ended, copies of which have been delivered to each of the Banks, fairly present in all material respects the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such dates and their consolidated results of operations and cash flows for the periods then ended, subject, in the case of unaudited financial statements, to the absence of footnotes and to year end adjustments.

(b)          Since December 31, 2022 there has been no material adverse change in the business, financial position or operations of the Borrower and its Consolidated Subsidiaries, considered as a whole.

(c)          Except as disclosed in the financial statements delivered pursuant to Section 4.4(a) there were as of the Closing Date no liabilities or obligations with respect to the Borrower or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, could reasonably be expected to have a Material Adverse Effect.  As of the Closing Date, the Borrower knows of no basis for the assertion against it or any of its Subsidiaries of any liability or obligation of any nature whatsoever that is not disclosed in the financial statements delivered pursuant to Section 4.4(a) which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; provided, that the representations and warranties in this clause (c) shall not apply to any action, suit, proceeding or governmental investigation set forth on Schedule 4.5.

(d)          The Borrower and its Consolidated Subsidiaries, on a consolidated basis, are Solvent.

SECTION 4.5          Litigation.  There is no action, suit, proceeding or governmental investigation pending against, or to the knowledge of the Borrower threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any other Governmental Authority in which there is, in the good faith judgment of the Borrower, a reasonable possibility of a decision which could reasonably be expected to have a Material Adverse Effect; provided, that this representation and warranty shall not apply to any action, suit, proceeding or governmental investigation set forth on Schedule 4.5.

SECTION 4.6          Compliance with ERISA.  To the best of the Borrower’s knowledge after reasonable investigation:  (a) Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan.  No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

(b)          Each Foreign Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities.  All material contributions required to be made with respect to a Foreign Pension Plan have been timely made.  Neither the Borrower nor any of its Subsidiaries has incurred any material obligation in connection with the termination of or withdrawal from any Foreign Pension Plan.  The Borrower and its Subsidiaries do not maintain or contribute to any Foreign Pension Plan the obligations with respect to which could reasonably be expected to have a Material Adverse Effect.

SECTION 4.7          Environmental Matters.  To the best of the Borrower’s knowledge after reasonable investigation:  Each of the Borrower and its Subsidiaries has obtained all material environmental, health and safety permits, licenses and other authorizations required under all

Environmental Laws to carry on its business as now being or as proposed to be conducted except for such permits, licenses and other authorizations the failure to obtain, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.  Each of such permits, licenses and authorizations is in full force and effect and the Borrower and its Subsidiaries is in material compliance with the terms and conditions thereof, and is also in material compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder except for such failure to comply, individually or in the aggregate, as could not reasonably be expected to result in a Material Adverse Effect.  In addition, no notice, notification, demand, request for information, citations, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or threatened by any governmental or other entity with respect to any alleged failure by the Borrower or any of its Subsidiaries to have any environmental, health or safety permit, license or other authorization required under any Environmental Law in connection with the conduct of the business of the Borrower or any of its Subsidiaries or with respect to any generation, treatment, storage, recycling, transportation, discharge or disposal, or any release of any Hazardous Substance generated or handled by the Borrower or any of its Subsidiaries except for such matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.  There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by or that are in the possession of the Borrower or any of its Subsidiaries in relation to any site or facility now or previously owned, operated or leased by the Borrower or any of its Subsidiaries which have not been made available to the Administrative Agent and the Banks except for such matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 4.8          Taxes.  The Borrower and its Subsidiaries have filed all United States Federal and Canadian income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Subsidiary or otherwise required to be paid by them, except such taxes, if any, where the failure to pay such taxes would not reasonably be expected to have a Material Adverse Effect, or as are being contested in good faith and by appropriate proceedings.  The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.

SECTION 4.9          Subsidiaries.  Each of the Borrower’s Subsidiaries, if any, is duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization, and has all corporate or other organizational powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

SECTION 4.10        Investment Company.  The Borrower is not an “investment company” within the meaning of the U.S. Investment Company Act of 1940, as amended.

SECTION 4.11        Full Disclosure.  All information (other than projections) heretofore furnished by the Borrower to the Administrative Agent or any Bank for purposes of or in connection with this Agreement is, and all such information hereafter furnished by the Borrower to the Administrative Agent or any Bank will be, complete and correct in all material respects on the date as of which such information is stated or certified and such information does not or will not, as of the date which such information is stated or certified, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made. All projections heretofore furnished by the Borrower to the Administrative

Agent or any Bank for purposes of or in connection with this Agreement have been or will be prepared in good faith based upon reasonable assumptions; it being understood that such projections are not to be viewed as facts and are subject to significant uncertainties and contingencies, many of which are beyond the control of the Borrower; no assurance can be given that any particular projections will be realized and actual results may differ and such differences may be material.

SECTION 4.12        AML Laws; Anti-Corruption Laws and Sanctions.  The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws, applicable AML Laws and applicable Sanctions.  None of (a) the Borrower or any Subsidiary or their respective directors or officers or (b) to the knowledge of the Borrower, (1) any of their respective employees or Affiliates, or (2) any agent of the Borrower or any Subsidiary or other Affiliate that will act in any capacity in connection with or benefit from the credit facility established by this Agreement, (i) is a Sanctioned Person, or (ii) is in violation of AML Laws, Anti-Corruption Laws, or Sanctions.  No Borrowing, Letter of Credit, or use of proceeds of any Borrowing or Letter of Credit, including the funding of all or a portion of the purchase price of any Permitted Acquisition, nor any repayment of Borrowings or reimbursement of any payment made pursuant to any Letter of Credit, will cause a violation of AML Laws, Anti-Corruption Laws or applicable Sanctions by any Person participating in the transactions contemplated by this Agreement, whether as lender, borrower, guarantor, agent, or otherwise.  The Borrower represents that neither it nor any of its Subsidiaries, or, to the knowledge of the Borrower, any other Affiliate, is as of the Closing Date engaged in, or intends to engage in, any dealings or transactions with, or for the benefit of, any Sanctioned Person or with or in any Sanctioned Country.

SECTION 4.13        Ownership of Insured Subsidiaries.  Subject to Section 5.15(b), each Insured Subsidiary is a Wholly-Owned Subsidiary of the Borrower.

ARTICLE 5

COVENANTS

The Borrower and each Guarantor, as the case may be, agree that, commencing with the Effective Date and for so long as any Bank has any Commitment hereunder or any amount payable hereunder or under any Note remains unpaid:

SECTION 5.1          Information.  The Borrower will deliver to the Administrative Agent for delivery to each of the Banks:

(a)          as soon as available and in any event within ninety (90) days after the end of each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, cash flows, and changes in common stockholders’ equity, each for such fiscal year, setting forth in comparative form the figures for the previous fiscal year and certified by Deloitte or another independent public accounting firm of nationally recognized standing (it being understood that the public availability as posted on the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) by the Borrower of annual reports on Form 10-K of the Borrower and its Consolidated Subsidiaries shall satisfy the requirements of this Section 5.1(a) to the extent such annual reports include the information specified herein);

(b)          as soon as available and in any event within forty-five (45) days after the end of each of the first three fiscal quarters of the Borrower, the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of income and cash flows for such quarter and for the portion of the Borrower’s fiscal year ended at the end of such quarter, setting forth in comparative form the figures for the corresponding quarter and the corresponding portion of the Borrower’s previous fiscal year, all certified (subject to normal year‑end adjustments and the absence of footnotes) to fairly present in all material respects, such financial condition, and as to GAAP and consistency by the treasurer or chief financial officer of the Borrower (it being understood that the public availability as posted on EDGAR by the Borrower of quarterly reports on Form 10-Q of the Borrower and its Consolidated Subsidiaries shall satisfy the requirements of this Section 5.1(b) to the extent such quarterly reports include the information specified herein);

(c)          simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the treasurer or chief financial officer of the Borrower, (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 5.11, 5.13, 5.13A and 5.13B and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

(d)          [Reserved];

(e)          within ~~forty-five~~sixty (~~45~~60) days after the beginning of each fiscal year of the Borrower, a budget in form reasonably satisfactory to the Administrative Agent (including budgeted statements of consolidated income, consolidated cash flows, and consolidated balance sheets) prepared by the Borrower for each of the four quarters of such fiscal year, accompanied by a statement of the treasurer or chief financial officer of the Borrower to the effect that, to the best of such officer’s knowledge, the budget is a reasonable estimate for the period covered thereby;

(f)          within five (5) days after any officer of any Credit Party obtains knowledge of any Default, if such Default is then continuing, a certificate of the treasurer or chief financial officer of the Borrower setting forth the details thereof and the action which the Borrower or such Credit Party is taking or proposes to take with respect thereto;

(g)          promptly after the mailing thereof to the public shareholders of the Borrower, copies of all financial statements, reports and proxy statements so mailed (it being understood that the public availability as posted on EDGAR by the Borrower of any such financial statements, reports and proxy statements shall satisfy the requirements of this Section 5.1(g));

(h)          promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S‑8 or its equivalent) and reports on Forms 10‑K, 10‑Q and 8‑K (or their equivalents) which the Borrower or any other Credit Party shall have filed with the SEC (it being understood that the public availability as posted on EDGAR by the Borrower of any such registration statements and reports shall satisfy the requirements of this Section 5.1(h));

(i)          promptly upon discovery of the fact that any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any “reportable event” (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan, Foreign Pension Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan, Foreign Pension Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the treasurer of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower, the applicable Credit Party or the applicable member of the ERISA Group is required or proposes to take;

(j)          to the extent permitted by applicable law, promptly upon the receipt or execution thereof, (i) notice by the Borrower or any Insured Subsidiary that (1) it has received a request or directive from any federal, state or other regulatory agency which requires it to submit a capital maintenance or restoration plan that restricts the payment of dividends by any Insured Subsidiary to the Borrower or (2) it has submitted a capital maintenance or restoration plan to any federal, state or other regulatory agency or has entered into a memorandum or agreement with any such agency, in each case which plan, memorandum or agreement restricts the payment of dividends by any Insured Subsidiary to the Borrower, and (ii) copies of any such plan, memorandum, or agreement, unless disclosure is prohibited by the terms thereof or by law, rule or regulation and, after the Borrower or such Insured Subsidiary has in good faith attempted to obtain the consent of such regulatory agency, such agency will not consent to the disclosure of such plan, memorandum, or agreement to the Banks;

(k)       prompt notice if the Borrower, any Subsidiary or any other Credit Party shall receive any notification from any governmental authority alleging a violation of any applicable law or any inquiry which could reasonably be expected to have a Material Adverse Effect;

(l)          prompt notice of any Person becoming a Material Subsidiary;

(m)       prompt notice of the sale, transfer or other disposition of any Material Asset of the Borrower, any Subsidiary or any other Credit Party to any Person other than the Borrower, any Subsidiary or any other Credit Party other than a sale, transfer or other disposition (x) made in the ordinary course of business or (y) made in accordance with this Agreement;

(n)          [Reserved];

(o)          promptly after knowledge thereof shall have come to the attention of any responsible officer of the Borrower, written notice of any threatened (in writing) or pending litigation or governmental or arbitration proceeding or labor controversy, in each case other than litigation or proceedings disclosed on Schedule 4.5, against the Borrower or any Subsidiary or any of their property which could reasonably be expected to have a Material Adverse Effect;

(p)      from time to time such additional information regarding the financial position or business of the Credit Parties and their Subsidiaries (including non‑financial information and examination reports and supervisory letters to the extent permitted by applicable regulatory authorities) as the Administrative Agent, at the request of any Bank, may reasonably request; provided, that the Credit Parties and  their Subsidiaries shall have no obligation to disclose any information (i) that is subject to attorney-client or similar privilege or constitutes attorney work product or (ii) in respect of which disclosure is prohibited by applicable law or any confidentiality agreement; and

(q)         prompt notice to the Administrative Agent and each Bank that previously received a Beneficial Ownership Certification (or a certification that the Borrower qualifies for an express exclusion to the “legal entity customer” definition under the Beneficial Ownership Regulation) of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified therein (or, if applicable, the Borrower ceasing to fall within an express exclusion to the definition of “legal entity customer” under the Beneficial Ownership Regulation) and promptly upon the reasonable request of the Administrative Agent or any Bank, provide the Administrative Agent or directly to such Bank, as the case may be, any information or documentation requested by it for purposes of complying with the Beneficial Ownership Regulation.

SECTION 5.2          Payment of Obligations.  Each Credit Party will pay and discharge, and will cause each Subsidiary to pay and discharge, at or before maturity, all their respective material obligations and liabilities (including, without limitation, tax liabilities and claims of materialmen, warehousemen and the like which if unpaid might by law give rise to a Lien), except where the same (i) may be contested in good faith by appropriate proceedings, and will maintain, and will cause each Subsidiary to maintain, in accordance with GAAP, appropriate reserves for the accrual of any of the same or (ii) could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.3          Maintenance of Property; Insurance.  (a) Each Credit Party will keep, and will cause each Subsidiary to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted, except to the extent the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

(b)          Each Credit Party will, and will cause each Subsidiary to, maintain (either in the name of the Borrower or in its own name) with financially sound and responsible insurance companies, insurance on all their respective properties in at least such amounts, against at least such risks and with such risk retention as are usually maintained, insured against or retained, as the case may be, in the same general area by companies of established repute engaged in the same or a similar business and will furnish to the Banks, upon request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried.

SECTION 5.4          Conduct of Business and Maintenance of Existence.  Each Credit Party will continue, and will cause each Subsidiary to continue, to engage in business of the same general type as now conducted by such Credit Party and/or reasonably related, similar, incidental, complementary, ancillary, corollary, synergistic or related businesses or reasonable extensions, development or expansion thereof, and will preserve, renew and keep in full force and effect, and will cause each Subsidiary to preserve, renew and keep in full force and effect their respective existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business; provided, that nothing in this Section 5.4 shall prohibit (i) a merger, consolidation, sale, lease or other transfer that is otherwise permitted by Section 5.7 or (ii) the termination of the existence of any Subsidiary (including a Subsidiary that is a Guarantor) if the Borrower in good faith determines that such termination is in the best interest of the Borrower and is not materially disadvantageous to the Banks.  For the avoidance of doubt, any Insured Subsidiary may convert its charter to another form of bank charter and may consummate any necessary transactions in connection therewith.

SECTION 5.5          Compliance with Laws.  Each Credit Party will comply, and cause each Subsidiary to comply, in all respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except (i) where the necessity of compliance therewith is contested in good faith by appropriate proceedings or (ii) to the extent that failure to comply therewith could not reasonably be expected to result in a Material Adverse Effect. The Borrower will maintain in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws, applicable AML Laws and applicable Sanctions.

SECTION 5.6          Inspection of Property, Books and Records.  The Credit Parties will keep, and will cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Subsidiary to permit, authorized representatives ~~of any Bank, at such Bank’s expense,~~ designated by the Administrative Agent and each Bank to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants, all ~~at such~~upon reasonable notice and at reasonable times ~~and as often as may reasonably be desired.~~during normal business hours; provided, that, other than with respect to such visits and inspections during the continuation of an Event of Default, (a) only the Administrative Agent on behalf of the Banks may exercise the rights of the Administrative Agent and the Banks under this Section 5.6, (b) the Administrative Agent shall not exercise such rights more often than one time during any calendar year and (c) only one such time per calendar year shall be at the expense of the Credit Parties; provided, further, that when an Event of Default exists, the Administrative Agent or any Bank (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Credit Parties at any time during normal business hours and without advance notice; provided, further that notwithstanding anything to the contrary herein, neither Credit Parties nor any Subsidiary shall be required to disclose, permit the inspection, examination or making of copies of or taking abstracts from, or discuss any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information of the Credit Parties and the Subsidiaries and/or any of their customers and/or suppliers, (ii) in respect of which disclosure to the Administrative Agent or any Bank (or any of their respective representatives or contractors) is prohibited by applicable law, (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product or (iv) in respect of which disclosure is prohibited by applicable law or any confidentiality agreement; provided, further, that in the event any of the circumstances described in the preceding proviso exist, the Borrower shall provide notice to the Administrative Agent thereof and shall use commercially reasonable efforts to describe, to the extent both feasible and permitted under applicable Bank Regulatory Requirements or confidentiality obligations, or without waiving such privilege, as applicable, the applicable document, information or other matter.

SECTION 5.7          Mergers and Sales of Assets.  The Credit Parties will not (x) consolidate or merge with or into any other Person or (y) sell, lease or otherwise transfer, directly or indirectly, any substantial part of the assets of any Credit Party and its Subsidiaries, taken as a whole, to any other Person; except that the following shall be permitted, but in the case of clauses (a)(ii), (a)(iii), (a)(iv) (if subject to the proviso therein), (c) and (d) below, only so long as no Default shall have occurred and be continuing both before and after giving effect thereto:

(a)          (i) any Credit Party may merge with or into the Borrower or any Subsidiary, provided that (x) in the case of any merger involving the Borrower, the Borrower is the surviving entity of such merger any (y) in the case of any merger involving any Credit Party other than the Borrower, a Credit Party is the surviving entity of such merger, (ii) any Person may be merged with or into any Credit Party pursuant to an acquisition permitted by this Agreement (including Section 5.18), provided that such Credit Party is the surviving entity of such merger, (iii) any Credit Party (other than the Borrower) may be merged with or into any Person pursuant to an acquisition permitted by Section 5.18, provided that if required by Section 5.20 the surviving entity becomes a Guarantor within the time period specified in Section 5.20 pursuant to documentation in compliance with Section 5.20 and (iv) any Credit Party may sell or otherwise transfer assets to the Borrower or any Subsidiary, provided that sales or other transfers of assets under this clause (iv) by a Credit Party to a Subsidiary that is not a Credit Party shall not exceed the greater of (x) $100,000,000 and (y) 0.50% of Consolidated Total Assets;

(b)          the sale or other transfer of ~~Securitization Assets~~Funding Assets, or participations or interests therein, or the issuance or sale of any Capital Stock in a Funding Entity;

(c)          assets sold and leased back in the normal course of the Borrower’s business;

(d)          sales, leases and other transfers of assets; provided that (1) such sale, lease or other transfer shall be made for fair market value (as determined by the Borrower in good faith) at the time of such sale, lease or other transfer (or if such sale, lease or other transfer is made pursuant to a legally binding commitment, at the time such commitment is entered into), (2) immediately before and after giving effect thereto, no ~~Default or~~ Event of Default shall have occurred and be continuing, and (3) in the case (and only the case) of any sale, lease or other transfer made in reliance on this clause (d) for total consideration in excess of $50,000,000, ~~(x)~~ no less than 75% of the total consideration received with respect to such sale, lease or other transfer shall be cash, Eligible Cash Equivalents and the assumption of liabilities~~, and (y) the Net Cash Proceeds therefrom are applied as required by Section 2.11(d)~~);

(e)          Restricted Payments that are not prohibited by Section 5.16 and Investments that are not prohibited by Section 5.18;

(f)          the sale or other transfer of any Permitted Warrant Transaction and any exercise, settlement, termination or unwind (whether optional or mandatory) thereof; and

(g)          the exercise, settlement, termination or unwind (whether optional or mandatory) of any Permitted Convertible Debt Hedge Transaction.

SECTION 5.8          Use of Proceeds.  The proceeds of ~~(x) the Term Loans made under this Agreement will be used by the Borrower to refinance existing Debt and to pay fees, expenses and premiums in connection therewith and (y)~~ the Revolving Loans made under this Agreement will be used by the Borrower to finance the general corporate and working capital needs of the Borrower and its Subsidiaries including, without limitation, the refinancing of existing indebtedness, the financing of Investments, payment of dividends and repurchases of Capital Stock of the Borrower.  None of the proceeds of any Loan made hereunder will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any “margin stock” within the meaning of Regulation U if such use would violate Regulation U or Regulation X of the FRB, as in effect from time to time.  The Borrower will not, directly or, to the Borrower’s knowledge, indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any Subsidiary, other Affiliate, joint venture partner or other Person, (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or AML Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or involving any goods originating in or with a Sanctioned Person or Sanctioned Country, or (C)  in any manner that would result in the violation of any Sanctions by any Person (including any Person participating in the transactions contemplated hereunder, whether as underwriter, advisor, lender, investor or otherwise).

SECTION 5.9          Negative Pledge.  Neither a Credit Party nor any Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

(a)          Liens existing on the Amendment No. 1 Effective Date and listed on Schedule 5.9 hereto; provided that such Liens shall not apply to any other property or assets of such Credit Party or its Subsidiaries other than after-acquired property that is affixed or incorporated into the property or assets covered by such Lien and proceeds and products thereof;

(b)          any Lien existing on any asset of any Person at the time such Person becomes a Subsidiary and not created in contemplation of such event, so long as such Lien does not attach to any other asset of such Subsidiary;

(c)          any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, provided that such Lien attaches only to such asset acquired and attaches concurrently with or within ninety (90) days after the acquisition thereof;

(d)          any Lien on any asset of any Person existing at the time such Person is merged or consolidated with or into a Credit Party or its Subsidiary and not created in contemplation of such event, so long as such Lien does not attach to any other asset of such Credit Party or its Subsidiaries;

(e)          any Lien existing on any asset prior to the acquisition thereof by a Credit Party or a Subsidiary and not created in contemplation of such acquisition;

(f)          any Lien arising out of the amendment, modification, restatement, renewal, refunding, replacement, extension or refinancing of any Debt secured by any Lien permitted by any of the other clauses of this Section, provided that the amount of such Debt is not increased (except as permitted by another clause of this Section 5.9) and is not secured by any additional assets;

(g)          ~~Liens~~any Lien arising in the ordinary course of its business which (i) ~~do~~does not secure Debt or Derivatives Obligations, (ii) ~~do~~does not secure any obligation in an amount exceeding U.S. $5,000,000 and (iii) ~~do~~does not in the aggregate materially detract from the value of the assets secured or materially impair the use thereof in the operation of such Credit Party or Subsidiary’s business;

(h)          Liens arising in connection with ~~Qualified Securitization~~Funding Assets and other Liens securing Funding Debt and Standard Funding Undertakings and Liens arising in connection with Funding Debt Transactions;

(i)          Liens securing Debt permitted under Section 5.14(d) hereof;

(j)          Liens incurred or deposits or pledges (1) made in the ordinary course of business (i) in connection with workers’ compensation, unemployment insurance and other types of social security, (ii) to secure the payment or performance of tenders, statutory or regulatory obligations, bids, leases, contracts (including contracts to provide customer care services, billing services, transaction processing services and other services), performance and return of money bonds and other similar obligations, including letters of credit and bank guarantees required or requested by the United States, any State thereof or any foreign government or any subdivision, department, agency, organization or instrumentality of any of the foregoing in connection with any contract or statute (exclusive of obligations for the payment of borrowed money), or (iii) to cover anticipated costs of future redemptions of awards under loyalty marketing programs; (2) required or requested by any regulatory authority having jurisdiction over any Insured Subsidiary in favor of any such regulatory authority or its nominee or made to comply or maintain compliance with Section 5.15 or any plan, memorandum or agreement with, or any order, request or directive from, any such regulatory authority; or (3) made to secure obligations under or in connection with Cash Management Arrangements in the ordinary course of business;

(k)          Liens securing the Obligations; and

~~(l) [reserved]~~

(l)           ~~(m)~~ Liens not otherwise permitted by the foregoing clauses of this Section 5.9 securing Debt or other obligations in an aggregate principal or face amount at any date not to exceed the greater of (x)  $250,000,000 and (y) ~~1.00~~1.25% of Consolidated Total Assets.

In each case set forth above, notwithstanding any stated limitation on the assets or property that may be subject to such Lien, a permitted Lien on a specified asset or property or group or type of assets or property may include Liens on all improvements, additions and accessions thereto, assets and property affixed or appurtenant thereto, and all products and proceeds thereof, including dividends, distributions, interest and increases in respect thereof.

SECTION 5.10        End of Fiscal Years and Fiscal Quarters.  The Borrower shall cause its fiscal year, and shall cause each of its Subsidiaries’ fiscal years, to end on December 31 and shall cause its and each of its Subsidiaries’ fiscal quarters to coincide with calendar quarters.

SECTION 5.11        Liquidity.~~Liquidity.~~   The Borrower shall not permit Liquidity to be less than $150,000,000 at any time.

SECTION 5.12        ~~R~~Reserved. ~~eserved.~~

SECTION 5.13        Delinquency Ratio. The Borrower shall not permit the average of the Delinquency Ratios for Comenity Bank and Comenity Capital Bank, in the aggregate, for the most recently ended three consecutive calendar months ending on the last day of any fiscal quarter to exceed 4.50%.

SECTION 5.13A     Minimum Consolidated Tangible Net Worth.  At all times, the Borrower will not permit Consolidated Tangible Net Worth to be less than the sum of (a) 70% of Consolidated Tangible Net Worth as of the end of the fiscal quarter ended ~~March 31~~June 30, ~~2023~~2024 (the “Measurement FQ”), plus (b) 25% of cumulative net income of the Borrower and its Consolidated Subsidiaries determined in accordance with GAAP for each fiscal quarter commencing with the first fiscal quarter subsequent to the Measurement FQ (excluding any fiscal quarter in which net income of the Borrower and its Consolidated Subsidiaries is negative), plus (c) 25% of the aggregate net cash proceeds received by the Borrower in consideration for the issuance of Capital Stock of the Borrower (other than issuances to (i) any Subsidiary or (ii) any current or former director, officer or employee, or estate, heir or family member thereof, or otherwise in connection with an employee benefit plan or similar arrangement) after the end of the Measurement FQ.

SECTION 5.13B     CET1 Ratio.  Each Insured Subsidiary will not permit the CET1 Ratio to be less than 10% at any time.

SECTION 5.14        Debt Limitation.  The Borrower shall not, and shall not permit any of its Subsidiaries, whether now existing or created in the future, to create or incur any Debt other than:

(a)          ~~(i)~~ any Debt created or incurred by the Borrower or such Subsidiary on or before the Amendment No. 1 Effective Date and ~~(ii) any Debt incurred pursuant to Specified Incurrences and, in each case, extensions, renewals, refinancings, refundings and replacements thereof, provided that, except to the extent otherwise permitted under another clause of this Section 5.14, the amount of such Debt is not increased at the time of such extension, renewal, refinancing, refunding or replacement other than by an~~

~~amount equal to the sum of accrued interest on the Debt being extended, renewed, refinanced, refunded or replaced, any prepayment premiums thereon and all fees, costs, expenses and original issue discount associated with such transaction;~~listed on Schedule 5.14 hereto;

(b)          any Debt owed to the Borrower or a Subsidiary by the Borrower or a Subsidiary;

(c)          issuances by Insured Subsidiaries of deposits, certificates of deposit and other items to the extent no Default results therefrom pursuant to the other covenants contained in this Article 5;

(d)          obligations of the Borrower or its Subsidiaries as lessee in respect of Capital Leases and Guaranties thereof;

(e)          loans and letter of credit reimbursement obligations outstanding from time to time under this Agreement;

(f)          Debt incurred by the Borrower and its Subsidiaries in the nature of a purchase price adjustment in connection with a Permitted Acquisition;

(g)          Debt of any Person that is acquired by the Borrower or any Subsidiary and becomes a Subsidiary or is merged with or into the Borrower or any Subsidiary after the Amendment No. 1 Effective Date and Debt secured by an asset acquired by the Borrower or any Subsidiary after the Amendment No. 1 Effective Date~~, and, in each case, refinancings, renewals, extensions, refundings and replacements thereof in a principal amount not to exceed the aggregate principal amount of such Debt then outstanding plus the amount of accrued and unpaid interest on such Debt~~, and, in each case, Debt incurred after such acquisition pursuant to any unexpired unfunded commitments that existed at the time of such acquisition, if (A) such original Debt or commitment was in existence on the date such Person became a Subsidiary or merged with or into the Borrower or any Subsidiary or on the date that such asset was acquired, as the case may be, and (B) such original Debt or commitment was not created in contemplation of such Person becoming a Subsidiary or merging with or into the Borrower or any Subsidiary or such asset being acquired, as the case may be~~, and (C) immediately after giving effect pro forma to the acquisition of such Person or asset by the Borrower or any Subsidiary, as the case may be, no Default or Event of Default shall have occurred and be continuing, including, without limitation, under Section 5.18 of this Agreement;~~;

(h)          Debt of the Borrower and its Subsidiaries (including in the form of Convertible Debt) in a principal amount not to exceed the greater of (x) $500,000,000 and (y) ~~2.0~~2.50% of Consolidated Total Assets in the aggregate at any one time outstanding~~, so long as immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing~~; provided that ~~(x)~~ any such Debt that matures earlier than 91 days after the latest of the Maturity Date and any Extended Maturity Date in effect as of the time when such Debt under this clause (h) is incurred (and, in the case of amortizing Debt, fixed installments thereof that mature earlier than such date) shall not exceed ~~the greater of (x) $250,000,000 and (y) 1.0% of Consolidated Total Assets in the aggregate at any one time outstanding and (y) if any Term Loans are outstanding at such time, the Net Cash Proceeds of such Debt (other than Net Cash Proceeds of such Debt in an aggregate amount not to exceed the greater of $350,000,000 and 1.0% of Consolidated Total Assets (any such Net Cash Proceeds not excluded from the mandatory prepayment requirement pursuant to this parenthetical, “Specified Net Cash Proceeds”)) shall be applied to make a mandatory prepayment of Term Loans in accordance with Section 2.11(d);~~, together with any Incremental Equivalent Debt incurrence in reliance thereon, the Inside Maturity Debt Basket, provided, further, that the foregoing proviso shall not apply to customary bridge loans to finance Permitted Acquisitions or similar Investments so long as either (x) such bridge loans provide for the automatic exchange or conversion into indebtedness meeting the requirements set forth above in this clause (b) or (y) such bridge loans are intended to be refinanced with Preferred Interests of the Borrower or Debt meeting the requirements set forth below in this clause (b);

(i)          Debt ~~of~~incurred by the Borrower and its Subsidiaries ~~(including in the form of Convertible Debt) incurred to refinance all or a portion of the Term Loans; provided that (x) no such Debt shall mature earlier than 91 days after the latest of the Maturity Date and any Extended Maturity Date in effect as of the time when such Debt under this clause (i) is incurred and (y) except to the extent otherwise permitted under another clause of this Section 5.14, the amount of such Debt is not increased at the time of such refinancing other than by an amount equal to the sum of accrued interest on~~ to extend, refinance, refund or replace any Debt permitted under clauses (a), (g) and (o) of this Section 5.14 (such extending, refinancing, refunding or replacing Debt, “Refinancing Debt”; such Det being so extended, refinanced, refunded or replaced, “Refinanced Debt”) and any subsequent Refinancing Debt in respect thereof; provided that (i) the principal amount of such Refinancing Debt does not exceed the principal amount of the Debt being extended, refinanced, refunded or replaced, except by (A) an amount equal to unpaid accrued interest, penalties and premiums (including tender premiums) thereon plus underwriting discounts and other customary fees, commissions and expenses (including upfront fees, original issue discount or initial yield payments) incurred in connection with the relevant extension, refinancing, refunding or replacement plus (B) an amount equal to any existing commitments unutilized thereunder plus (C) additional amounts permitted to be incurred pursuant to this Section 5.14 (provided that (1) any additional Debt referred to in this clause (C) satisfies the other applicable requirements of this Section 5.14(i) (with additional amounts incurred in reliance on this clause (C) constituting a utilization of the relevant basket or exception pursuant to which such additional amount is permitted) and (2) if such additional Debt is secured, the Liens securing such Debt are permitted under of Section 5.9), (ii) such Refinancing Debt has a final maturity on or later than the final maturity of the Debt being extended, refinanced, refunded or replaced, (iii) the incurrence thereof shall be without duplication of any amounts outstanding in reliance on the relevant clause of this Section 5.14 pursuant to which the Debt being extended, refinanced, refunded~~, any prepayment premiums thereon and all fees, costs, expenses and original issue discount associated with such transaction;~~ or replaced was incurred (i.e., the incurrence of such Refinancing Debt shall not create availability under such relevant clause), (iv) such Refinancing Debt may be secured by a Lien only if the corresponding Refinanced Debt was secured by a Lien and (v) such Refinancing Debt may not have any obligors that were not obligors on the corresponding Refinanced Debt;

(j)          Debt of Foreign Subsidiaries in a principal amount not to exceed the greater of (x) $175,000,000 and (y) 0.75% of Consolidated Total Assets in the aggregate at any one time outstanding and Guaranties by the Borrower and its Subsidiaries of such Debt;

(k)          Debt of the Borrower and its Subsidiaries in the form of earn-out obligations, purchase price adjustments, deferred compensation and similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or Capital Stock of a Subsidiary otherwise permitted under this Agreement;

~~(l) Debt of the Borrower and its Subsidiaries (including in the form of Convertible Debt) incurred to refinance all or a portion of the Borrower’s 7.000% senior notes due January 15, 2026 and to pay the cost of any related Permitted Convertible Debt Hedge Transaction and any refinancing thereof; provided that (x) after giving pro forma effect to the application of the proceeds of such Debt, no Term Loans shall be outstanding, (y) no such Debt shall mature earlier than 91 days after the latest maturity date for the Revolving Credit facility and (z) except to the extent otherwise permitted under another clause of this Section 5.14, the amount of such Debt is not increased at the time of such refinancing other than by an amount equal to the sum of accrued interest on the Debt being refinanced, refunded, any prepayment premiums thereon and all fees, costs, expenses and original issue discount associated with such transaction; and~~

(l)           [reserved];

(m)          Debt of the Borrower and its Subsidiaries in respect of Derivatives Obligations ~~incurred in the ordinary course of business and~~that are not for speculative purposes~~.~~;

~~For purposes of determining compliance with this Section 5.14, in the event that an item of Debt or any portion thereof meets the criteria of more than one of the exceptions described above, the Borrower, in its sole discretion, may classify, and from time to time may reclassify, all or any portion of such item of Debt between or among such exceptions in any manner such that the item of Debt would be permitted to be created or incurred at the time of such classification or reclassification, as applicable.~~

(n)          Debt consisting of (i) obligations in respect of or pursuant to brand partner, incentive, supplier finance, supply, license or similar agreements, or take and pay obligations or contracts, (ii) obligations to reacquire assets or inventory in connection with customer financing arrangements, and/or (iii) customer deposits and advance payments, in each case in the ordinary course of business; and

(o)          Incremental Equivalent Debt.

SECTION 5.15        Capitalization and Ownership of Insured Subsidiaries.

(a)          The Borrower shall, at all times, cause all Insured Subsidiaries to be “well capitalized” within the meaning of U.S. 12 C.F.R. 208.43(b)(1) or any successor regulation and such Insured Subsidiaries at no time be reclassified by any relevant agency as anything other than “well capitalized.”

(b)          The Borrower shall, at all times, cause Comenity Bank and Comenity Capital Bank (or such bank’s successor following a charter conversion) to remain Wholly-Owned Subsidiaries of the Borrower, except that, if Comenity Capital Bank transfers all of its assets (other than its bank charter and de minimis assets) to Comenity Bank, the Borrower and its Subsidiaries may sell or otherwise transfer the bank charter and remaining assets of Comenity Capital Bank if ~~(i)~~ such transaction complies with the requirements of Section 5.7(d) as if such transaction were a sale by a Credit Party ~~and (ii) the Net Cash Proceeds therefrom are applied as required by Section 2.11(d)~~.

SECTION 5.16        Restricted Payments; Required Dividends.

(a)          Neither the Borrower nor any of its Subsidiaries will declare or make any Restricted Payment other than:

(i)           ~~(i)~~ the declaration and payment of Restricted Payments made in accordance with the terms of Section 5.16(b) below~~,~~;

(ii)         ~~(ii)~~ the declaration and payment of Restricted Payments made to the Borrower or any other Credit Party~~,~~ ;

(iii)       ~~(iii)~~ the declaration and payment of Restricted Payments made by a Subsidiary that is not a Credit Party (other than any Insured Subsidiary to a Wholly‑Owned Subsidiary that is not a Credit Party~~, (iv) employee stock repurchases in an aggregate amount not to exceed $50,000,000 per fiscal year~~ ;

(iv)        [reserved];

(v)        ~~(including for the fiscal year that commenced on January 1, 2023), (v)~~ so long as no Event of Default is continuing or would result therefrom, Restricted Payments up to the Cumulative Available Amount; provided that at the time of such Restricted Payment the Borrower’s CET1 Ratio shall be at least 11% on a pro forma basis~~,~~ ;

(vi)       ~~(vi)~~ Restricted Payments occurring or deemed to occur (A) upon the non-cash acquisition or exercise of stock options, warrants or other equity-based compensation or (B) in connection with the payment of taxes payable on account of such acquisition or exercise~~,~~ ;

(vii)     ~~(vii)~~ so long no ~~Default or~~ Event of Default is continuing or would result therefrom, the declaration and payment of Restricted Payments in an aggregate amount not to exceed $~~75,000,000~~150,000,000 per fiscal year (for the avoidance of doubt, including ~~for~~ the fiscal year that commenced on January 1, ~~2023~~2024); provided that, in the case of this clause (vii) (other than with respect to any employee stock repurchases), at the time of such Restricted Payment the Borrower’s CET1 Ratio shall be at least 11% on a pro forma basis~~,~~ ;

(viii)      ~~(viii)~~ Borrower may purchase any Permitted Convertible Debt Hedge Transaction and perform its obligations and exercise its rights thereunder ~~and~~ ;

(ix)       ~~(ix)~~ Borrower may make any payments and/or deliveries required by the terms of, and otherwise perform its obligations under, any Permitted Warrant Transaction (including, without limitation, making payments and/or deliveries due upon exercise and settlement or termination or unwind thereof)~~.~~ ;

(x)       from and after the Amendment No. 1 Effective Date, so long no Event of Default is continuing or would result therefrom, Restricted Payments in an aggregate amount not to exceed the greater of (A) $200,000,000 and (B) 1.00% of Consolidated Total Assets; and
(xi)       from and after the Amendment No. 1 Effective Date, so long no Event of Default is continuing or would result therefrom, the declaration and payment of any other Restricted Payments; provided that, in the case of this clause (xi), at the time of such Restricted Payment, the Consolidated Non-Funding Debt to Tangible Net Worth Ratio of the Borrower and its Subsidiaries would not exceed 0.50 to 1.00 on a pro forma basis.

  Notwithstanding anything herein to the contrary, a Default or Event of Default will not prohibit the payment of any Restricted Payment pursuant to any applicable clause ~~(vii)~~ above that is conditioned on there being no Default or Event of Default within 65 days after the date of declaration thereof (or the giving of irrevocable notice thereof, as applicable), if at the date of declaration or the giving of such notice such payment would have complied with the provisions of this Agreement.

(b)          Subject to Section 5.15, the Borrower shall cause each Domestic Subsidiary (to the extent permitted under any applicable law, rule or regulation, judgment, injunction, order, directive, request or decree of any governmental authority or any memorandum or agreement with any federal, state or other regulatory agency) to take all such necessary corporate actions to declare cash dividends, payable to the shareholder of such Subsidiary, in an aggregate amount, if any, equal to all amounts that are then due and owing and remain outstanding after the date of payment therefor pursuant to the terms of this Agreement.

SECTION 5.17        Change of Business.  The Borrower will not, and will not permit any of its Subsidiaries to, materially alter the character of the business of the Borrower and its Subsidiaries, taken as a whole, from that conducted on, or contemplated by the Borrower’s public announcements as of, the Amendment No. 1 Effective Date.

SECTION 5.18        Investments.  The Borrower will not, and will not permit any of its Subsidiaries to, make any Investment other than:

(a)          Investments existing on the Amendment No. 1 Effective Date;

(b)          [reserved];

(c)          ~~(b)~~ Investments (i) by the Borrower or any Subsidiary in any Credit Party, (ii) by a Wholly‑Owned Subsidiary that is not a Credit Party (other than any Insured Subsidiary) in another Wholly‑Owned Subsidiary that is not a Credit Party, (iii) by the Borrower or any Subsidiary in any Insured Subsidiary to the extent reasonably necessary for such Insured Subsidiary to maintain compliance with all applicable Bank Regulatory Requirements and all applicable agreements, including this Agreement, (iv) [reserved] and (v) in addition to Investments permitted by other clauses (i) through (iv) above, by any Credit Party in any Wholly‑Owned Subsidiary that is not a Credit Party in an aggregate outstanding amount not to exceed the greater of (x) $100,000,000 and (y) 0.50% of Consolidated Total Assets;

(d)          ~~(c)~~ Acquisitions; provided that (i) the Borrower and its Subsidiaries shall be in compliance with all provisions of this Agreement, including all financial covenants, both before and after giving effect thereto, with such financial covenants to be calculated on a pro forma basis as if such Acquisition had been consummated on the first day of the then most recently ended period of four consecutive fiscal quarters and giving effect to the actual historical financial performance of such acquired entity or assets, (ii) no ~~Default or~~ Event of Default shall be continuing or would result therefrom (or, in the case of a Limited Condition Transaction, no ~~Default or~~ Event of Default shall have occurred and be continuing on the LCT Test Date), (iii) except for Acquisitions with consideration consisting of only Capital Stock of the Borrower, the Borrower shall have pro forma Liquidity of not less than $200,000,000, and (iv) such Acquisition is not a Hostile Acquisition~~, (v) the Required Banks have approved in writing any Acquisition with aggregate cash consideration in excess of $200,000,000~~;

(e)          ~~(d)~~ Investments in cash and Eligible Cash Equivalents;

(f)          ~~(e)~~ Guaranties permitted pursuant to Section 5.14;

(g)          ~~(f)~~ purchases of assets in the ordinary course of business;

(h)         ~~(g)~~ Investments in or acquisitions of ~~Securitization Assets~~Funding Assets and Funding Entities (including, but not limited to, Standard Funding Undertakings) and other Investments or acquisitions, directly or indirectly through the Acquisition of a Person owning ~~Securitization Assets~~Funding Assets or otherwise in connection with any Funding Debt Transactions;

(i)          ~~(h)~~ receivables owing to the Borrower or any of its Subsidiaries and advances to and deposits with customers and suppliers, in each case if created, acquired or made in the ordinary course of business;

(j)           ~~(i)~~ Investments received in compromise or resolution of obligations of trade creditors, suppliers or customers that were acquired in the ordinary course of business of the Borrower or any of its Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor, supplier or customer, or a foreclosure or other security enforcement by the Borrower or any of its Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default or received in compromise or resolution of litigation, arbitration or other disputes;

(k)          ~~(j)~~ payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(l)           ~~(k)~~ Investments received as consideration in connection with a sale, lease or other transfer of assets permitted under Section 5.7(d);

(m)         ~~(l)~~ direct or indirect Investments by any Insured Subsidiary in any other Insured Subsidiary;

(n)          ~~(m)~~ Investments by Insured Subsidiaries that are necessary or advisable to comply with applicable Bank Regulatory Requirements;

(o)          ~~(n)~~ Derivatives Obligations ~~incurred in the ordinary course of business~~that are not for speculative purposes;

(p)          ~~(o)~~ the purchase of any Permitted Convertible Debt Hedge Transaction by the Borrower and the performance of its obligations thereunder; ~~and~~

(q)          ~~(p)~~ so long as no Event of Default is continuing or would result therefrom, Investments up to the Cumulative Available Amount; provided that at the time of such Investment, the Borrower’s CET1 Ratio shall be at least 11% on a pro forma basis~~.~~;

(r)           Investments made after the Amendment No. 1 Effective Date by Borrower and/or any of its Subsidiaries in an aggregate amount at any time outstanding not to exceed the greater of (i) $200,000,000 and (ii) 1.00% of Consolidated Total Assets;

(s)          Investments (i) consisting of deposits, prepayments, rebates, extension of credit in the nature of accounts receivable and/or other credits to suppliers or other trade counterparties, (ii) made in connection with obtaining, maintaining or renewing client and customer contracts, including commitments of funds for marketing, promotion or support for growth in connection with new client or customer contracts and/or renewals of existing client or customer contracts, and/or (iii) in the form of advances made to distributors, suppliers, licensors and licensees, in each case, in the ordinary course of business, or in the case of clause (iii), to the extent necessary to maintain the ordinary course of supplies to the Borrower or any Subsidiary; and

(t)          from and after the Amendment No. 1 Effective Date, other Investments; provided that, in the case of this clause(s), at the time of such Investment, (x) the Consolidated Non-Funding Debt to Tangible Net Worth Ratio of the Borrower and its Subsidiaries would not exceed 0.50 to 1.00 on a pro forma basis and (y) no Event of Default shall have occurred and be continuing.

For purposes of determining the amount of any Investment outstanding for purposes of this Section 5.18, such amount shall be deemed to be the amount of such Investment when made, purchased or acquired (without adjustment for subsequent increases or decreases in the value of such Investment) less any amount realized in respect of such Investment upon the sale, collection or return of capital (not to exceed the original amount invested).

SECTION 5.19        No Restrictions.  Except as provided herein, the Borrower will not, and will not permit any Subsidiary to, directly or indirectly create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Insured Subsidiary to:  (a) pay dividends or make any other distribution on any Subsidiary’s Capital Stock or other equity interests owned by the Borrower or any other Subsidiary, (b) pay any indebtedness owed to the Borrower or any other Subsidiary, (c) make loans or advances to the Borrower or any other Subsidiary or (d) sell, lease or transfer any of its property or assets to the Borrower or any other Subsidiary, except encumbrances and restrictions of the types described below:

(i)         encumbrances and restrictions contained in this Agreement and the other Credit Documents;

(ii)       customary supermajority voting provisions and other customary provisions with respect to the disposition or distribution of assets, each contained in corporate charters, bylaws, stockholders’ agreements, limited liability company agreements, partnership agreements, joint venture agreements and other similar agreements;

(iii)    encumbrances and restrictions required by laws, rules and regulations relating to Insured Subsidiaries or any plan, memorandum or agreement with, or any order, request or directive from, or by, any regulatory authority having jurisdiction over such Insured Subsidiary or any of their businesses;

(iv)      customary restrictions in agreements governing Liens permitted under Section 5.9 provided that such restrictions relate solely to the property subject to such Lien;

(v)       encumbrances and restrictions contained in any merger agreement or any agreement for the sale or other disposition of an asset, including, without limitation, the Capital Stock or other equity interest of a Subsidiary, provided, that such restriction is limited to the asset that is the subject of such agreement for sale or disposition and such disposition is made in compliance with Section 5.7;

(vi)      encumbrances and restrictions contained in contracts (other than relating to Debt) entered into in the ordinary course of business that do not, in the aggregate, detract from the value of the property or assets of the Borrower or any Subsidiary in any material manner (including, without limitation, non‑assignment provisions in leases and licenses);

(vii)      encumbrances and restrictions contained in agreements governing Debt permitted under Section 5.14;

(viii)    any encumbrance or restriction contained in any agreement, instrument or Capital Stock or other equity interest of a Person, or with respect to any property or asset, acquired after the Effective Date (including by merger or consolidation) as in effect at the time of such acquisition (except to the extent such agreement, instrument or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or any property or assets, as applicable, other than the Person, or the property or assets so acquired;

(ix)      any encumbrance or restriction ~~contained in any agreement, instrument or Capital Stock or other equity interest of a Qualified Securitization Entity~~created in connection with any Funding Debt, or with respect to any ~~Securitization~~Funding Assets, ~~which encumbrance or~~

~~restriction is not~~or applicable to any ~~Person, or any assets, as applicable, other than such Qualified Securitization Entity or such Securitization Assets;~~Funding Entity formed in connection therewith (including encumbrances and restrictions on Subsidiaries other than the Funding Entities related to such Funding Debt);

(x)        encumbrances and restrictions contained in customary lock-up agreements entered into in connection with a proposed sale or issuance of Capital Stock or other equity interest;

(xi)       customary encumbrances and restrictions contained in swap contracts and Derivative Obligations;

(xii)     encumbrances and restrictions arising out of Preferred Interests relating to the payment of dividends and distributions with respect to other Capital Stock; and

(xiii)     encumbrances and restrictions contained in any agreement or instrument, Capital Stock or other equity interest that amends, modifies, restates, renews, increases, supplements, refunds, replaces, extends or refinances any agreement, instrument or Capital Stock or equity interest described in clauses (i)‑(xii) of this Section, from time to time, in whole or in part, provided that the encumbrances or restrictions set forth therein are not more restrictive than those contained in the predecessor agreement, instrument or Capital Stock or other equity interest.

SECTION 5.20        Guarantors.  The Borrower will (a) cause each Material Domestic Subsidiary to execute this Agreement as a Guarantor (and from and after the Closing Date cause each Material Domestic Subsidiary to execute and deliver to the Administrative Agent, as promptly as possible, but in any event within forty-five (45) days after becoming a Material Domestic Subsidiary of the Borrower (or, in the case of any Subsidiary acquired or created in connection with a Permitted Acquisition, within ninety (90) days after becoming a Material Domestic Subsidiary of the Borrower) (or, in either case, such longer period as the Administrative Agent may agree in its reasonable discretion), an executed Guarantor Supplement to become a Guarantor hereunder (whereupon such Subsidiary shall become a “Guarantor” under this Agreement)), and (b) deliver and cause each such Subsidiary to deliver customary resolutions, opinions of counsel, and such other customary documentation as the Administrative Agent may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent; provided, however, that upon the Borrower’s written request of and certification to the Administrative Agent that a Subsidiary is no longer a Material Domestic Subsidiary, the Administrative Agent shall release such Subsidiary from its duties and obligations hereunder and under its Guarantor Supplement; provided, further, that if such Subsidiary subsequently qualifies as a Material Domestic Subsidiary, it shall be required to re‑execute the Guarantor Supplement and re‑deliver such resolutions, opinions of counsel, and such other customary documentation as the Administrative Agent may reasonably request.  Notwithstanding the foregoing, the provisions of this Section 5.20 shall not be applicable with respect to Insured Subsidiaries, ~~Qualified Securitization~~Funding Entities and Subsidiaries of Foreign Subsidiaries, Insured Subsidiaries and ~~Qualified Securitization~~Funding Entities.  In addition to the Subsidiaries that are required to become Guarantors pursuant to the foregoing, the Borrower may, at its sole election at any time and from time to time, cause any other Subsidiary to become a Guarantor (an “Elective Guarantor”) by executing and delivering to the Administrative Agent an executed Guarantor Supplement, together with customary resolutions, opinions of counsel and such other customary documentation as the Administrative Agent may reasonably request.  The Borrower may cause any Elective Guarantor that has not since become a Material Domestic Subsidiary to cease being a Guarantor at any time by notice to the Administrative Agent.

~~As of the Closing Date, Lon Inc. and Lon Operations LLC have been added as Elective Guarantors.  Such entities shall not be subject to the release provision in the final sentence of the prior paragraph, but~~

~~shall be subject to the release/reinstatement provisions applicable to Material Domestic Subsidiaries set forth above and the release provisions in~~ Section 9.1(d) ~~(to the extent not inconsistent with this sentence).~~

SECTION 5.21        Government Regulation.  The Borrower will not, and will not permit any of its Subsidiaries to, (a) be or become specifically targeted at any time by any law, regulation or list of any Governmental Authority of the United States (including, without limitation, the lists identifying Sanctioned Persons) that prohibits or limits the Banks, any Letter of Credit Issuer or the Administrative Agent from making any advance or extension of credit to the Borrower or from otherwise conducting business with the Credit Parties, or (b) fail to provide documentary and other evidence of the identity of the Credit Parties as may be reasonably requested by the Banks or the Administrative Agent at any time to enable the Banks or the Administrative Agent to verify the identity of the Credit Parties or to comply with any applicable law or regulation, including, without limitation, AML Laws.

SECTION 5.22        Limitation on Negative Pledge Clauses.  Neither any Credit Party nor any Subsidiary shall enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of such Credit Party or Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its assets or revenues, whether now owned or hereafter acquired, to secure the Obligations, other than (a) this Agreement ~~and~~, the other Credit Documents and any Incremental Equivalent Debt, (b) any agreement governing any Liens not prohibited by Section 5.9 (provided that, in each case under this clause (b), other than with respect to Section 5.9(k), any prohibition or limitation contained therein relates only to the asset or assets subject to such Lien permitted thereby), (c) any agreement in existence on the Amendment No. 1 Effective Date, including, without limitation, the indentures ~~dated as of December 20, 2019 and September 22, 2020,~~in existence on the Amendment No. 1 Effective Date with the Borrower, as issuer, and in each case the supplemental indentures thereto in existence on the Amendment No. 1 Effective Date~~,~~ (and any amendments or modifications thereof that do not materially expand the scope), (d) any agreement with respect to customary supermajority voting provisions and other customary provisions with respect to the disposition or distribution of assets, each contained in corporate charters, bylaws, stockholders’ agreements, limited liability company agreements, partnership agreements, joint venture agreements and other similar agreements, (e) any agreement with any Governmental Authority, (f) any merger agreement or any agreement for the sale or other disposition of an asset, including the Capital Stock or other securities or obligations of a Subsidiary, if such disposition is made in compliance with this Agreement, including Section 5.7 of this Agreement, (g) any agreements (other than relating to Debt) entered into in the ordinary course of business that do not, in the aggregate, detract from the value of the property or assets of the Borrower or any Subsidiary in any material manner (including non-assignment provisions in leases and licenses), (h) any agreement governing Debt ~~that does not have an Investment Grade Rating at the time of incurrence of such Debt if the negative pledge prohibitions and limitations in such agreement are not more restrictive in any material respect than the negative pledge prohibitions and limitations contained in this Agreement, (i) any agreement governing Debt that has an Investment Grade Rating at the time of incurrence of such Debt,~~not prohibited by Section 5.14 of this Agreement; provided that such restrictions and conditions are customary for such Debt (as determined in good faith by the Borrower, (i) [reserved], (j) any agreement of a Person, or with respect to any property or asset, acquired after the Effective Date (including by merger or consolidation) as in effect at the time of such acquisition (except to the extent such agreement was incurred in connection with or in contemplation of such ~~acquisition), if the negative pledge prohibitions and limitations in such agreement are not applicable to any Person, or any property or assets, as applicable, other than the Person, or the property or assets, so acquired,~~Person becoming a Subsidiary of the Borrower (and any amendments or modifications thereof that do not materially expand the scope), (k) any agreement of a ~~Qualified Securitization~~Funding Entity, or with respect to any ~~Securitization~~Funding Assets, if the negative pledge prohibitions and limitations in such agreement are not applicable to any Person, or any assets, as applicable, other than such ~~Qualified Securitization~~Funding Entity or such ~~Securitization~~Funding Assets, (l) any agreement prohibiting or limiting the ability of a Foreign Subsidiary, Insured Subsidiary,

~~Qualified Securitization~~Funding Entity or a Subsidiary of a Foreign Subsidiary, Insured Subsidiary or ~~Qualified Securitization~~Funding Entity to create, incur, assume or suffer to exist Liens on its assets to secure the Obligations, (m) any agreement imposed by a customer or supplier in the ordinary course of business restricting cash or other deposits or net worth of a Credit Party or Subsidiary, (n) any agreement governing any Derivatives Obligations that constitute Obligations if (1) such agreement requires such Derivatives Obligations to be equally and ratably secured with obligations for borrowed money under this Agreement or any other Credit Document, or (2) a termination event or termination right under such agreement would exist if such Derivatives Obligations are not equally and ratably secured with obligations for borrowed money under this Agreement or any other Credit Document, (o) any agreement that amends, modifies, restates, renews, increases, supplements, refunds, replaces, extends or refinances any agreement described in this Section 5.22 from time to time, in whole or in part, if the negative pledge prohibitions and limitations in such agreement are not materially more restrictive, taken as a whole, than the negative pledge prohibitions and limitations in the agreement so amended, modified, restated, renewed, increased, supplemented, refunded, replaced, extended or refinanced ~~and~~, (p) any agreement governing equity or equity-related securities (including Convertible Debt) and debt securities under a Specified Incurrence~~.~~ and (q) the foregoing shall not apply to any other instrument or agreement entered into after the Amendment No. 1 Effective Date that contains any encumbrances, restrictions, limitations, conditions or prohibitions that, as determined by the Borrower, will not materially adversely affect the Borrower’s ability to make payments on the Loans.

~~In each case set forth above, notwithstanding any stated limitation on the assets or property that may be subject to such prohibition or limitation, any such prohibition or limitation with respect to a specified asset or property or group or type of assets or property may also apply to all improvements, additions and accessions thereto, assets and property affixed or appurtenant thereto, and all products and proceeds thereof, including dividends, distributions, interest and increases in respect thereof.~~

ARTICLE 6

DEFAULTS

SECTION 6.1          Events of Default.  If one or more of the following events (“Events of Default”) shall have occurred and be continuing:

(a)          the Borrower shall fail (i) to pay when due any principal of any Loan or Unpaid Drawing or (ii) to pay within five (5) Business Days from the date due any interest, any fees or any other amount payable hereunder;

(b)          any Credit Party shall fail to observe or perform any covenant contained in Article 5 (other than those contained in Sections 5.1 through 5.3 inclusive, Section 5.4 (other than with respect to the maintenance of the Borrower’s existence), Section 5.5, Section 5.6 and Section ~~5.16(b)~~5.20);

(c)          any Credit Party shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (a) or (b) above) for thirty (30) days after notice thereof has been given to the applicable Credit Party by the Administrative Agent at the request of the Required Banks;

(d)          any representation, warranty, certification or statement made by any Credit Party in any Credit Document or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made);

(e)          any Credit Party or any Subsidiary of any of them shall fail to make any payment or payments, individually or in the aggregate, of at least $150,000,000 in respect of any Material Financial Obligations when due or within any applicable grace period;

(f)          any event or condition shall occur (other than (I) (x) the occurrence of any event that permits holders of any Convertible Debt to convert such Debt and (y) the conversion of any Convertible Debt, in either case, into equity securities of the Borrower (or other securities or property following a merger event, reclassification or other change of the equity securities of the Borrower), cash or a combination thereof, (II) the exercise by the Borrower of any redemption right under any Convertible Debt, and (III) (x) the occurrence of any event that permits holders of any Convertible Debt to require the repurchase of such Convertible Debt in connection with a “fundamental change” thereunder, and (y) the exercise by holders of any such right) which results in the acceleration of the maturity of any Material Financial Obligation of any Credit Party or any Subsidiary of a Credit Party or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Material Financial Obligation or any Person acting on such holder’s behalf to accelerate the maturity thereof;

(g)          (i) any Credit Party, any Domestic Subsidiary or any Material Subsidiary of any of them shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver (which for the purposes hereof include a receiver and manager or an interim receiver), liquidator, custodian, examiner or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of, or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing or (ii) any Insured Subsidiary that is a Material Subsidiary shall (x) cease to be a federally insured depositary institution (or the Canadian equivalent thereof), or a cease and desist order which is material and adverse to the conduct of such Insured Subsidiary’s business or assets shall be issued against the Borrower or any such Insured Subsidiary pursuant to applicable federal, state or other law applicable to banks or thrifts or (y) fail to comply with any formal order of any Bank Regulatory Authority acting pursuant to its lawful authority to impose such an order on such Insured Subsidiary, the failure to comply with such order would reasonably be expected to have a Material Adverse Effect;

(h)          an involuntary case or other proceeding shall be commenced against any Credit Party, any Domestic Subsidiary or any Material Subsidiary of any of them seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, examiner or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against any Credit Party, any Domestic Subsidiary or any Material Subsidiary of any of them under the federal bankruptcy laws as now or hereafter in effect;

(i)          any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of U.S. $150,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of U.S. $150,000,000;

(j)          judgments or orders for the payment of money aggregating in excess of U.S. $150,000,000 (in excess of amounts covered by independent third-party insurance as to which the insurer has been notified of such judgment or order and does not deny coverage) shall be rendered against the Borrower or any of its Subsidiaries and such judgments or orders shall continue unsatisfied and unstayed for a period of sixty (60) days;

(k)          a Change of Control shall occur; or

(l)          any Guarantor shall revoke its guaranty provided for in Article 9 of this Agreement or assert that its guaranty provided for in Article 9 of this Agreement is unenforceable or otherwise invalid except as permitted hereunder;

then, and in every such event, the Administrative Agent shall (i) if requested by the Required Banks, by notice to the Borrower terminate the Commitments and they shall thereupon terminate, (ii) if requested by the Required Banks, by notice to the Borrower declare the Loans (together with accrued interest thereon and any accrued but unpaid commitment fee) to be, and the Loans shall thereupon become, immediately due and payable without presentment, demand, notice of acceleration, notice of intent to accelerate, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided, that in the case of any of the Events of Default specified in clause 6.1(g) or 6.1(h) above with respect to the Borrower, without any notice to the Borrower or any other act by the Administrative Agent or the Banks, the Commitments shall thereupon terminate and the Loans (together with accrued interest thereon and any accrued but unpaid commitment fee) shall become immediately due and payable without presentment, demand, notice of acceleration, notice of intent to accelerate, protest or other notice of any kind, all of which are hereby waived by the Borrower and (iii) if requested by the Required Banks:  (x) terminate any Letter of Credit which may be terminated in accordance with its terms; (y) direct the Borrower to deposit (and the Borrower hereby agrees upon receipt of such notice, or upon the occurrence of any Event of Default specified in clauses 6.1(g) and 6.1(h) in respect of the Borrower, it will deposit) with the Administrative Agent, at its Payment Office, Cash Collateral in respect of Letters of Credit then outstanding equal to the aggregate Stated Amount of all Letters of Credit then outstanding; and (z) apply any Cash Collateral held pursuant to this Agreement to repay the Obligations.

ARTICLE 7

THE AGENT

SECTION 7.1          Appointment and Authorization.  Each Bank irrevocably appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Notes as are delegated to the Administrative Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.  Except as provided in Section 7.8, the provisions of this Article are solely for the benefit of the Administrative Agent, the Banks and the Letter of Credit Issuer, and neither the Borrower nor any Subsidiary thereof shall have rights as a third-party beneficiary of any of such provisions.

SECTION 7.2          Administrative Agent and Affiliates.  The Administrative Agent shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Administrative Agent, and the Administrative Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or affiliate of the Borrower as if it were not the Administrative Agent.

SECTION 7.3          Action by Administrative Agent.  The obligations of the Administrative Agent hereunder are only those expressly set forth herein.  Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article 6.  The Administrative Agent shall not be deemed to have knowledge of any Default or Event of Default unless and until notice of such Default or Event of Default (stating that it is a “notice of Default” or a “notice of an Event of Default”) is given to the Administrative Agent in writing by the Borrower, a Bank or a Letter of Credit Issuer.   Nothing in this Agreement shall require the Administrative Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

SECTION 7.4          Consultation with Experts.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower and/or any Guarantor), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

SECTION 7.5          Liability of Administrative Agent.

(a)          The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Credit Documents, and its duties hereunder and thereunder shall be administrative in nature.  Without limiting the generality of the foregoing, the Administrative Agent:

(i)        shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

(ii)        shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit Documents that the Administrative Agent is required to exercise as directed in writing by the Required Banks (or such other number or percentage of the Banks as shall be expressly provided for herein or in the other Credit Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Credit Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any bankruptcy, insolvency, reorganization, liquidation or similar proceeding or that may effect a forfeiture, modification or termination of property of a Defaulting Bank in violation of any bankruptcy, insolvency, reorganization, liquidation or similar proceeding; and

(iii)       shall not, except as expressly set forth herein and in the other Credit Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries or Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(b)          Neither the Administrative Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks (or, when expressly required hereby, such different number of Banks required to consent to or request such action or inaction) or (ii) in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and non-appealable judgment).  Neither the Administrative Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any Borrowing hereunder; (ii) the contents of any certificate, report or other document delivered in connection with any Credit Document, (iii) the performance or observance of any of the covenants or agreements of the Borrower or any Guarantor; (iv) the satisfaction of any condition specified in Article 3, except receipt of items required to be delivered to the Administrative Agent; or (v) the validity, effectiveness or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith.  The Administrative Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine or to be signed by the proper party or parties.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and reasonably believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  Without limiting the generality of the foregoing, the use of the term “agent” in this Agreement with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law.  Instead, such term is used merely as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties.

SECTION 7.6          Indemnification.  Each Bank shall, ratably in accordance with its respective Percentage, indemnify the Administrative Agent, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower, and without relieving the Borrower of its obligations under Section 10.3) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitee’s gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with this Agreement or any action taken or omitted by such indemnitees hereunder.  The obligations of the Banks under this Section shall survive the termination of this Agreement.

SECTION 7.7          Credit Decision.  Each Bank represents and warrants that (i) the Credit Documents set forth the terms of a commercial lending facility, (ii) it is engaged in making, acquiring or holding commercial loans  and in providing other facilities set forth herein as may be applicable to such Bank, in each case in the ordinary course of business, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument (and each Bank agrees not to assert a claim in contravention of the foregoing), (iii) it has, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement, and to make, acquire or hold Loans hereunder and (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Bank, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.  Each Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Credit Document or any related agreement or any document furnished hereunder or thereunder.

SECTION 7.8          Successor Administrative Agent.  The Administrative Agent may resign at any time by giving notice thereof to the Banks and the Borrower.  Upon any such resignation, the Required Banks shall have the right to appoint a successor Administrative Agent, subject to the consent of the Borrower if no Event of Default exists (such consent not to be unreasonably withheld).  If no successor Administrative Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within thirty (30) days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, subject to the consent of the Borrower if no Event of Default exists (such consent not to be unreasonably withheld), which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least U.S. $500,000,000. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder, other than Section 10.15; provided that, whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice and at the end of such thirty (30) day period.  After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent.

SECTION 7.9          Reliance by the Administrative Agent.  In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Bank or a Letter of Credit Issuer, the Administrative Agent may presume that such condition is satisfactory to such Bank or such Letter of Credit Issuer unless the Administrative Agent shall have received notice to the contrary from such Bank or such Letter of Credit Issuer prior to the making of such Loan or the issuance of such Letter of Credit.

SECTION 7.10        Letter of Credit Issuer and Swing Lender.  Each Letter of Credit Issuer shall act on behalf of the Banks with respect to any Letters of Credit issued by it and the documents associated therewith, and the Swing Lender shall act on behalf of the Banks with respect to the Swing Loans made hereunder.  Each Letter of Credit Issuer and the Swing Lender shall each have all of the benefits and immunities (i) provided to the Administrative Agent in this Article 7 with respect to any acts taken or omissions suffered by such Letter of Credit Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the documents pertaining to such Letters of Credit or by the Swing Lender in connection with Swing Loans made or to be made hereunder as fully as if the term “Administrative Agent”, as used in this Article 7, included each Letter of Credit Issuer and the Swing Lender with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to each Letter of Credit Issuer or Swing Lender, as applicable.

SECTION 7.11        Other Agents.  None of the Persons identified in this Agreement as the Syndication Agent or a Documentation Agent, Arranger or Bookrunner shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Banks as such.  Without limiting the foregoing, none of such Banks shall have or be deemed to have a fiduciary relationship with any Bank.

SECTION 7.12        Delegation of Duties; Administrative Agent Individually.

(a)          The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Credit Document by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors.  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Administrative Agent’s, any such sub-agent’s and its and their respective Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors, and shall apply to their respective activities in connection with the syndication of the Credit as well as activities as Administrative Agent.  The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub‑agents.

(b)         With respect to its Commitments, Loans (including Swing Loans) and Letters of Credit, the Person serving as the Administrative Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Bank or Letter of Credit Issuer, as the case may be.  The terms “Banks”, “Letter of Credit Issuers”, “Required Banks” and any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity as a Bank, Letter of Credit Issuer or as one of the Required Banks, as applicable.  The Person serving as the Administrative Agent and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust or other business with, the Borrower, any Subsidiary or any Affiliate of any of the foregoing as if such Person was not acting as the Administrative Agent and without any duty to account therefor to the Banks or the Letter of Credit Issuers.

SECTION 7.13        Erroneous Payments.

(a)          Each Bank and any other party hereto hereby severally agrees that if (i) the Administrative Agent notifies (which such notice shall be conclusive absent manifest error) such Bank or any other Person that has received funds from the Administrative Agent or any of its Affiliates, either for its own account or on behalf of a Bank (each such recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion that any funds received by such Payment Recipient were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) or (ii) any Payment Recipient receives any payment from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, or (z) that such Payment Recipient otherwise becomes aware was transmitted or received in error or by mistake (in whole or in part) then, in each case, (A) an error in payment shall be presumed to have been made (any such amounts specified in clauses (i) or (ii) of this Section 7.13(a), whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise; individually and collectively, an “Erroneous Payment”) and (B) such Payment Recipient is deemed to have knowledge of such error at the time of its receipt of such Erroneous Payment; provided that nothing in this Section shall require the Administrative Agent to provide any of the notices specified in clauses (i) or (ii) above. Each Payment Recipient agrees that it shall not assert any right or claim to any Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(b)          Without limiting the immediately preceding clause (a), each Payment Recipient agrees that, in the case of clause (a)(ii) above, it shall promptly notify the Administrative Agent in writing of such occurrence.

(c)          In the case of either clause (a)(i) or (a)(ii) above, such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and upon demand from the Administrative Agent such Payment Recipient shall (or, shall cause any Person who received any portion of an Erroneous Payment on its behalf to), promptly, but in all events no later than one Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds and in the currency so received, together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent at the at the greater of the Federal Funds Rate and an overnight rate determined by the Administrative Agent to be customary in the place of disbursement or payment for the settlement of international banking transactions.

(d)          In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (c), from any Bank that is a Payment Recipient or an Affiliate of a Payment Recipient (such unrecovered amount as to such Bank, an “Erroneous Payment Return Deficiency”), then at the sole discretion of the Administrative Agent and upon the Administrative Agent’s written notice to such Bank (i) such Bank shall be deemed to have made a cashless assignment of the full face amount of the portion of its Loans (but not its Commitments) of the relevant Class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) to the Administrative Agent or, at the option of the Administrative Agent, the Administrative Agent’s applicable lending affiliate in an amount that is equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) plus any accrued and unpaid interest on such assigned amount, without further consent or approval of any party hereto and without any payment by the Administrative Agent or its applicable lending affiliate as the assignee of such Erroneous Payment Deficiency Assignment.  Without limitation of its rights hereunder, the Administrative Agent may cancel any Erroneous Payment Deficiency Assignment at any time by written notice to the applicable assigning Bank and upon such revocation all of the Loans assigned pursuant to such Erroneous Payment Deficiency Assignment shall be reassigned to such Bank without any requirement for payment or other consideration.  The parties hereto acknowledge and agree that (1) any assignment contemplated in this clause (d) shall be made without any requirement for any payment or other consideration paid by the applicable assignee or received by the assignor, (2) the provisions of this clause (d) shall govern in the event of any conflict with the terms and conditions of Section 10.6 and (3) the Administrative Agent may reflect such assignments in the Register without further consent or action by any other Person.

(e)          Each party hereto hereby agrees that (i) in the event an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent (1) shall be subrogated to all the rights of such Payment Recipient with respect to such amount and (2) is authorized to set off, net and apply any and all amounts at any time owing to such Payment Recipient under any Credit Document, or otherwise payable or distributable by the Administrative Agent to such Payment Recipient from any source, against any amount due to the Administrative Agent under this Section 7.13 or under the indemnification provisions of this Agreement, (ii) the receipt of an Erroneous Payment by a Payment Recipient shall not for the purpose of this Agreement be treated as a payment, prepayment, repayment, discharge or other satisfaction of any Obligations owed by the Borrower or any other Credit Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Credit Party for the purpose of making a payment on the Obligations and (iii) to the extent that an Erroneous Payment was in any way or at any time credited as payment or satisfaction of any of the Obligations, the Obligations or any part thereof that were so credited, and all rights of the Payment Recipient, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received.

(f)          Each party’s obligations under this Section 7.13 shall survive the resignation or replacement of the Administrative Agent or any transfer of right or obligations by, or the replacement of, a Bank, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Credit Document.

(g)          Nothing in this Section 7.13 will constitute a waiver or release of any claim of any party hereunder arising from any Payment Recipient’s receipt of an Erroneous Payment.

ARTICLE 8

CHANGE IN CIRCUMSTANCES

SECTION 8.1          [Reserved].

SECTION 8.2          Illegality.  If any Change in Law shall make it unlawful or impossible for any Bank  to make, maintain or fund its SOFR Loans and such Bank shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Banks and the Borrower whereupon until such Bank notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make SOFR Loans, or to convert outstanding Loans into SOFR Loans shall be suspended.  Before giving any notice to the Administrative Agent pursuant to this Section, such Bank shall designate a different Applicable Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank.  If such notice is given, each SOFR Loan of such Bank then outstanding shall be converted to a Base Rate Loan either (a) in the case of a Term SOFR Loan, (i) on the last day of the then current Interest Period applicable to such Loan if such Bank may lawfully continue to maintain and fund such Loan to such day or (ii) immediately if such Bank shall determine that it may not lawfully continue to maintain and fund such Loan to such day or (b) in the case of a Daily Simple SOFR Loan immediately if such Bank shall determine that it may not lawfully continue to maintain and fund such Loan.

SECTION 8.3          Increased Cost and Reduced Return.  (a) If any Change in Law shall impose, modify or deem applicable any reserve (including pursuant to regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of the FRB, as amended and in effect from time to time)), special deposit, compulsory loan, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) any other condition affecting its Loans, its Note(s) or its obligation to make Loans and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making, converting, continuing or maintaining any Loan or of maintaining its obligation to issue any such Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Note(s) with respect thereto, by an amount deemed by such Bank to be material, then, within fifteen (15) days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

(b)          If any Bank shall have reasonably determined that any Change in Law has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank’s obligations hereunder or the Loans made by, or participations in Letters of Credit or Swing Loans held by, such Bank or the Letters of Credit issued by any Letter of Credit Issuer, to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy or liquidity requirements) by an amount deemed by such Bank to be material, then from time to time, within fifteen (15) days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction.

(c)          Each Bank will promptly (and in any event within the period specified in Section 8.6(a)) notify the Borrower and the Administrative Agent of any Change in Law of which it has knowledge which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank.  A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error.  In determining such amount, such Bank may use any reasonable averaging and attribution methods.

SECTION 8.4          Taxes.  (a) For the purposes of this Section 8.4, the following terms have the following meanings:

“Taxes” means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings with respect to any payment by the Borrower or the applicable Guarantor, as the case may be, pursuant to this Agreement or under any Note, and all liabilities with respect thereto, excluding (i) in the case of each Bank and the Administrative Agent, taxes imposed on its income, receipts, capital and franchise or similar taxes imposed on it, by a jurisdiction (A) under the laws of which such Bank or the Administrative Agent (as the case may be) is organized or in which its principal executive office is located or, in the case of each Bank, in which its Applicable Lending Office is located or (B) as a result of a present or former connection between a Bank or the Administrative Agent and such jurisdiction (other than connections arising from the Bank or the Administrative Agent having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Loan or Note or Credit Documents) and (ii) in the case of each Bank, any United States federal withholding tax imposed on such payments but only to the extent that such Bank is subject to United States federal withholding tax at the time such Bank first becomes a party to this Agreement.

“Other Taxes” means any present or future stamp or documentary taxes and any other excise or property taxes, or similar charges or levies, which arise from any payment made pursuant to this Agreement or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note.

(b)         Any and all payments by the Borrower or the applicable Guarantor, as the case may be, to or for the account of any Bank or the Administrative Agent hereunder or under any Note shall be made without deduction for any Taxes or Other Taxes; provided, that, if the Borrower or the applicable Guarantor, as the case may be, shall be required by law to deduct any Taxes or Other Taxes from any such payments (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 8.4) such Bank or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower or the applicable Guarantor, as the case may be, shall make such deductions, and (iii) the Borrower or the applicable Guarantor, as the case may be, shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

(c)          The Borrower agrees to indemnify each Bank and the Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 8.4) paid by such Bank or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto.  This indemnification shall be paid within fifteen (15) days after such Bank or the Administrative Agent (as the case may be) makes demand therefor.

(d)         Each Bank ~~organized under the laws of a jurisdiction outside the United States~~, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank listed on the signature pages hereof and on or prior to the date on which it becomes a Bank in the case of each other Bank, and from time to time thereafter if requested in writing by the Borrower (but only so long as such Bank remains lawfully able to do so), shall provide the Borrower and the Administrative Agent with Internal Revenue Service form W-9, W-8 BEN-E, W‑8 BEN or W‑8ECI, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Bank is entitled to exemption from U.S. federal backup withholding and/or benefits under an income tax treaty to which the United States is a party which exempts the Bank from United States withholding tax or reduces the rate of withholding tax on payments of interest for the account of such Bank or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States.

(e)          For any period with respect to which a Bank has failed to provide the Borrower or the Administrative Agent with the appropriate form pursuant to Section 8.4(d) or Section 8.4(g) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which such form originally was required to be provided), such Bank shall not be entitled to indemnification under Section 8.4(b) or (c) with respect to Taxes imposed by the United States; provided that if a Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes.

(f)          If the Borrower is required to pay additional amounts to or for the account of any Bank pursuant to this Section, then such Bank will change the jurisdiction of its Applicable Lending Office if, in the judgment of such Bank, such change (i) will eliminate or reduce any such additional payment which may thereafter accrue and (ii) is not otherwise disadvantageous to such Bank.

(g)          If a payment made to a Bank under this Agreement would be subject to United States federal withholding tax imposed by FATCA if such Bank were to fail to comply with the applicable reporting requirements of FATCA, such Bank shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by either the Borrower or the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by either the Borrower or the Administrative Agent, as applicable, as may be advisable or necessary for either the Borrower or the Administrative Agent, as applicable, to comply with its obligations under FATCA, to determine that such Bank has complied with such Bank’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.

SECTION 8.5          Base Rate Loans Substituted for Affected SOFR Loans.  If (i) the obligation of any Bank to make, or convert outstanding Loans to, SOFR Loans has been suspended pursuant to

Section 8.2 or (ii) any Bank has demanded compensation under Section 8.3 or 8.4 with respect to its SOFR Loans and the Borrower shall, by at least five Business Days’ prior notice to such Bank through the Administrative Agent, have elected that the provisions of this Section 8.5 shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist:

(a)          all Loans which would otherwise be made by such Bank as (or continued as or converted into) SOFR Loans shall instead be Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related SOFR Loans of the other Banks); and

(b)         after each of its SOFR Loans has been repaid (or converted to a Base Rate Loan), all payments of principal which would otherwise be applied to repay such SOFR Loans shall be applied to repay its Base Rate Loans instead.

If such Bank notifies the Borrower that the circumstances giving rise to such notice no longer apply, the principal amount of each such Base Rate Loan shall be converted into Daily Simple SOFR Loans.

SECTION 8.6      Limitations on Reimbursement.  (a) The Borrower shall not be required to pay to any Bank reimbursement with regard to any costs or expenses under Section 2A.6 or Article 8 incurred  more than ninety (90) days prior to the date of the relevant Bank’s demand therefor; provided that if the event giving rise to such claim is retroactive, then the 90‑day period referred to above shall be extended to include the period of retroactive effect.

(b)          None of the Banks shall be permitted to pass through to the Borrower charges and costs under Section 2A.6 or Article 8 on a discriminatory basis (i.e., which are not also passed through by such Bank to other customers of such Bank similarly situated where such customer is subject to documents providing for such pass through).

(c)          If the obligation of any Bank to make a Daily Simple SOFR Loan or Term SOFR Loan has been suspended under Section 8.2 or 8.5 for more than three consecutive months, or any Bank has requested compensation under Section 8.3, then the Borrower, provided no Default exists, shall have the right to replace such Bank in accordance with Section 8.7.

SECTION 8.7      Replacement of Banks.  If the Borrower is entitled to replace a Bank pursuant to the provisions of Section 2A.1(c), Section 8.6 or Section 10.5 or if any Bank is a Defaulting Bank or a Non‑Consenting Bank, then the Borrower may, at its sole expense and effort, upon notice to such Bank and the Administrative Agent, require such Bank to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.6), all of its interests, rights (other than its existing rights to payments pursuant to Section 2A.6, 8.3 and 8.4) and obligations under this Agreement and the related Credit Documents to an Eligible Transferee that shall assume such obligations (which assignee may be another Bank, if a Bank accepts such assignment), provided that:

(a)           the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 10.6(c);

(b)          such Bank shall have received payment of an amount equal to 100% of the outstanding principal of its Loans and Unpaid Drawings, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Credit Documents (including any amounts under Section 2.13) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower  (in the case of all other amounts);

(c)          in the case of any such assignment resulting from a claim for compensation under Section 2A.1(c) or 8.3 or payments required to be made pursuant to Section 8.4, such assignment will result in a reduction in such compensation or payments thereafter;

(d)          such assignment does not conflict with applicable laws; and

(e)          in the case of an assignment resulting from a Bank becoming a Non-Consenting Bank, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Bank shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Bank or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

SECTION 8.8      Changed Circumstances.

(a)         Circumstances Affecting Benchmark Availability.  Subject to clause (c) below, in connection with any request for a SOFR Loan or a conversion to or continuation thereof or otherwise, if for any reason (i) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that reasonable and adequate means do not exist for ascertaining Adjusted Daily Simple SOFR pursuant to the definition thereof or Adjusted Term SOFR with respect to a proposed Term SOFR Loan on or prior to the first day of the applicable Interest Period or (ii) the Required Banks shall determine (which determination shall be conclusive and binding absent manifest error) that Adjusted Daily Simple SOFR or Adjusted Term SOFR, as applicable, does not adequately and fairly reflect the cost to such Banks of making or maintaining any such Loan during, with respect to Adjusted Term SOFR, such Interest Period and, in the case of clause (ii), the Required Banks have provided notice of such determination to the Administrative Agent, then, in each case, the Administrative Agent shall promptly give notice thereof to the Borrower and the Banks.  Upon notice thereof by the Administrative Agent to the Borrower, any obligation of the Banks to make SOFR Loans, and any right of the Borrower to convert any Loan to or continue any Loan as a SOFR Loan, shall be suspended (to the extent of the affected SOFR Loans or the affected Interest Periods) until the Administrative Agent (with respect to clause (ii), at the instruction of the Required Banks) revokes such notice.  Upon receipt of such notice, (A) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans (to the extent of the affected SOFR Loans or the affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans in the amount specified therein and (B) any outstanding affected SOFR Loans will be deemed to have been converted into Base Rate Loans (I) with respect to any Daily Simple SOFR Loans, immediately and (II) with respect to any Term SOFR Loans, at the end of the applicable Interest Period.  Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.13.

(b)        Laws Affecting SOFR Availability.  If, after the date hereof, the introduction of, or any change in, any applicable law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Banks (or any of their respective Applicable Lending Offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Banks (or any of their respective Applicable Lending Offices) to honor its obligations hereunder to make or maintain any SOFR Loan, or to determine or charge interest based upon SOFR, Adjusted Daily Simple SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, such Bank shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Borrower and the other Banks (an “Illegality Notice”).  Thereafter, until each affected Bank notifies the Administrative Agent and the Administrative Agent notifies the Borrower that the circumstances giving rise to such determination no longer exist, (i) any obligation of the Banks to make Daily Simple SOFR Loans or Term SOFR Loans, as applicable, and any right of the Borrower to convert any Loan to a Daily Simple SOFR Loan or a Term SOFR Loan or to continue any Loan as a Daily Simple SOFR Loan or a Term SOFR Loan, as applicable, shall be suspended and (ii) if necessary to avoid such illegality, the Administrative Agent shall compute the Base Rate without reference to clause (c) of the definition of “Base Rate”.  Upon receipt of an Illegality Notice, the Borrower shall, if necessary to avoid such illegality, upon demand from any Bank (with a copy to the Administrative Agent), prepay or, if applicable, convert all affected SOFR Loans to Base Rate Loans (in each case, if necessary to avoid such illegality, the Administrative Agent shall compute the Base Rate without reference to clause (c) of the definition of “Base Rate”) (A) with respect to any Daily Simple SOFR Loans, on the Quarterly Date therefor and (B) with respect to any Term SOFR Loans, on the last day of the Interest Period therefor, if all affected Banks may lawfully continue to maintain such SOFR Loans to such day, or immediately, if any Bank may not lawfully continue to maintain such SOFR Loans to such day.  Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.13.

(c)          Benchmark Replacement Setting.

(i)          Benchmark Replacement Setting.  Notwithstanding anything to the contrary herein or in any other Credit Document, upon the occurrence of a Benchmark Transition Event with respect to any Benchmark, the Administrative Agent and the Borrower may amend this Agreement to replace such Benchmark with a Benchmark Replacement.  Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Banks and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Banks comprising the Required Banks.  No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 8.8(c)(i) will occur prior to the applicable Benchmark Transition Start Date.

(ii)         Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Credit Document.  The Administrative Agent will promptly notify the Borrower and the Banks of the effectiveness of any Conforming Changes in connection with the use or administration of any Benchmark.

(iii)         Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Banks of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement.  The Administrative Agent will promptly notify the Borrower of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 8.8(c)(iv).  Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Bank (or group of Banks) pursuant to this Section 8.8(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Credit Document, except, in each case, as expressly required pursuant to this Section 8.8(c).

(iv)        Unavailability of Tenor of Benchmark.  Notwithstanding anything to the contrary herein or in any other Credit Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if any then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v)          Benchmark Unavailability Period.  Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a given Benchmark, (A) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of any affected SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans and (B) any outstanding affected SOFR Loans will be deemed to have been converted to Base Rate Loans (I) with respect to any Daily Simple SOFR Loans, immediately and (II) with respect to any Term SOFR Loans, at the end of the applicable Interest Period.  During any Benchmark Unavailability Period with respect to any Benchmark or at any time that a tenor for any then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark that is the subject of such Benchmark Unavailability Period or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.

ARTICLE 9

PERFORMANCE AND PAYMENT GUARANTY

SECTION 9.1      Unconditional and Irrevocable Guaranty.  (a) The Guarantors hereby jointly and severally, unconditionally and irrevocably undertake and agree with and for the benefit of the Administrative Agent and the Banks and each of their respective permitted assignees (collectively, the “Beneficiaries”) to cause the due payment, performance and observance by the Borrower and its assigns of all of the Obligations, terms, covenants, conditions, agreements and undertakings on the part of the Borrower, to be paid, performed or observed under any Credit Document in accordance with the terms thereof including, without limitation, any agreement of the Borrower to pay any amounts due with respect to the Loans, under this Agreement or any other amounts due and owing under any Credit Document together with all costs and expenses (including without limitation reasonable legal fees and disbursements and all interest, costs, fees, and charges after the entry of an order for relief against the Borrower or any other obligor in a case under the United States Bankruptcy Code or any similar proceeding, whether or not such interest, costs, fees and charges would be an allowed claim against the Borrower or any such obligor in any such proceeding) incurred by the Administrative Agent or any Bank in enforcing its or their rights under this Article 9 (all such Obligations, terms, covenants, conditions, agreements and undertakings on the part of the Borrower to be paid, performed or observed by the Borrower being collectively called the “Guaranteed Obligations”).  In the event that the Borrower shall fail in any manner whatsoever to pay, perform or observe any of the Guaranteed Obligations when the same shall be required to be paid, performed or observed under such Credit Document (after giving effect to any cure period), then each of the Guarantors will itself jointly and severally duly pay, perform or observe, or cause to be duly paid, performed or observed, such Guaranteed Obligation, and it shall not be a condition to the accrual of the obligation of any Guarantor hereunder to pay, perform or observe any Guaranteed Obligation (or to cause the same to be paid, performed or observed) that the Administrative Agent, the Banks or any of their permitted assignees shall have first made any request of or demand upon or given any notice to any Guarantor or to the Borrower or its successors or assigns, or have instituted any action or proceeding against any Guarantor or the Borrower or its successors or assigns in respect thereof.  Notwithstanding anything to the contrary contained in this Section 9.1 the obligations of the respective Guarantors hereunder in respect of the Borrower are expressly limited to the Guaranteed Obligations.

(b)          The Guarantors each agree that its obligations under this Agreement shall be joint and several and irrevocable.  In the event that under applicable law (notwithstanding the Guarantors’ agreement regarding the joint and several and irrevocable nature of its obligations hereunder) any Guarantor shall have the right to revoke its guaranty under this Agreement, this Agreement shall continue in full force and effect as to such Guarantor until a written revocation hereof specifically referring hereto, signed by such Guarantor, is actually received by the Administrative Agent, delivered as provided in Section 10.1 hereof.  Any such revocation shall not affect the right of the Administrative Agent or any other Beneficiary to enforce their respective rights under this Agreement with respect to (i) any Guaranteed Obligation (including any Guaranteed Obligation that is contingent or unmatured) which arose on or prior to the date the aforementioned revocation was received by the Administrative Agent or (ii) any other Guarantor.  If the Administrative Agent, or its permitted assignees takes any action in reliance on this Agreement after any such revocation by a Guarantor but prior to the receipt by the Administrative Agent of said written notice, the rights of the Administrative Agent, any other Beneficiary or such permitted assignee with respect thereto shall be the same as if such revocation had not occurred.

(c)          Notwithstanding any other provision hereof, the right of recovery against each Guarantor under this Article 9 shall not exceed $1.00 less than the lowest amount which would render such Guarantor’s obligations under this Article 9 void or voidable under applicable law, including, without limitation, fraudulent conveyance law.

(d)          In the event of the sale or other disposition in compliance with this Agreement of all of the Capital Stock of a Subsidiary that is a Guarantor to any Person that is not an Affiliate of the Borrower, or upon the Borrower’s satisfaction with respect to a Guarantor of the release requirements set forth in Section 5.20, then, in each such event, such Guarantor’s Guaranty of the Guaranteed Obligations shall be terminated and such Guarantor shall be released from its duties and obligations under this Agreement (including, without limitation, Section 9.12) and under any Guarantor Supplement to which it is a party, subject to the requirement that a Material Domestic Subsidiary must become a Guarantor pursuant to Section 5.20.

SECTION 9.2      Enforcement.  The Administrative Agent and its permitted assignees may proceed to enforce the obligations of the Guarantors under this Agreement without first pursuing or exhausting any right or remedy which the Administrative Agent or its permitted assignees may have against the Borrower, any other Person or any collateral under the Credit Documents.

SECTION 9.3      Obligations Absolute.  To the extent permitted by law, the applicable Guarantor will perform its obligations under this Agreement regardless of any law now or hereafter in effect in any jurisdiction affecting any of the terms of this Agreement or any document delivered in connection with this Agreement or the rights of the Administrative Agent or its permitted assignees with respect thereto.  The obligations of each Guarantor under this Agreement shall be absolute and unconditional irrespective of:

(a)         any lack of validity or enforceability or the discharge or disaffirmance (by any Person, including a trustee in bankruptcy) of the Guaranteed Obligations, the Loans, any Credit Document or any collateral or any document, or any other agreement or instrument relating thereto;

(b)         any exchange, release, discharge or non‑perfection of any collateral or any release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

(c)        any failure to obtain any authorization or approval from or other action by, or to notify or file with, any Governmental Authority required in connection with the performance of such obligations by the Borrower or any Guarantor; or

(d)        any impossibility or impracticality of performance, illegality, force majeure, any act of any government or any other circumstance which might constitute a legal or equitable defense available to, or a discharge of, the Borrower or any Guarantor, or any other circumstance, event or happening whatsoever, whether foreseen or unforeseen and whether similar or dissimilar to anything referred to above in this Section 9.3.

Each Guarantor further agrees that its obligations under this Agreement shall not be limited by any valuation or estimation made in connection with any proceedings involving the Borrower or any Guarantor filed under the U.S. Bankruptcy Code of 1978, as amended (the “Bankruptcy Code”), whether pursuant to Section 502 of the Bankruptcy Code or any other Section thereof.  Each Guarantor further agrees that the Administrative Agent shall be under no obligation to marshal any assets in favor of or against or in payment of any or all of the Guaranteed Obligations.  Each Guarantor further agrees that, to the extent that a payment or payments are made by or on behalf of the Borrower to the Administrative Agent, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to the Borrower, the estate, trustee, receiver or any other party relating to the Borrower, including, without limitation, any Guarantor, under any bankruptcy law, state, or federal law, common law or equitable cause then, to the extent of such payment or repayment, the Guaranteed Obligations or part thereof which had been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date such initial payment, reduction or satisfaction occurred.  The obligations of any Guarantor under this Agreement shall not be discharged except by performance as provided herein or as otherwise provided in Section 9.1(d).

SECTION 9.4      Waiver.  Each Guarantor hereby waives promptness, diligence, notice of acceleration, notice of intent to accelerate, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and any Credit Document and any requirement that the Administrative Agent or its permitted assignees exhaust any right or take any action against the Borrower, any other Person or any collateral under the Credit Documents.

SECTION 9.5     Subrogation.  No Guarantor will exercise or assert any rights which it may acquire by way of subrogation under this Agreement unless and until all of the Guaranteed Obligations shall have been paid and performed in full.  If any payment shall be made to any Guarantor on account of any subrogation rights at any time when all of the Guaranteed Obligations shall not have been paid and performed in full each and every amount so paid will be held in trust for the benefit of the Beneficiaries and forthwith be paid to the appropriate Beneficiary in accordance with this Agreement and the appropriate Credit Document, to be credited and applied to the Guaranteed Obligations to the extent then unsatisfied, in accordance with the terms of this Agreement or any document delivered in connection with this Agreement, as the case may be.  In the event (i) the Guarantors shall have satisfied any of the Guaranteed Obligations and (ii) all of the Guaranteed Obligations shall have been paid and performed in full, the Administrative Agent will, at the Guarantors’ request and expense, execute and deliver to the Guarantors appropriate documents, without recourse and without representation or warranty of any kind, necessary to evidence or confirm the transfer by way of subrogation to the Guarantors of the rights of the Beneficiaries or any permitted assignee, as the case may be, with respect to the Guaranteed Obligations to which the Guarantors shall have become entitled by way of subrogation, and thereafter the Beneficiaries and their respective permitted assignees shall have no responsibility to the Guarantors or any other Person with respect thereof.

SECTION 9.6     Survival.  All covenants made by the Guarantors herein shall be considered to have been relied upon by the Administrative Agent and the Banks and shall survive regardless of any investigation made by the Administrative Agent or any Bank or on the Administrative Agent’s behalf.

SECTION 9.7      Guarantors’ Consent to Assigns.  Each Bank may assign or participate out all or any portion of its Commitment or the Loans in accordance with Section 10.6 of this Agreement, and each Guarantor agrees to recognize any such assignee or participant as a successor and assignee of such Bank hereunder, with all rights of such Bank hereunder.

SECTION 9.8     Continuing Agreement.  Article 9 under this Agreement is a continuing agreement and shall remain in full force and effect until all of the Borrower’s Obligations have been satisfied in full.

SECTION 9.9    Entire Agreement.  Each Guarantor acknowledges and agrees that the guarantee delivered by it hereunder is delivered free of any conditions and no representations have been made to any Guarantor affecting the liability of such Guarantor under its guarantee hereunder.  Each Guarantor confirms and agrees that the guarantee contained herein is in addition to and not in substitution for any other guarantee held or which may hereafter be held by the Administrative Agent or any Bank.  The rights, remedies and benefits in this Article 9 are cumulative and not in substitution for or exclusive of any other rights or remedies or benefits which the Administrative Agent or the Banks may otherwise have.

SECTION 9.10    Application.  All monies received by the Administrative Agent or the Banks under the guarantee contained in this Article 9 may be applied against such part or parts of the Guaranteed Obligations as the Administrative Agent and the Banks may see fit and they shall at all times and from time to time have the right to change any appropriation of monies received by it or them and to reapply the same against any other part or parts of the Guaranteed Obligations as it or they may see fit, notwithstanding any previous application howsoever made.

SECTION 9.11    Benefit to Guarantors.  The Borrower and the Guarantors are engaged in related businesses and integrated to such an extent that the financial strength and flexibility of the Borrower has a direct impact on the success of each Guarantor.  Each Guarantor will derive substantial direct and indirect benefit from the extensions of credit hereunder.

SECTION 9.12    Keepwell.  Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Credit Party to honor all of its obligations under this Article 9 in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 9.12 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 9.12, or otherwise under this Article 9, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount).  The obligations of each Qualified ECP Guarantor under this Section 9.12 shall remain in full force and effect until all Guaranteed Obligations (other than contingent indemnification obligations) have been paid in full and all Commitments have been terminated or such Qualified ECP Guarantor’s Guaranty of the Guaranteed Obligations has been terminated in accordance with Section 9.1(d).  Each Qualified ECP Guarantor intends that this Section 9.12 constitute, and this Section 9.12 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Credit Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

ARTICLE 10

MISCELLANEOUS

SECTION 10.1    Notices.

(a)          Generally.  All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, facsimile transmission or similar writing) and shall be given to such party:  (i) in the case of a Credit Party, at its address or facsimile number set forth on the signature pages hereof, (ii) in the case of any Bank or the Administrative Agent, at its address or facsimile number set forth on the applicable Administrative Questionnaire or (iii) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Borrower.  Each such notice, request or other communication shall be effective (A) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section 10.1 and confirmation of receipt is received (except that, if not given during normal business hours for the recipient, such notice shall be deemed to have been given at the opening of business on the next Business Day), (B) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (C) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Administrative Agent under Article 2 or Article 8 shall not be effective until received.

(b)         Electronic Communications.  Notices and other communications to the Banks and the Letter of Credit Issuer hereunder may be delivered or furnished by electronic communication (including e‑mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Bank or any Letter of Credit Issuer pursuant to Article 2 unless such Bank, the Letter of Credit Issuer, as applicable, and the Administrative Agent have agreed to receive notices under any Section thereof by electronic communication and have agreed to the procedures governing such communications.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)         Platform.  (i) The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Letter of Credit Issuers and the other Banks by posting the Communications on Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system (the “Platform”).

(ii)         Although the Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Closing Date, a user ID/password authorization system) and the Platform is secured through a per-deal authorization method whereby each user may access the Platform only on a deal-by-deal basis, each of the Banks, each of the Letter of Credit Issuers and the Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Bank or Letter of Credit Issuer that are added to the Platform, and that there may be confidentiality and other risks associated with such distribution.  Each of the Banks, each of the Letter of Credit Issuers and the Borrower hereby approves distribution of the Communications through the Platform and understands and assumes the risks of such distribution.

(iii)        The Platform is provided “as is” and “as available.”  The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications.  No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform.  In no event shall the Administrative Agent or any of its Affiliates (collectively, the “Agent Parties”) have any liability to the Borrower, any Bank or any other Person for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Administrative Agent’s transmission of communications through the Platform.  “Communications” means, collectively, any notice, demand, communication, information, document or other material that the Borrower provides to the Administrative Agent pursuant to this Agreement or the transactions contemplated therein which is distributed to the Administrative Agent, any Bank or any Letter of Credit Issuer by means of electronic communications pursuant to this Section, including through the Platform.

SECTION 10.2    No Waivers.  No failure or delay by the Administrative Agent or any Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

SECTION 10.3   Expenses; Indemnification; Limitation of Liability.  (a) The Borrower shall pay (i) all reasonable out‑of‑pocket expenses of the Administrative Agent, including fees and disbursements of counsel for the Administrative Agent in connection with the preparation and administration of this Agreement and the other Credit Documents, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder (but limited, in the case of this clause (i) to the reasonable fees, charges and disbursements of one external counsel to the Administrative Agent, and if necessary, one local counsel in each relevant jurisdiction) and (ii) if an Event of Default occurs and is continuing, all out‑of‑pocket expenses incurred by the Administrative Agent and each Bank, including (without duplication) the fees and disbursements of outside counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

(b)         The Borrower agrees to indemnify the Administrative Agent and each Bank, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an “Indemnitee”) and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder, whether brought by a third party or by any Credit Party, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY, OR SOLE NEGLIGENCE OF SUCH INDEMNIFIED PARTY; provided, that no Indemnitee shall have the right to be indemnified hereunder for (i) such Indemnitee’s own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final non-appealable judgment or (ii) for any loss (A) resulting from any dispute solely among the Indemnitees (other than any claims (1) against an Indemnitee in its capacity as or in fulfilling its role as an agent or arranger or any similar role under this Agreement or any other Credit Document or (2) arising out of any act or omission of the Borrower or any Subsidiary of the Borrower or any of their respective Affiliates) or (B) resulting from a claim brought by the Borrower or any other Credit Party against an Indemnitee for a breach in bad faith of such Indemnitee’s obligations hereunder or under any other Credit Document as determined by a court of competent jurisdiction in a final non-appealable judgment.

(c)          Each Credit Party agrees not to assert any claim for special, indirect, consequential or punitive damages against any Indemnitee, and the Banks agree not to assert any such claim against any Credit Party, on any theory of liability, arising out of or otherwise relating to the Notes, this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of any Loan or Letter of Credit; provided that nothing contained in this sentence will limit any Credit Party’s indemnification or reimbursement obligations to the extent such indirect, special, punitive or consequential damages are included in any third party claim in connection with which such Indemnitee is entitled to indemnification or reimbursement hereunder.

SECTION 10.4    Sharing of Set‑Offs.

(a)          If an Event of Default shall have occurred and be continuing, each Bank and each Letter of Credit Issuer is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held, and other obligations (in whatever currency), but excluding payroll, escrow, trust and other special purpose accounts, in each case whether such setoff is based on common law rights, contractual rights, or statutory rights, at any time owing, by such Bank or such Letter of Credit Issuer, to or for the credit or the account of the Borrower or any other Credit Party against any and all of the obligations of the Borrower or such Credit Party now or hereafter existing under this Agreement or any other Credit Document to such Bank or such Letter of Credit Issuer, irrespective of whether or not such Bank or Letter of Credit Issuer shall have made any demand under this Agreement or any other Credit Document and although such obligations of the Borrower or such Credit Party may be owed to a branch or office of such Bank or such Letter of Credit Issuer different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Bank shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.17 and, pending such payment, shall be segregated by such Defaulting Bank from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Letter of Credit Issuers, and the Banks, and (y) the Defaulting Bank shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Bank as to which it exercised such right of setoff. The rights of each Bank and each Letter of Credit Issuer under this Section are in addition to other rights and remedies (including other rights of setoff) that such Bank or such Letter of Credit Issuer may have. Each Bank and Letter of Credit Issuer agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

(b)          Each Bank agrees that if it shall, by exercising any right of set‑off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Loan, Unpaid Drawing or Note held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Loan, Unpaid Drawing or Note held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Loan, Unpaid Drawing or Notes, as applicable, held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Loan, Unpaid Drawing or Notes held by the Banks shall be shared by the Banks in accordance with their applicable Percentages; provided, that nothing in this Section 10.4(b) shall impair the right of any Bank to exercise any right of set‑off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness hereunder.  Each Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Loan, Unpaid Drawing or Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set‑off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

SECTION 10.5    Amendment or Waiver, etc.  Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Required Banks (or by the Administrative Agent with the consent of the Required Banks) and delivered to the Administrative Agent; provided that no such change, waiver, discharge or termination shall, (a) without the consent of each affected Bank, (i) extend any scheduled maturity of any Loan, Unpaid Drawing or Note, or reduce the rate of interest or fees or extend the time of payment of principal, interest or fees, or reduce the principal amount thereof (except to the extent repaid in cash) (provided that any amendment or modification to the financial definitions in this Agreement or to Section 2.14 or pursuant to Section 1.2 shall not constitute a reduction in the rate of interest or any fees for purposes of this clause (a)) or (ii) subordinate the Obligations (or any portion thereof) in right of payment to any other Debt unless such subordination is expressly permitted as of the Closing Date or (b) without the consent of each Bank (i) release all or substantially all of the value of the Guaranties of the Borrower’s Obligations by the Guarantors (except, in the case of any Guarantor, in connection with the sale of such Guarantor in accordance with the terms of this Agreement or as otherwise provided in Section 5.20), (ii) amend, modify or waive any provision of this Section 10.5, (iii) reduce the percentage specified in the definition of Required Banks (it being understood that, (A) with the consent of the Required Banks, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Banks on substantially the same basis as the extensions of Commitments are included on the Closing Date and (B) pursuant to Section 2.16, the Revolving Credit Commitments may be increased and/or Incremental Facilities in the form of term loan facilities may be established and subsequently increased), (iv) amend or modify any provision of Section 10.6 to add any additional consent requirements necessary to effect any assignment or participation thereunder, (v) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement, (vi) amend any Section which would alter the pro rata sharing of payments required thereby or (vii) amend or waive any condition precedent to the occurrence of the Effective Date set forth in Section 3.2; provided, further, that no such change, waiver, discharge or termination shall (1) without the consent of each Letter of Credit Issuer amend, modify or waive any provision of Article 2A or alter its rights or obligations with respect to Letters of Credit, (2) without the consent of the Swing Lender amend, modify or waive any provision of Section 2.1(c) through (g) or alter its rights or obligations with respect to Swing Loans, (3) increase the Commitments of any Bank over the amount thereof then in effect without the consent of such Bank (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or of a mandatory reduction in the Total Revolving Credit Commitments shall not constitute an increase of the Commitment of any Bank, and that an increase in the available portion of any Revolving Credit Commitment of any Bank shall not constitute an increase of the Revolving Credit Commitment of such Bank) or (4) without the consent of the Administrative Agent, amend, modify or waive any provision of Article 7 or any other provision as the same relates to the rights or obligations of the Administrative Agent.

If any Bank does not consent to a proposed amendment, waiver, consent or release with respect to any Credit Document that requires the consent of each Bank and that has been approved by the Required Banks, the Borrower may replace such Non-Consenting Bank in accordance with Section 8.7; provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Borrower to be made pursuant to this paragraph).

Notwithstanding anything to the contrary herein, no Defaulting Bank shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that (A)(x) none of the Revolving Credit Commitment of such Defaulting Bank, the scheduled maturity of any Loan, Unpaid Drawing or Note of such Defaulting Bank or the time of payment of principal, interest or fees thereon may be increased or extended, and (y) neither the rate of interest or fees nor the principal amount of any Loan, Unpaid Drawing or Note of such Defaulting Bank may be reduced, in each case without the consent of such Defaulting Bank, and (B) any amendment, waiver, or consent hereunder that requires the consent of all Banks or each affected Bank that by its terms disproportionately and adversely affects any such Defaulting Bank relative to other affected Banks shall require the consent of such Defaulting Bank.

Notwithstanding anything to the contrary in this Agreement, (i) Incremental Amendments may be effected in accordance with Section 2.16 without the consent of any Person other than as specified in Section 2.16~~,~~ and (ii) amendments contemplated by Section 2.18 may be effected in accordance with Section 2.18 without the consent of any Person other than as specified in Section 2.18~~, and (iii) this Agreement may be amended with the written consent of the Administrative Agent, the Borrower and the Banks providing the relevant Replacement Term Loans (as defined below) to permit the refinancing of outstanding Term Loans (“Refinanced Term Loans”) with a replacement term loan tranche hereunder (“Replacement Term Loans”); provided that, with respect to this clause (iii), (a) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Refinanced Term Loans plus accrued interest, fees and expenses related thereto, (b) neither the Base Rate Margin nor the SOFR Margin for such Replacement Term Loans shall be higher than the respective Base Rate Margin or the SOFR Margin for such Refinanced Term Loans, (c) the weighted average life to maturity of such Replacement Term Loans shall not be shorter than the weighted average life to maturity of such Refinanced Term Loans at the time of such refinancing (except to the extent of nominal amortization for periods where amortization has been eliminated as a result of prepayment of the applicable Term Loans) and (d) all other terms applicable to such Replacement Term Loans shall not be materially more restrictive to the Borrower and its Subsidiaries (as determined by the Borrower in good faith), when taken as a whole, than the terms of the Refinanced~~

~~Term Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the latest final maturity of the Term Loans in effect immediately prior to such refinancing.~~.

Notwithstanding anything to the contrary in this Agreement, the Administrative Agent and, if applicable, the Borrower may, without the consent of any Bank, enter into amendments or modifications to this Agreement or any of the other Credit Documents or enter into additional Credit Documents in order to implement any Benchmark Replacement or any Conforming Changes or otherwise effectuate the terms of Section 8.8 in accordance with the terms of Section 8.8.

SECTION 10.6   Successors and Assigns.  (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that neither the Borrower nor any Guarantor may assign or otherwise transfer any of their respective rights under this Agreement without the prior written consent of all Banks.

(b)          Any Bank may at any time grant to one or more banks or other institutions (each a “Participant”) participating interests in its Commitments or any or all of its Loans.  In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrower and the Administrative Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank’s rights and obligations under this Agreement.  Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder, including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan or Note in which such participant is participating, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of applicability of any post‑default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or of a mandatory reduction in the Total Revolving Credit Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant’s participation is not increased as a result thereof) or (ii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement.  In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant’s rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Bank had not sold such participation.  The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article 8 and Section 10.4 with respect to its participating interest.  Each Bank that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Credit Documents (the “Participant Register”); provided that no Bank shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Credit Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Bank shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent)

shall have no responsibility for maintaining a Participant Register.  An assignment or other transfer which is not permitted by Section 10.6(c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this Section 10.6(b).

(c)          Any Bank may (A) assign all or a portion of its ~~Term Loans, Term Loan Commitments,~~ Revolving Credit Commitments and related outstanding Obligations hereunder to (i) its parent company and/or any affiliate of such Bank which is at least 50% owned by such Bank or its parent company, (ii) to one or more Banks or (iii) in the case of a then existing Bank that is a fund that invests in bank loans, any other fund that invests in bank loans and is managed or advised by the same investment advisor of such Bank or by an Affiliate of such investment advisor or (B) assign all, or, if less than all, a portion equal to at least U.S. $5,000,000 in the aggregate for the assigning Bank, of such ~~Term Loans, Term Loan Commitments,~~ Revolving Credit Commitments and related outstanding Obligations hereunder to one or more Eligible Transferees, each of which assignees shall become a party to this Agreement as a Bank by execution of an Assignment and Assumption Agreement, provided that:

(i)          at such time Schedule I shall be deemed modified to reflect the Revolving Credit Commitments ~~and Term Loan Commitments~~ of such new Bank and of the existing Banks,

(ii)          upon the surrender of the relevant Notes by the assigning Bank (or, upon such assigning Bank’s indemnifying the Borrower for any lost Note pursuant to a customary indemnification agreement) new Notes will be issued, at the Borrower’s expense, to such new Bank and to the assigning Bank upon the request of such new Bank or assigning Bank, such new Notes to be in conformity with the requirements of Section 2.4 (with appropriate modifications) to the extent needed to reflect the revised ~~Term Loans, Term Loan Commitments or~~  Revolving Credit Commitments,

(iii)        the consent of the Administrative Agent, each Letter of Credit Issuer and the Swing Lender shall be required in connection with any assignment to an Eligible Transferee pursuant to clause (B) above (which consent shall not be unreasonably withheld or delayed and, in the case of a Letter of Credit Issuer or Swing Lender shall only be required in connection with an assignment relating to the Revolving Credit),

(iv)         so long as no Default or Event of Default exists, the consent of the Borrower shall be required in connection with any assignment to an Eligible Transferee pursuant to clause (B) above (which consent shall not be unreasonably withheld or delayed; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof),

(v)          the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Bank, the payment of a non‑refundable assignment fee of U.S. $3,500, which fee shall not be subject to reimbursement from the Borrower unless such assignment shall be at the request of the Borrower to replace the assigning Bank, and

(vi)          no such transfer or assignment will be effective until recorded by the Administrative Agent, which recordation shall be promptly made.

To the extent of any assignment pursuant to this Section 10.6(c), the assigning Bank shall be relieved of its obligations hereunder with respect to its assigned Revolving Credit Commitments ~~and Term Loan Commitments~~.  At the time of each assignment pursuant to this Section 10.6(c) to a Person which is not already a Bank hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Bank shall, to the extent legally entitled to do so, provide to the Borrower the appropriate Internal Revenue Service forms described in Section 8.4(d) and Section 8.4(g).

(d)          Any Bank may at any time pledge or assign all or any portion of its rights under this Agreement and its Note, if any, to a Federal Reserve Bank or other central bank.  No such assignment shall release the transferor Bank from its obligations hereunder.

(e)          Notwithstanding anything to the contrary contained herein, any Bank (a “Granting Bank”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Bank to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Bank would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Bank shall be obligated to make such Loan pursuant to the terms hereof.  The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Bank to the same extent, and as if, such Loan were made by such Granting Bank.  Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Bank).  In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof relating to claims, if any, under this Agreement.  In addition, notwithstanding anything to the contrary contained in this Section 10.6(e), any SPC may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Bank or to any financial institutions (consented to by the Borrower and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non‑public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC.  This Section 10.6(e) may not be amended without the written consent of the SPC.

(f)          No assignee, Participant or other transferee of any Bank’s rights shall be entitled to receive any greater payment under Section 8.3 or 8.4 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made (i) with the Borrower’s prior written consent or (ii) by reason of the provisions of Section 8.2, 8.3 or 8.4 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or (iii) at a time when the circumstances giving rise to such greater payment did not exist.

(g)        The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Payment Office a copy of each assignment agreement delivered to it and a register for the recordation of the names and addresses of the Banks, and the Commitments of, and principal amounts of the Loans owing to, each Bank pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Banks may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower and any Bank, at any reasonable time and from time to time upon reasonable prior notice.

(h)          No participation or assignment pursuant to this Section 10.6 shall be made to the Borrower or any of its Affiliates or Subsidiaries.

(i)         Notwithstanding anything to the contrary herein, if at any time the Swing Lender or a Letter of Credit Issuer assigns all of its Revolving Credit Commitments and Revolving Loans pursuant to Section 10.6(c) above, the Swing Lender or such Letter of Credit Issuer may terminate the outstanding Swing Loans or its Letter of Credit Commitment, as applicable.  In such event, the Borrower shall be entitled to appoint another Non-Defaulting Bank to act as the successor Swing Lender or Letter of Credit Issuer hereunder, as applicable (with such Bank’s consent); provided, however, that the failure of the Borrower to appoint a successor shall not affect the resignation of the Swing Lender or Letter of Credit Issuer.  If the Swing Lender terminates the outstanding Swing Loans or a Letter of Credit Issuer assigns all of its Revolving Credit Commitment, it shall retain all of the rights of the Swing Lender and Letter of Credit Issuer, as applicable, provided hereunder with respect to Swing Loans made by it or Letters of Credit issued by it and outstanding as of the effective date of such termination or assignment, including the right to require Banks to make Revolving Loans or fund participations in outstanding Swing Loans pursuant to Section 2.1 and outstanding Letters of Credit pursuant to Article 2A.

SECTION 10.7     Collateral.  Each of the Banks represents to the Administrative Agent and each of the other Banks that it in good faith is not relying upon any “margin stock” (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

SECTION 10.8  Governing Law; Submission to Jurisdiction.  (a) THIS AGREEMENT AND EACH NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  The Borrower and Guarantors hereby submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York, the Supreme Court of the State of New York, and any appellate court from any thereof for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby.  The Borrower and Guarantors irrevocably waive, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.  Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b)          [Reserved].

SECTION 10.9    Counterparts; Integration; Effectiveness; Survival; Electronic Execution.  (a) Counterparts; Integration; Effectiveness; Survival.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.  This Agreement shall become effective upon receipt by the Administrative Agent of counterparts hereof signed by each of the parties hereto and each of the other conditions specified in Section 3.1 have been satisfied.  Delivery of an executed counterpart to this Agreement or any other Credit Document by facsimile transmission or by electronic mail in pdf format shall be as effective as delivery of a manually executed counterpart hereof.  The provisions of Sections 2.13, 2A.6, 8.3, 8.4, 8.6 and 10.3 and Article 7 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the payment in full of the Obligations, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

(b)          Electronic Execution.  The words “execute,” “execution,” “signed,” “signature,” “delivery” and words of like import in or related to this Agreement, any other Credit Document or any document, amendment, approval, consent, waiver, modification, information, notice, certificate, report, statement, disclosure, or authorization to be signed or delivered in connection with this Agreement or any other Credit Document or the transactions contemplated hereby shall be deemed to include Electronic Signatures or execution in the form of an Electronic Record, and contract formations on electronic platforms approved by the Administrative Agent, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.  Each party hereto agrees that any Electronic Signature or execution in the form of an Electronic Record shall be valid and binding on itself and each of the other parties hereto to the same extent as a manual, original signature.  For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the parties of a manually signed paper which has been converted into electronic form (such as scanned into PDF format), or an electronically signed paper converted into another format, for transmission, delivery and/or retention.  Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided that without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept such Electronic Signature from any party hereto, the Administrative Agent and the other parties hereto shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of the executing party without further verification and (ii) upon the request of the Administrative Agent or any Bank, any Electronic Signature shall be promptly followed by an original manually executed counterpart thereof.  Without limiting the generality of the foregoing, each party hereto hereby (A) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Banks and any of the Credit Parties, electronic images of this Agreement or any other Credit Document (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (B) waives any argument, defense or right to contest the validity or enforceability of the Credit Documents based solely on the lack of paper original copies of any Credit Documents, including with respect to any signature pages thereto.

SECTION 10.10  Waiver of Jury Trial.  Each of the Borrower, the Administrative Agent and the Banks hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 10.11 Limitation on Interest.  It is the intention of the parties hereto to comply with all applicable usury laws, whether now existing or hereafter enacted.  Accordingly, notwithstanding any provision to the contrary in this Agreement, the other Credit Documents or any other document evidencing, securing, guaranteeing or otherwise pertaining to indebtedness of the Borrower to the Banks, in no contingency or event whatsoever, whether by acceleration of the maturity of indebtedness of the Borrower to the Banks or otherwise, shall the interest contracted for, charged or received by any Bank exceed the maximum amount permissible under applicable law.  If from any circumstances whatsoever fulfillment of any provisions of this Agreement, the other Credit Documents or any other document evidencing, securing, guaranteeing or otherwise pertaining to indebtedness of the Borrower to the Banks, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstances any Bank shall ever receive anything of value as interest or deemed interest by applicable law under this Agreement, the other Credit Documents or any other document evidencing, securing, guaranteeing or otherwise pertaining to indebtedness of the Borrower to the Banks or otherwise an amount that would exceed the highest lawful amount, such amount that would be excessive interest shall be applied to the reduction of the principal amount owing in connection with this Agreement or on account of any other indebtedness of the Borrower to the Banks, and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal owing in connection with this Agreement and such other indebtedness, such excess shall be refunded to the Borrower.  In determining whether or not the interest paid or payable with respect to indebtedness of the Borrower to the Banks, under any specific contingency, exceeds the maximum nonusurious rate permitted under applicable law, the Borrower and the Banks shall, to the maximum extent permitted by applicable law, (a) characterize any non‑principal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, (c) amortize, prorate, allocate and spread the total amount of interest throughout the full term of such indebtedness so that the actual rate of interest on account of such indebtedness does not exceed the maximum amount permitted by applicable law, and/or (d) allocate interest between portions of such indebtedness, to the end that no such portion shall bear interest at a rate greater than that permitted by law.  Notwithstanding the foregoing, if for any period of time interest on any of the Borrower’s Obligations is calculated at the maximum rate permissible under applicable law rather than the applicable rate under this Agreement, and thereafter such applicable rate becomes less than the maximum rate permissible under applicable law, the rate of interest payable on the Borrower’s Obligations shall remain at the maximum rate permissible under applicable law until the Banks have received the amount of interest which such Banks would have received during such period on the Borrower’s Obligations had the rate of interest not been limited to the maximum rate permissible under applicable law during such period.  The terms and provisions of this paragraph shall control and supersede every other conflicting provision of this Agreement and the other Credit Documents.

SECTION 10.12   [~~Re~~Reserved]~~served]~~.

SECTION 10.13 No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Credit Document), the Borrower and each other Credit Party acknowledges and agrees and acknowledges its Affiliates’ understanding that (i) the services regarding this Agreement provided by the Administrative Agent and/or the Banks are arm’s-length commercial transactions between the Borrower, each other Credit Party and their respective Affiliates, on the one hand, and the Administrative Agent and the Banks, on the other hand, (ii) each of the Administrative Agent and the Banks is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower, any other Credit Party or any of their respective Affiliates, or any other Person, and (iii) neither the Administrative Agent nor any Bank has any obligation to the Borrower, any other Credit Party or any of their Affiliates with respect to the transaction contemplated hereby except those obligations expressly set forth herein and in the other Credit Documents.

SECTION 10.14   Patriot Act.  The Administrative Agent and each Bank that is subject to the requirements of the Patriot Act hereby notifies each Credit Party that pursuant to the requirements of the Patriot Act, it is required to obtain, verify, and record information that identifies such Credit Party, which information includes the name and address of such Credit Party and other information that will allow the Administrative Agent or such Bank, as applicable, to identify such Credit Party in accordance with the Patriot Act.

SECTION 10.15  Confidentiality.  Each of the Administrative Agent, the Banks and the Letter of Credit Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors, insurers and credit risk support providers, to the extent any such Person has a need to know such Information (it being understood that the Persons to whom such disclosure is made will first be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority (including any self‑regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Credit Document or any suit, action or proceeding relating to this Agreement or any other Credit Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 10.15, to (A) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement or (B) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower or any Subsidiary and its obligations, (g) with the prior written consent of the Borrower, (h) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section 10.15 or (B) becomes available to the Administrative Agent, any Bank or the Letter of Credit Issuer on a non‑confidential basis from a source other than the Borrower or any Subsidiary or any of their directors, officers, employees or agents, including accountants, legal counsel and other advisors, (i) to rating agencies if requested or required by such agencies in connection with a rating relating to the Loans or Commitments hereunder, or (j) to entities which compile and publish information about the syndicated loan market, provided that only basic information about the pricing and structure of the transaction evidenced hereby may be disclosed pursuant to this Section 10.15(j).  For purposes of this Section, “Information” means all information received from the Borrower or any of the Subsidiaries or from any other Person on behalf of the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses including any information obtained pursuant to the inspection rights contained in Section 5.6, other than any such information that is available to the Administrative Agent, any Bank or the Letter of Credit Issuer on a non‑confidential basis prior to disclosure by the Borrower or any of its Subsidiaries or from any other Person on behalf of the Borrower or any of the Subsidiaries.

SECTION 10.16   [Reserved].

SECTION 10.17  Acknowledgement and Consent to Bail-In of Affected Financial Institutions.  Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)          the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)          the effects of any Bail-In Action on any such liability, including, if applicable:

(i)           a reduction in full or in part or cancellation of any such liability;

(ii)          a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or

(iii)          the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

SECTION 10.18   Certain ERISA Matters.

(a)          Each Bank (x) represents and warrants, as of the date such Person became a Bank party hereto, to, and (y) covenants, from the date such Person became a Bank party hereto to the date such Person ceases being a Bank party hereto, for the benefit of, the Administrative Agent, each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that at least one of the following is and will be true:

(i)           such Bank is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Bank’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit or the Commitments;

(ii)          the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Bank’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement;

(iii)        (A) such Bank is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Bank to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Bank, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Bank’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or

(iv)          such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Bank.

(b)          In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Bank or (2) a Bank has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Bank further (x) represents and warrants, as of the date such Person became a Bank party hereto, to, and (y) covenants, from the date such Person became a Bank party hereto to the date such Person ceases being a Bank party hereto, for the benefit of, the Administrative Agent, each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that none of the Administrative Agent, any Arranger and their respective Affiliates is a fiduciary with respect to the assets of such Bank involved in such Bank’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Credit Document or any documents related hereto or thereto).

SECTION 10.19  Acknowledgment Regarding Any Supported QFCs.  To the extent that the Credit Documents provide support, through a guarantee or otherwise, for any agreement or instrument that is a QFC (such support, “QFC Credit Support” and, each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the FDIC under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Credit Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)          In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Credit Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Credit Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Bank shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)          As used in this Section 10.19, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

  “Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

BREAD FINANCIAL HOLDINGS, INC., as Borrower

By:
Name:
Tittle:

COMENITY SERVICING LLC, as Guarantor

By:
Name:
Tittle:

~~LON INC., as Guarantor~~

~~By:~~
~~Name:~~
~~Title:~~

~~LON OPERATIONS LLC, as Guarantor~~

~~By:~~
~~Name:~~
~~Title:~~

BREAD FINANCIAL PAYMENTS, INC., as Guarantor

By:
Name:
Tittle:

[Signature Page to Credit Agreement]

JPMORGAN CHASE BANK, N.A., as Administrative Agent, a Bank, Swing Lender and Letter of Credit Issuer

By:
Name:
Tittle:

[Signature Page to Credit Agreement]

[ ],
as a Bank

By:
Name:
Tittle:

[Signature Page to Credit Agreement]

APPENDIX I

PRICING SCHEDULE

“~~SOFR Margin~~   Applicable Commitment Fee Percentage” means, (i) for any day during the period from the Effective Date ~~to~~through but excluding the ~~first due date (the “~~First Due Date~~”) of the compliance certificate and financial statements required pursuant to Section 5.1(a) or (b) (each such date, a “Due Date”), 2.000~~, 0.350% per annum and (ii) thereafter, from and after each Due Date to but excluding the next succeeding Due Date, the applicable percentage per annum set forth in the Summary Pricing Matrix below in the appropriate column under the row corresponding to the Borrower’s TCE Ratio as calculated for the last day of the fiscal quarter of the Borrower ended immediately prior to such Due Date; provided that ~~(A) commencing with the first full fiscal quarter ending after the first anniversary of the Effective Date, the SOFR Margin for the Term Credit shall increase (as compared to the Summary Pricing Matrix below) (x) by 25 basis points in each fiscal quarter for four fiscal quarters and (y) by 50 basis points in each fiscal quarter thereafter and (B)~~ at all times during which financial statements have not been delivered when required pursuant to Section 5.1(a) or (b), as the case may be, the ~~SOFR Margin~~ Applicable Commitment Fee Percentage shall be Level V as set forth below.

“Base Rate Margin” means (i) for any day during the period from the Effective Date through but excluding the First Due Date, 1.000% per annum and (ii) thereafter, from and after each Due Date to but excluding the next succeeding Due Date, the applicable percentage per annum set forth below in the appropriate column under the row corresponding to the Borrower’s TCE Ratio as calculated for the last day of the fiscal quarter of the Borrower ended immediately prior to such Due Date; provided that ~~(A) commencing with the first full fiscal quarter ending after the first anniversary of the Effective Date, the Base Rate Margin for the Term Credit shall increase (as compared to the Summary Pricing Matrix below) (x) by 25 basis points in each fiscal quarter for four fiscal quarters and (y) by 50 basis points in each fiscal quarter thereafter and (B)~~  at all times during which financial statements have not been delivered when required pursuant to Section 5.1(a) or (b), as the case may be, the Base Rate Margin shall be Level V as set forth below.

“~~Applicable Commitment Fee Percentage~~SOFR Margin” means, (i) for any day during the period from the Effective Date ~~through~~to but excluding the first due date (the “First Due Date~~, 0.350~~”) of the compliance certificate and financial statements required pursuant to Section 5.1(a) or (b) (each such date, a “Due Date”), 2.000% per annum and (ii) thereafter, from and after each Due Date to but excluding the next succeeding Due Date, the applicable percentage per annum set forth in the Summary Pricing Matrix below in the appropriate column under the row corresponding to the Borrower’s TCE Ratio as calculated for the last day of the fiscal quarter of the Borrower ended immediately prior to such Due Date; provided that at all times during which financial statements have not been delivered when required pursuant to Section 5.1(a) or (b), as the case may be, the ~~Applicable Commitment Fee Percentage~~SOFR Margin shall be Level V as set forth below.

“TCE Ratio” means, at any time, the ratio of (a) Consolidated Tangible Net Worth to (b) Consolidated Total Assets minus the sum of intangible assets (net) and goodwill, in each case as those items appear on the consolidated balance sheet of the Borrower on such date, all as determined in accordance with GAAP.

Summary Pricing Matrix
Level	TCE Ratio	SOFR Margin	Base Rate Margin	Applicable Commitment Fee Percentage
I	> 10.0%	1.500%	0.500%	0.250%
~~I~~II	> ~~12.0~~6.0% but < 10.0%	1.750%	0.750%	0.300%

~~II~~III	> ~~8.0~~2.0% but < ~~12.0~~6.0%	2.000%	1.000%	0.350%
~~III~~	~~> 4.0% but~~ < ~~8.0%~~	~~2.250%~~	~~1.250%~~	~~0.400%~~
IV	> 0.0% but < ~~4.0~~2.0%	~~2.500~~2.250%	~~1.500~~1.250%	~~0.450~~0.400%
V	< 0.0%	~~2.750~~2.500%	~~1.750~~1.500%	~~0.500~~0.450%